                                                        FREE WRITING PROSPECTUS
                                                     FILED PURSUANT TO RULE 433
                                         REGISTRATION STATEMENT NO.: 333-130864

                                 Morgan Stanley

                                   ----------
                                      IQ14

                                   ----------

                                 $4,334,678,000

                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                        LASALLE BANK NATIONAL ASSOCIATION
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                              ROYAL BANK OF CANADA
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      AS SPONSORS AND MORTGAGE LOAN SELLERS
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                               NATIONAL CITY BANK
                            AS MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

                                   ----------

                                   MAY 8, 2007

MORGAN STANLEY                                  LASALLE FINANCIAL SERVICES, INC.

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL
MERRILL LYNCH & CO.                                          RBC CAPITAL MARKETS

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File Number 333-130684) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
--------------------------------------------------------------------------------

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

TRANSACTION FEATURES

o    Sellers:

                                          NO. OF   CUT-OFF DATE   % OF
SELLERS                                    LOANS    BALANCE ($)   POOL
-----------------------------------------------------------------------
LaSalle Bank National Association           198    1,694,631,724   34.5
Morgan Stanley Mortgage Capital Inc.         34    1,345,579,291   27.4
Principal Commercial Funding II, LLC         42      719,946,861   14.7
Royal Bank of Canada                         27      458,174,264    9.3
Prudential Mortgage Capital Funding, LLC     33      361,597,849    7.4
Wells Fargo Bank, National Association       86      309,047,710    6.3
National City Bank                            3       15,891,385    0.3
-----------------------------------------------------------------------
TOTAL:                                      423   $4,904,869,086  100.0%
-----------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $11,595,435

     o    Largest Mortgage Loan by Cut-off Date Balance: $775,000,000

     o    Five largest and ten largest loans: 32.4% and 40.8% of pool, respectively

o    Property Types:

[THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Retail                           29.9%
Multifamily                      11.6%
Industrial                        5.8%
Hospitality                       4.6%
Manufactured Housing Community    4.1%
Mixed Use                         3.3%
Self Storage                      2.8%
Land                              0.2%
Other                             0.0%
Office                           37.6%

o    Credit Statistics:

     o    Weighted average debt service coverage ratio of 1.35x

     o    Weighted average debt service coverage ratio after IO period of 1.28x

     o    Weighted average current loan-to-value ratio of 72.2%; weighted average balloon loan-to-value ratio of 68.2%

o    Call Protection:

     o    316 loans (60.8% of the pool) have a lockout period ranging from 23 to
          40 payments from origination, then defeasance provisions

     o    1 loan (15.8% of the pool) has no lockout period, then permits a prepayment with the greater of yield maintenance and 1% followed by defeasance or a prepayment with the greater of yield maintenance and
          1.0%

     o    52 loans (6.3% of the pool) have a lockout period ranging from 11 to
          60 payments from origination, then permit a prepayment with the greater of yield maintenance and 1.0%

     o    2 loans (5.8% of the pool) have no lockout period, then permits a prepayment with yield maintenance followed by defeasance or a prepayment with yield maintenance

     o    37 loans (4.5% of the pool) have a lockout period ranging from 24 to
          35 payments from origination, then permit defeasance or a prepayment with the greater of yield maintenance and 1.0%

     o    2 loans (2.2% of the pool) have a lockout period ranging from 24 to 35 payments from origination, then permit a prepayment with the greater of yield maintenance and 1% followed by defeasance or the greater of yield maintenance and 1.0%

     o    10 loans (2.2% of the pool) have no lockout period, then permit a prepayment with the greater of yield maintenance and 1%

     o    1 loan (2.0% of the pool) has a lockout period of 26 payments from origination, then permits defeasance followed by defeasance or a prepayment with the greater of yield maintenance and 1%

     o    1 loan (0.3% of the pool) has a lockout period of 23 payments from origination, then permits a prepayment premium of 3.0% of the outstanding balance, followed by an amount equal to 2.0% of the outstanding balance and then followed by an amount equal to 1.0% of the outstanding balance

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-2

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

     o    1 loan (0.0% of the pool) has a lockout period of 28 payments from origination, then permits a prepayment with the greater of yield maintenance and 1.0% followed by a an amount equal to 5.0% of the outstanding balance, then followed by an amount equal to 4.0% of the outstanding balance, then followed by an amount equal to 3.0% of the outstanding balance, then followed by an amount equal to 2.0% of the outstanding balance and then followed by an amount equal to 1.0% of the outstanding balance

o    Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
     Agent in addition to detailed payment and delinquency information.
     Information provided by the Paying Agent is expected to be available at
     www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicers through the
     Paying Agent's website at http://www.etrustee.net.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG. Bloomberg Ticker: MSC
     2007-IQ14 **MTGE* **GO*

o    Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-3

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

OFFERED CERTIFICATES

         APPROXIMATE                                                                                APPROXIMATE   CERTIFICATE
           INITIAL      APPROXIMATE                                               EXPECTED FINAL      INITIAL      PRINCIPAL
         CERTIFICATE       CREDIT        RATINGS       AVERAGE       PRINCIPAL     DISTRIBUTION    PASS-THROUGH    TO VALUE
CLASS    BALANCE(1)      SUPPORT(2)   (MOODY'S/S&P)   LIFE(3)(4)   WINDOW(3)(5)       DATE(3)         RATE(6)      RATIO(7)
-----------------------------------------------------------------------------------------------------------------------------

A-1       119,100,000     30.000%        Aaa/AAA         3.39         1 - 57        02/15/2012%          50.54%
A-1A      725,166,000     30.000%        Aaa/AAA         8.08         1 - 119       04/15/2017%          50.54%
A-2     1,182,300,000     30.000%        Aaa/AAA         4.92         57 -60        05/15/2012%          50.54%
A-3        53,800,000     30.000%        Aaa/AAA         7.03        80 - 104       01/15/2016%          50.54%
A-AB      140,800,000     30.000%        Aaa/AAA         7.37        60 - 114       11/15/2016%          50.54%
A-4     1,212,242,000     30.000%        Aaa/AAA         9.74        114 - 119      04/15/2017%          50.54%
A-M       490,487,000     20.000%        Aaa/AAA         9.88        119 - 119      04/15/2017%          57.76%
A-J       392,389,000     12.000%        Aaa/AAA         9.92        119 - 120      05/15/2017%          63.54%
B          18,394,000     11.625%        Aa1/AA+         9.96        120 - 120      05/15/2017%          63.81%

PRIVATE CERTIFICATES(8)

            APPROXIMATE
              INITIAL                                                                                     APPROXIMATE   CERTIFICATE
            CERTIFICATE       APPROXIMATE                                               EXPECTED FINAL      INITIAL      PRINCIPAL
             BALANCE OR          CREDIT        RATINGS       AVERAGE      PRINCIPAL      DISTRIBUTION    PASS-THROUGH    TO VALUE
CLASS    NOTIONAL AMOUNT(1)     SUPPORT     (MOODY'S/S&P)   LIFE(3)(4)   WINDOW(3)(5)       DATE(3)         RATE(6)      RATIO(7)
-----------------------------------------------------------------------------------------------------------------------------------

X-1(9)      2,452,434,543           --         Aaa/AAA            --              --             --            %             --
X-2(9)      2,394,381,500           --         Aaa/AAA            --              --             --            %             --
X-W(9)      2,452,434,543           --         Aaa/AAA            --              --             --            %             --
C              79,704,000       10.000%         Aa2/AA          9.96       120 - 120      05/15/2017%           64.98%
D              55,179,000        8.875%        Aa3/AA-          9.96       120 - 120      05/15/2017%           65.79%
E              12,263,000        8.625%         A1/A+           9.96       120 - 120      05/15/2017%           65.97%
F              42,917,000        7.750%          A2/A           9.96       120 - 120      05/15/2017%           66.60%
G              42,918,000        6.875%         A3/A-           9.96       120 - 120      05/15/2017%           67.24%
H              73,573,000        5.375%       Baa1/BBB+         9.96       120 - 120      05/15/2017%           68.32%
J              49,049,000        4.375%        Baa2/BBB         9.96       120 - 120      05/15/2017%           69.04%
K              55,179,000        3.250%       Baa3/BBB-         9.96       120 - 120      05/15/2017%           69.85%
L              18,394,000        2.875%        Ba1/BB+          9.96       120 - 120      05/15/2017%           70.12%
M              12,262,000        2.625%         Ba2/BB          9.96       120 - 120      05/15/2017%           70.30%
N              24,524,000        2.125%        Ba3/BB-          9.96       120 - 120      05/15/2017%           70.67%
O              12,262,000        1.875%         B1/NR           9.96       120 - 120      05/15/2017%           70.85%
P              12,262,000        1.625%         B2/NR           9.96       120 - 120      05/15/2017%           71.03%
Q              18,394,000        1.250%         B3/NR           9.98       120 - 121      06/15/2017%           71.30%
S              61,311,086           --          NR/NR          10.12       121 - 122      07/15/2017%           72.20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-4

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

Notes:    (1)  As of May 1, 2007. In the case of each such Class, subject to a permitted variance of plus or minus 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this Free Writing Prospectus. No changes in the statistical data will be made in the final Free
               Writing Prospectus unless such changes are material.

          (2)  The percentages indicated under the column "Approximate Credit
               Support" with respect to the Class A-1, A-1A, A-2, A-3, A-AB and
               A-4 Certificates represent the approximate credit support for the
               Class A-1, A-1A, A-2, A-3, A-AB and A-4 Certificates in the
               aggregate.

          (3)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Free Writing Prospectus.

          (4)  Average life is expressed in terms of years.

          (5)  Principal window is the period (expressed in terms of months and commencing with the month of June 2007) during which
               distributions of principal are expected to be made to the holders of each designated class.

          (6)  The Class A-1, A1-A, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E,
               F, G, H, J, K, L, M, N, O, P, Q and S Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or
               (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class
               X-1, X-2 and X-W Certificates will accrue interest at a variable rate as defined in the Free Writing Prospectus.

          (7)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
               Class A-1, A-1A, A-2, A-3, A-AB and A-4 Certificate Principal to
               Value Ratio is calculated based upon the aggregate of the Class
               A-1, A-1A, A-2, A-3, A-AB and A-4 Certificate Balances.

          (8)  Not offered pursuant to the prospectus and Free Writing
               Prospectus. Certificates to be offered privately pursuant to Rule
               144A. Information provided herein regarding the characteristics of these certificates is provided only to enhance understanding of the offered certificates.

          (9)  The Class X-1, X-2 and X-W Notional Amounts are defined herein and in the Free Writing Prospectus.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-5

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

I.  ISSUE CHARACTERISTICS

         ISSUE TYPE:                    Public: Classes A-1, A-1A, A-2, A-3, A-AB, A-4, A-M, A-J and B (the "Offered Certificates")

                                        Private (Rule 144A): Classes X-1, X-2, X-W, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S

         SECURITIES OFFERED:

                                        $4,334,678,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC
                                        Pass-Through Certificates, including nine principal and interest classes (A-1, A-1A, A-2,
                                        A-3, A-AB, A-4, A-M, A-J and B)

         SELLERS:                       LaSalle Bank National Association, Morgan Stanley Mortgage Capital Inc., Principal
                                        Commercial Funding II, LLC, Royal Bank of Canada, Prudential Mortgage Capital Funding, LLC,
                                        Wells Fargo Bank, N.A., National City Bank

         LEAD BOOKRUNNING MANAGER AND   Morgan Stanley & Co. Incorporated
         CO-LEAD MANAGER:

         CO-LEAD MANAGER:               LaSalle Financial Services, Inc.

         CO-MANAGERS:                   Goldman, Sachs & Co., Greenwich Capital Markets, Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated and RBC Capital Markets Corporation

         MASTER SERVICERS:              Capmark Finance Inc. will act as master servicer with respect to the mortgage loans sold to the trust by LaSalle Bank National Association, Royal Bank of Canada and Principal
                                        Commercial Funding II, LLC.

                                        Prudential Asset Resources, Inc. will act as master servicer with respect to the mortgage loans sold to the trust by Prudential Mortgage Capital Funding, LLC.

                                        Wells Fargo Bank, N.A. will act as master servicer with respect to the mortgage loans sold to the trust by Morgan Stanley Mortgage Capital Inc., Wells Fargo Bank, N.A. and National
                                        City Bank.

         PRIMARY SERVICERS:             Capstone Realty Advisors, LLC will act as primary servicer with respect to those mortgage loans sold to the trust by National City Bank.

                                        Principal Global Investors, LLC will act as primary servicer with respect to those mortgage loans sold to the trust by Principal Commercial Funding II, LLC.

                                        Wachovia Bank, National Association will act as primary servicer with respect to the Beacon
                                        DC & Seattle Portfolio mortgage loan.

         SPECIAL SERVICER:              Centerline Servicing Inc. will act as special servicer with respect to all of the mortgage loans in the trust.

         TRUSTEE:                       The Bank of New York Trust Company, National Association

         PAYING AGENT AND CUSTODIAN:    LaSalle Bank National Association

         CUT-OFF DATE:                  May 1, 2007. For purposes of the information contained in this term sheet, scheduled payments due in May 2007 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on May 1, 2007, not the actual day on which such scheduled payments were due.

         EXPECTED CLOSING DATE:         On or about May 30, 2007

         DISTRIBUTION DATES:            The 15th day of each month (or if the 15th is not a business  day, the next  succeeding business day), commencing June 15, 2007

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-6

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

         MINIMUM DENOMINATIONS:         $25,000 for the Class A-1, A-1A, A-2, A-3, A-AB, A-4, A-M, A-J and B Certificates and in
                                        multiples of $1 thereafter.

         SETTLEMENT TERMS:              DTC, Euroclear and Clearstream, same day funds, with accrued interest.

         LEGAL/REGULATORY STATUS:       The Offered Certificates are expected to be eligible for exemptive relief under ERISA. No
                                        Class of Certificates is SMMEA eligible.

         RISK FACTORS:                  THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                        "RISK FACTORS" SECTION OF THE FREE WRITING PROSPECTUS AND THE "RISK FACTORS" SECTION OF THE
                                        PROSPECTUS

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-7

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-1A, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K,
L, M, N, O, P, Q and S Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X-1, X-2 and X-W Certificates will accrue interest at a variable rate.

                                    [GRAPHIC]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-8

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

Class X-1, X-2 and X-W           The notional amount of the Class X-1
Notional Balances:               Certificates will be equal to 50% of the
                                 aggregate of the certificate balances of the
                                 classes of certificates with principal balances
                                 outstanding from time to time.

                                 The notional amount of the Class X-W
                                 Certificates will be equal to 50% of the
                                 aggregate of the certificate balances of the
                                 classes of certificates with principal balances
                                 outstanding from time to time.

                                 The notional amount of the Class X-2
                                 Certificates will equal:

                                 o    during the period from the closing date
                                      through and including the distribution
                                      date occurring in May 2008, the sum of (a)
                                      the lesser of $54,387,000 and 50% of the
                                      certificate balance of the Class A-1
                                      Certificates outstanding from time to time
                                      and (b) the lesser of $361,807,500 and 50%
                                      of the certificate balance of the Class
                                      A-1A Certificates outstanding from time to
                                      time and (c) 50% of the aggregate of the
                                      certificate balances of the Class A-2,
                                      A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F,
                                      G, H, J, K, L, M and N Certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date occurring in May 2008
                                      through and including the distribution
                                      date occurring in May 2009, the sum of (a)
                                      the lesser of $347,953,500 and 50% of the
                                      certificate balance of the Class A-1A
                                      Certificates outstanding from time to
                                      time, (b) the lesser of $558,216,000 and
                                      50% of the certificate balance of the
                                      Class A-2 Certificates outstanding from
                                      time to time and (c) 50% of the aggregate
                                      of the certificate balances of the Class
                                      A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F,
                                      G, H, J, K, L, M and N Certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date occurring in May 2009
                                      through and including the distribution
                                      date occurring in May 2010, the sum of (a)
                                      the lesser of $333,584,000 and 50% of the
                                      certificate balance of the Class A-1A
                                      Certificates outstanding from time to
                                      time, (b) the lesser of $473,889,500 and
                                      50% of the certificate balance of the
                                      Class A-2 Certificates outstanding from
                                      time to time, (c) 50% of the aggregate of
                                      the certificate balances of the Class A-3,
                                      A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H
                                      and J Certificates outstanding from time
                                      to time and (d) the lesser of $11,563,000
                                      and 50% of the certificate balance of the
                                      Class K Certificates outstanding from time
                                      to time;

                                 o    during the period following the
                                      distribution date occurring in May 2010
                                      through and including the distribution
                                      date occurring in May 2011, the sum of (a)
                                      the lesser of $318,039,500 and 50% of the
                                      certificate balance of the Class A-1A
                                      Certificates outstanding from time to
                                      time, (b) the lesser of $390,764,500 and
                                      50% of the certificate balance of the
                                      Class A-2 Certificates outstanding from
                                      time to time, (c) 50% of the aggregate of
                                      the certificate balances of the Class A-3,
                                      A-AB, A-4, A-M, A-J, B, C, D, E, F and G
                                      Certificates outstanding from time to time
                                      and (d) the lesser of $27,608,000 and 50%
                                      of the certificate balance of the Class H
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in May 2011
                                      through and including the distribution
                                      date occurring in May 2012, the sum of (a)
                                      the lesser of $218,844,000 and

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-9

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

                                      50% of the certificate balance of the
                                      Class A-1A Certificates outstanding from
                                      time to time, (b) the lesser of
                                      $552,218,000 and 50% of the certificate
                                      balance of the Class A-4 Certificates
                                      outstanding from time to time, (c) 50% of
                                      the aggregate of the certificate balances
                                      of the Class A-M, A-J, B, C, D, E and F
                                      Certificates outstanding from time to time
                                      and (d) the lesser of $6,854,000 and 50%
                                      of the certificate balance of the Class G
                                      Certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date occurring in May 2012
                                      through and including the distribution
                                      date occurring in May 2013, the sum of (a)
                                      the lesser of $209,193,500 and 50% of the
                                      certificate balance of the Class A-1A
                                      Certificates outstanding from time to
                                      time, (b) the lesser of $484,833,500 and
                                      50% of the certificate balance of the
                                      Class A-4 Certificates outstanding from
                                      time to time, (c) 50% of the aggregate of
                                      the certificate balances of the Class A-M,
                                      A-J, B, C and D Certificates outstanding
                                      from time to time and (d) the lesser of
                                      $5,857,500 and 50% of the certificate
                                      balance of the Class E Certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date occurring in May 2013,
                                      the sum of (a) the lesser of $182,354,500
                                      and 50% of the certificate balance of the
                                      Class A-1A Certificates outstanding from
                                      time to time, (b) the lesser of
                                      $423,809,000 and 50% of the certificate
                                      balance of the Class A-4 Certificates
                                      outstanding from time to time, (c) 50% of
                                      the aggregate of the certificate balances
                                      of the Class A-M, A-J, B and C
                                      Certificates outstanding from time to time
                                      and (d) the lesser of $7,647,500 and 50%
                                      of the certificate balance of the Class D
                                      Certificates outstanding from time to
                                      time; and

                                 o    following the distribution date occurring
                                      in May 2014, $0

Class X-1 Pass-Through Rate:     The pass-through rate applicable to the Class
                                 X-1 Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective strip rates (the "Class X-1 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the Class X-1 Certificates
                                 outstanding immediately prior to the related
                                 distribution date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 distribution date). Each of those components
                                 will be comprised of 50% or a lesser designated
                                 portion of the certificate balance of one of
                                 the classes of the certificates with a
                                 principal balance. In general, 50% of the
                                 certificate balance of each class of
                                 certificates with a principal balance will
                                 constitute a separate component of the total
                                 notional amount of the Class X-1 Certificates;
                                 provided that, if a portion, but not more than
                                 50%, of the certificate balance of any
                                 particular class of certificates with a
                                 principal balance is identified as being part
                                 of the total notional amount of the Class X-2
                                 Certificates immediately prior to any
                                 distribution date, then that identified portion
                                 of such certificate balance will also represent
                                 one or more separate components of the total
                                 notional amount of the Class X-1 Certificates
                                 for purposes of calculating the accrual of
                                 interest for the related distribution date, and
                                 the remaining portion of such certificate
                                 balance will represent one or more other
                                 separate components of the Class X-1
                                 Certificates for purposes of calculating the
                                 accrual of interest for the related

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-10

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

                                 distribution date. For any distribution date
                                 occurring in or before May 2014, on any
                                 particular component of the total notional
                                 amount of the Class X-1 Certificates
                                 immediately prior to the related distribution
                                 date, the applicable Class X-1 Strip Rate will
                                 be calculated as follows:

                                 o    if such particular component consists of
                                      50% of the certificate balance (or a
                                      lesser designated portion of that
                                      certificate balance) of any class of
                                      certificates with a principal balance, and
                                      if such 50% (or that designated portion)
                                      of such certificate balance also
                                      constitutes a component of the total
                                      notional amount of the Class X-2
                                      Certificates immediately prior to the
                                      related distribution date, then the
                                      applicable Class X-1 Strip Rate will equal
                                      the excess, if any, of (a) the weighted
                                      average net mortgage rate for such
                                      distribution date, over (b) the greater of
                                      (i) the rate per annum corresponding to
                                      such distribution date as set forth on
                                      Schedule A attached to the prospectus
                                      supplement and (ii) the pass-through rate
                                      for such distribution date for such class
                                      of certificates with a principal balance;
                                      and

                                 o    if such particular component consists of
                                      50% of the entire certificate balance (or
                                      a designated portion of that certificate
                                      balance) of any class of certificates with
                                      a principal balance, and if such 50% (or
                                      that designated portion) of such
                                      certificate balance does not also
                                      constitute a component of the total
                                      notional amount of the Class X-2
                                      Certificates immediately prior to the
                                      related distribution date, then the
                                      applicable Class X-1 Strip Rate will equal
                                      the excess, if any, of (a) the weighted
                                      average net mortgage rate for such
                                      distribution date, over (b) the
                                      pass-through rate for such distribution
                                      date for such class of certificates with a
                                      principal balance.

                                 For any distribution date occurring after May
                                 2014, 50% of the certificate balance of each
                                 class of certificates with a principal balance
                                 will constitute a separate component of the
                                 total notional amount of the Class X-1
                                 Certificates, and the applicable Class X-1
                                 Strip Rate with respect to each such component
                                 for each such distribution date will equal the
                                 excess, if any, of (a) the weighted average net
                                 mortgage rate for such distribution date, over
                                 (b) the pass-through rate for such distribution
                                 date for such class of certificates with a
                                 principal balance.

                                 Under no circumstances will any Class X-1 Strip
                                 Rate be less than zero.

Class X-2 Pass-Through Rate:     The pass-through rate applicable to the Class
                                 X-2 Certificates for the initial distribution
                                 date will equal approximately [ ]% per annum.
                                 The pass-through rate applicable to the Class
                                 X-2 Certificates for each distribution date
                                 subsequent to the initial distribution date and
                                 on or before the distribution date in May 2014
                                 will equal the weighted average of the
                                 respective strip rates (the "Class X-2 Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the Class X-2 Certificates
                                 outstanding immediately prior to the related
                                 distribution date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 distribution date). Each of those components
                                 will be comprised of 50% or a lesser designated
                                 portion of the certificate balance of a
                                 specified class of certificates with a
                                 principal balance. If 50% or a lesser
                                 designated

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-11

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

                                 portion of the certificate balance of any class
                                 of certificates with a principal balance is
                                 identified as being part of the total notional
                                 amount of the Class X-2 Certificates
                                 immediately prior to any distribution date,
                                 then 50% of that certificate balance (or
                                 designated portion of it) will represent one or
                                 more separate components of the total notional
                                 amount of the Class X-2 Certificates for
                                 purposes of calculating the accrual of interest
                                 for the related distribution date. For any
                                 distribution date occurring in or before May
                                 2014, on any particular component of the total
                                 notional amount of the Class X-2 Certificates
                                 immediately prior to the related distribution
                                 date, the applicable Class X-2 Strip Rate will
                                 equal the excess, if any, of:

                                 o    the lesser of (a) the rate per annum
                                      corresponding to such distribution date as
                                      set forth on Schedule A attached to the
                                      prospectus supplement and (b) the weighted
                                      average net mortgage rate for such
                                      distribution date, over

                                 o    the pass-through rate for such
                                      distribution date for the class of
                                      principal balance certificates that
                                      comprises such component.

                                 Under no circumstances will any Class X-2 Strip
                                 Rate be less than zero.

Class X-W Pass-Through Rate:     The pass-through rate applicable to the Class
                                 X-W Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective strip rates (the "Class X-W Strip
                                 Rates") at which interest accrues from time to
                                 time on the respective components of the total
                                 notional amount of the Class X-W Certificates
                                 outstanding immediately prior to the related
                                 distribution date (weighted on the basis of the
                                 respective balances of such components
                                 outstanding immediately prior to such
                                 distribution date). Each of those components
                                 will be comprised of 50% of the certificate
                                 balance of one of the classes of the
                                 certificates with a principal balance.

                                 For any distribution date, 50% of the
                                 certificate balance of each class of
                                 certificates with a principal balance will
                                 constitute a separate component of the total
                                 notional amount of the Class X-W Certificates,
                                 and the applicable Class X-W Strip Rate with
                                 respect to each such component for each such
                                 distribution date will equal the excess, if
                                 any, of (a) the weighted average net mortgage
                                 rate for such distribution date, over (b) the
                                 pass-through rate for such distribution date
                                 for such class of certificates with a principal
                                 balance.

                                 Under no circumstances will any Class X-W Strip
                                 Rate be less than zero.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-12

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

Yield Maintenance/Prepayment     On any Distribution Date, Prepayment Premiums
Premium Allocation:              or Yield Maintenance Charges collected in
                                 respect of each mortgage loan included in Loan
                                 Group 1 during the related Collection Period
                                 will be distributed by the paying agent on the
                                 Classes of Certificates as follows: to the
                                 holders of each of the Class A-1, A-2, A-3,
                                 A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J and
                                 K Certificates then entitled to distributions
                                 of principal on such Distribution Date, an
                                 amount equal to the product of (a) a fraction,
                                 which in no event may be greater than 1.0 or
                                 less than 0.0, the numerator of which is the
                                 amount distributed as principal to the holders
                                 of that Class on that Distribution Date, and
                                 the denominator of which is the total amount
                                 distributed as principal to the holders of all
                                 Classes of Certificates except the Class A-1A
                                 Certificates on that Distribution Date, (b) the
                                 Base Interest Fraction for the related
                                 principal prepayment and that Class and (c) the
                                 amount of the Prepayment Premium or Yield
                                 Maintenance Charge collected in respect of such
                                 principal prepayment during the related
                                 Collection Period.

                                 On any Distribution Date, Prepayment Premiums
                                 or Yield Maintenance Charges collected in
                                 respect of each mortgage loan included in Loan
                                 Group 2 during the related Collection Period
                                 will be distributed by the paying agent as
                                 follows: to the holders of the Class A-1A
                                 Certificates then entitled to distributions of
                                 principal on such Distribution Date, an amount
                                 equal to the product of (a) a fraction, which
                                 in no event may be greater than 1.0 or less
                                 than 0.0, the numerator of which is the amount
                                 distributed as principal to the holders of that
                                 Class on that Distribution Date, and the
                                 denominator of which is the total amount
                                 distributed as principal to the holders of the
                                 Class A-1A Certificates, (b) the Base Interest
                                 Fraction for the related principal prepayment
                                 and that Class and (c) the amount of the
                                 Prepayment Premium or Yield Maintenance Charge
                                 collected in respect of such principal
                                 prepayment during the related Collection
                                 Period.

                                 Any Prepayment Premiums or Yield Maintenance
                                 Charges described in the previous paragraphs
                                 remaining after the distributions described in
                                 the paragraph above will be distributed to the
                                 holders of the Class X-1, X-2 and X-W
                                 Certificates.

                                 No Prepayment Premiums collected in respect of
                                 any mortgage loan during its prepayment penalty
                                 point period will be distributed to holders of
                                 the Class X-2 Certificates.

                                 No Prepayment Premiums and Yield Maintenance
                                 Charges will be distributed to holders of the
                                 Class L, M, N, O, P, Q or S Certificates or the
                                 Residual Certificates. Any Prepayment Premiums
                                 or Yield Maintenance Charges distributed to
                                 holders of a Class of Certificates may not be
                                 sufficient to compensate those holders for any
                                 loss in yield attributable to the related
                                 principal prepayments.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
FREE WRITING PROSPECTUS AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-13

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

III. LOAN GROUP 1 MORTGAGE LOANS WITH SCHEDULED BALLOON PAYMENTS TO DESIGNATED
     CLASSES(1)(2)

[_]  Single Note/Multiple Properties

                                    CLASS A-1

      MORTGAGE                                                    CUT-OFF     % OF
LOAN    LOAN                                         PROPERTY       DATE     TOTAL
 NO.   SELLER   PROPERTY NAME                STATE     TYPE     BALANCE ($)   POOL
----------------------------------------------------------------------------------

 52     MSMC    2000 & 2400 Oxford Drive(3)    PA     Office     16,771,559   0.3
 57      RBC    2100 West Loop(3)              TX     Office     15,200,000   0.3
 75     MSMC    441 Smithfield Street(3)       PA     Office     12,061,567   0.2
 93      WFB    Carbon Beach(3)                CA    Mixed Use   10,000,000   0.2
282      WFB    Shaw Industrial Building       CO   Industrial    2,988,146   0.1
369      WFB    Val Vista Village              AZ     Retail      1,791,331   0.0
----------------------------------------------------------------------------------
                TOTAL / WEIGHTED AVERAGES                       $58,812,602   1.2%
----------------------------------------------------------------------------------

                                                                 REM.
LOAN    BALLOON          POST IO   CUT-OFF  MATURITY  REM. IO   TERM TO
 NO.   BALANCE($)  DSCR    DSCR   DATE LTV  DATE LTV    TERM   MATURITY
-----------------------------------------------------------------------

 52    15,754,873  1.17    1.17     79.0      74.2      NAP       57
 57    15,058,171  1.04    0.91     80.0      79.3      45        57
 75    11,330,399  1.24    1.24     74.7      70.2      NAP       57
 93    10,000,000  1.34    1.34     66.0      66.0      57        57
282     2,812,598  1.22    1.22     74.7      70.3      NAP       56
369     1,722,701  1.24    1.24     61.3      59.0      NAP       31
-----------------------------------------------------------------------
      $56,678,743  1.18    1.15     75.4%     72.6%
-----------------------------------------------------------------------

                                    CLASS A-2

      MORTGAGE                                                              CUT-OFF       % OF
LOAN    LOAN                                                PROPERTY         DATE        TOTAL
 NO.   SELLER   PROPERTY NAME                      STATE      TYPE         BALANCE ($)    POOL
----------------------------------------------------------------------------------------------

 1      MSMC    Beacon Seattle & DC Portfolio     Various     Office        775,000,000  15.8
 2      MSMC    Tabor Center & U.S. Bank Tower       CO       Office        300,000,000   6.1
21      PCFII   Camelback Executive Park             AZ       Office         32,050,000   0.7
52      MSMC    2000 & 2400 Oxford Drive(3)          PA       Office         16,771,559   0.3
53      PCFII   Camelback Tower                      AZ       Office         16,750,000   0.3
57       RBC    2100 West Loop(3)                    TX       Office         15,200,000   0.3
75      MSMC    441 Smithfield Street(3)             PA       Office         12,061,567   0.2
93       WFB    Carbon Beach(3)                      CA      Mixed Use       10,000,000   0.2
103      WFB    Volume Distributors Industrial       CA     Industrial        8,983,042   0.2
105     PCFII   Hamilton Corporate Center            CA       Office          8,800,000   0.2
117      WFB    Bakersfield Cold and Dry Storage     CA     Industrial        8,200,000   0.2
202      RBC    Southgate Apartments                 IL     Multifamily       4,770,923   0.1
290      WFB    Las Campanas                         TX       Retail          2,816,000   0.1
323     PCFII   3420 East Shea Boulevard             AZ       Office          2,297,648   0.0
378      WFB    Active Self Storage - AZ             AZ    Self Storage       1,696,000   0.0
408      WFB    Circle K- 1985 West Market,
                Akron- Mazeltov                      OH       Retail          1,225,000   0.0
419    LaSalle  Carpenter Road Self Storage          GA    Self Storage         998,498   0.0
----------------------------------------------------------------------------------------------
                TOTAL / WEIGHTED AVERAGES                                $1,217,620,237  24.8%
----------------------------------------------------------------------------------------------

                                                                    REM.
LOAN      BALLOON           POST IO  CUT- OFF  MATURITY  REM. IO   TERM TO
 NO.    BALANCE($)    DSCR    DSCR   DATE LTV  DATE LTV    TERM   MATURITY
--------------------------------------------------------------------------

 1       775,000,000  1.25    1.25     68.2      68.2      60        60
 2       300,000,000  1.11    1.11     77.0      77.0      59        59
21        32,050,000  1.26    1.26     72.8      72.8      58        58
52        15,754,873  1.17    1.17     79.0      74.2      NAP       57
53        16,750,000  1.33    1.33     67.7      67.7      58        58
57        15,058,171  1.04    0.91     80.0      79.3      45        57
75        11,330,399  1.24    1.24     74.7      70.2      NAP       57
93        10,000,000  1.34    1.34     66.0      66.0      57        57
103        8,419,256  1.13    1.13     67.7      63.5      NAP       58
105        8,800,000  1.22    1.22     74.9      74.9      58        58
117        8,200,000  1.35    1.35     80.0      80.0      58        58
202        4,469,457  1.15    1.15     78.2      73.3      NAP       58
290        2,717,252  1.63    1.38     80.0      77.2      23        59
323        2,150,663  2.57    2.57     28.9      27.1      NAP       59
378        1,637,617  1.40    1.20     74.4      71.8      23        59
408
           1,125,700  1.36    1.36     61.3      56.3      NAP       60
419          947,157  1.22    1.22     65.7      62.3      NAP       58
--------------------------------------------------------------------------
      $1,214,410,546  1.22    1.21     70.9%     70.7%
--------------------------------------------------------------------------

                                    CLASS A-3

      MORTGAGE                                                                            % OF
LOAN    LOAN                                                               CUT-OFF DATE  TOTAL
 NO.   SELLER   PROPERTY NAME                        STATE  PROPERTY TYPE    BALANCE      POOL
----------------------------------------------------------------------------------------------

 36     PCFII   Residence Inn Woburn                   MA    Hospitality     20,440,000   0.4
101      RBC    Spartansburg Medical Office            SC       Office        9,012,000   0.2
213    LaSalle  Grenwich Building Commercial           WA       Office        4,485,559   0.1
228    PCFII    The Shoppes At The Plaza               FL       Retail        4,125,000   0.1
252      WFB    A-American Inglewood, Prairie Ave.
                Storage Facility                       CA    Self Storage     3,483,727   0.1
296      WFB    A-American Riverside, Hole Ave.        CA    Self Storage     2,717,307   0.1
305      WFB    A-American Ridgecrest                  CA    Self Storage     2,538,144   0.1
317      WFB    A-American Mill Street Self Storage
                Facility                               CA    Self Storage     2,388,842   0.0
339     PCFII   4241 Brookhill Road                    MD     Industrial      2,093,215   0.0
341     PCFII   500 Oak Grove Pkwy                     MN     Industrial      2,090,588   0.0
379    LaSalle  Orange Ave Self Storage                FL    Self Storage     1,694,619   0.0
380     PCFII   450 Oak Grove Parkway                  MN     Industrial      1,682,425   0.0
----------------------------------------------------------------------------------------------
                TOTAL / WEIGHTED AVERAGES                                   $56,751,426   1.2%
----------------------------------------------------------------------------------------------

                                                                 REM.
LOAN    BALLOON          POST IO   CUT-OFF  MATURITY  REM. IO   TERM TO
 NO.    BALANCE    DSCR    DSCR   DATE LTV  DATE LTV    TERM   MATURITY
-----------------------------------------------------------------------

 36    20,440,000  1.45    1.45     72.7      72.7       80        80
101     9,012,000  1.81    1.81     63.0      63.0       96        96
213     4,066,634  1.34    1.34     76.7      69.5      NAP        81
228     3,651,595  1.45    1.22     74.7      66.2       8        104
252
        2,992,731  1.26    1.26     71.8      61.7      NAP        81
296     2,334,330  1.25    1.25     68.8      59.1      NAP        81
305     2,180,419  1.28    1.28     67.7      58.1      NAP        81
317
        2,052,159  1.27    1.27     69.2      59.5      NAP        81
339     1,896,297  2.19    2.19     35.5      32.1      NAP        81
341     1,805,978  1.22    1.22     71.5      61.7      NAP        81
379     1,538,643  1.78    1.78     56.5      51.3      NAP        81
380     1,453,383  1.20    1.20     74.0      63.9      NAP        81
-----------------------------------------------------------------------
      $53,424,170  1.48    1.47     69.2%     65.1%
-----------------------------------------------------------------------

(1)  This table identifies Mortgage Loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates

(2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the
     Free Writing Prospectus, dated May 8, 2007 to accompany Prospectus dated
     February 6, 2007 (the "Free Writing Prospectus").

(3)  74% of the corresponding balloon balance will be allocated to the Class A-1
     Certificates and the remaining 26% will be allocated to the Class A-2
     Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-14

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

IV.  COLLATERAL DESCRIPTION

                                TEN LARGEST LOANS

[_] Single Note/Multiple Properties

LOAN    MORTGAGE                                                       PROPERTY     CUT-OFF DATE
 NO.  LOAN SELLER  PROPERTY NAME                 CITY         STATE      TYPE          BALANCE
-------------------------------------------------------------------------------------------------

 1       MSMC      Beacon Seattle & DC           Various     Various     Office    $  775,000,000
                   Portfolio
 2       MSMC      Tabor Center & U.S. Bank      Denver         CO       Office    $  300,000,000
                   Tower
 3      PCF II     PDG Portfolio                 Various        AZ       Retail    $  212,000,000
 4      LaSalle    New York City Apartment       New York       NY    Multifamily  $  195,000,000
                   Portfolio
 5      PCF II     Layton Hills Mall             Layton         UT       Retail    $  107,385,790
 6       PMCF      NewCrow Industrial Portfolio  Commerce       CA    Industrial   $  100,000,000
 7        RBC      Everett Mall Steadfast        Everett        WA       Retail    $   98,000,000
 8       MSMC      City View Center              Garfield       OH       Retail    $   81,000,000
                                                 Heights
 9      PCF II     The Meridian                  Seattle        WA       Retail    $   71,000,000
10      LaSalle    Vista Ridge Portfolio         Lewisville     TX       Office    $   62,500,000
-------------------------------------------------------------------------------------------------
                   TOTAL/WEIGHTED AVERAGES                                         $2,001,885,790
-------------------------------------------------------------------------------------------------

LOAN  % OF              LOAN PER         POST IO   CUT-OFF  BALLOON
 NO.  POOL    UNITS/SF   UNIT/SF   DSCR    DSCR   DATE LTV    LTV
-------------------------------------------------------------------

 1    15.8%  9,848,341  $    309  1.25x   1.25x     68.2%    68.2%

 2     6.1%  1,190,350  $    252  1.11x   1.11x     77.0%    77.0%

 3     4.3%  1,527,086  $    139  1.22x   1.22x     77.5%    77.5%
 4     4.0%      1,200  $162,500  1.44x   1.44x     60.7%    60.7%

 5     2.2%    727,623  $    148  1.15x   1.15x     77.8%    64.7%
 6     2.0%  2,148,580  $     47  1.32x   1.08x     65.2%    60.6%
 7     2.0%    514,160  $    191  1.15x   1.15x     75.9%    75.9%
 8     1.7%    506,141  $    160  1.27x   1.27x     78.3%    78.3%

 9     1.4%    156,318  $    454  1.54x   1.54x     65.1%    65.1%
10     1.3%    486,400  $    129  1.43x   1.21x     75.1%    69.7%
-------------------------------------------------------------------
      40.8%                       1.25x   1.24x     71.0%    69.9%
-------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-15

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

                                PARI PASSU LOANS

 MORTGAGE
 LOAN NO.  PROPERTY NAME                  ORIGINAL A-NOTE BALANCES            TRANSACTION
----------------------------------------------------------------------------------------------------

1          Beacon Seattle & DC Portfolio       $  775,000,000                MSCI 2007-IQ14
                                               $  414,000,000       Anticipated to be WBCMT 2007-C31
                                               $1,511,000,000                     TBD

 MORTGAGE
 LOAN NO.        SPECIAL SERVICER        ORIGINAL B-NOTE BALANCES
-----------------------------------------------------------------

1          Centerline Servicing Inc.(1)             NAP
                LNR Partners, Inc.
                      TBD

(1)  Lead special servicer.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-16

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

V.   TOTAL POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE     % OF
                           LOANS      BALANCE ($)      POOL
-----------------------------------------------------------
1 - 2,500,000                121        218,399,421     4.5
2,500,001 - 5,000,000        122        440,957,522     9.0
5,000,001 - 7,500,000         52        317,275,699     6.5
7,500,001 - 10,000,000        38        323,125,165     6.6
10,000,001 - 12,500,000       19        213,948,799     4.4
12,500,001 - 15,000,000       14        197,159,137     4.0
15,000,001 - 17,500,000        7        114,637,559     2.3
17,500,001 - 20,000,000       12        228,202,921     4.7
20,000,001 - 30,000,000       16        383,643,245     7.8
30,000,001 - 40,000,000        7        240,310,000     4.9
40,000,001 - 50,000,000        4        166,523,828     3.4
50,000,001 - 60,000,000        1         58,800,000     1.2
60,000,001 - 70,000,000        1         62,500,000     1.3
70,000,001 >=                  9      1,939,385,790    39.5
-----------------------------------------------------------
TOTAL:                       423     $4,904,869,086   100.0%
-----------------------------------------------------------

Min: $766,697   Max: $775,000,000   Average: $11,595,435

STATE

                            NO. OF       AGGREGATE
                           MORTGAGED    CUT-OFF DATE     % OF
                          PROPERTIES     BALANCE ($)     POOL
--------------------------------------------------------------
California                     74         628,775,630     12.8
Washington                     21         587,844,854     12.0
Colorado                       21         417,207,315      8.5
Arizona                        31         400,260,255      8.2
Virginia                       17         301,646,302      6.1
Other                         385       2,569,134,729     52.5
--------------------------------------------------------------
TOTAL:                        549      $4,904,869,086    100.0%
--------------------------------------------------------------

PROPERTY TYPE

                            NO. OF        AGGREGATE
                          MORTGAGED     CUT-OFF DATE     % OF
                          PROPERTIES     BALANCE ($)     POOL
-------------------------------------------------------------
Office                        108       1,846,621,758    37.6
Retail                        168       1,464,109,642    29.9
Multifamily                   102         571,267,775    11.6
Industrial                     44         282,343,364     5.8
Hospitality                    31         226,428,101     4.6
Manufactured
Housing Community              29         202,814,439     4.1
Mixed Use                      20         161,431,892     3.3
Self Storage                   45         139,446,165     2.8
Land                            1           8,487,197     0.2
Other                           1           1,918,753     0.0
-------------------------------------------------------------
TOTAL:                        549      $4,904,869,086   100.0%
-------------------------------------------------------------

AMORTIZATION TYPE

                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE     % OF
                           LOANS       BALANCE ($)     POOL
-----------------------------------------------------------
Balloon Loans                208        976,179,786    19.9
Interest Only Loans           63      2,608,023,000    53.2
Partial IO Balloon           152      1,320,666,300    26.9
-----------------------------------------------------------
TOTAL:                       423     $4,904,869,086   100.0%
-----------------------------------------------------------

MORTGAGE RATE (%)

                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE     % OF
                           LOANS       BALANCE ($)     POOL
-----------------------------------------------------------
5.001 - 5.500                 15        347,827,556     7.1
5.501 - 5.750                131      1,933,855,408    39.4
5.751 - 6.000                174      2,163,670,651    44.1
6.001 - 6.500                 98        437,977,442     8.9
6.501 - 7.000                  5         21,538,028     0.4
-----------------------------------------------------------
TOTAL:                       423     $4,904,869,086   100.0%
-----------------------------------------------------------

Min: 5.390%   Max: 6.960%   Wtd Avg: 5.756%

ORIGINAL TERMS TO STATED MATURITY (MOS.)

                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE     % OF
                           LOANS       BALANCE ($)      POOL
-----------------------------------------------------------
1 - 60                        23      1,427,306,021    29.1
61 - 84                       13         76,930,665     1.6
85 - 120                     386      3,338,132,400    68.1
121 - 180                      1         62,500,000     1.3
-----------------------------------------------------------
TOTAL:                       423     $4,904,869,086   100.0%
-----------------------------------------------------------

Min: 48 mos.   Max: 127 mos.   Wtd Avg: 102 mos.

REMAINING TERMS TO STATED MATURITY (MOS.)

                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE     % OF
                           LOANS       BALANCE ($)     POOL
-----------------------------------------------------------
1 - 60                        23      1,427,306,021    29.1
61 - 84                       13         76,930,665     1.6
85 - 120                     386      3,338,132,400    68.1
121 - 180                      1         62,500,000     1.3
-----------------------------------------------------------
TOTAL:                       423     $4,904,869,086   100.0%
-----------------------------------------------------------

Min: 31 mos.   Max: 122 mos.   Wtd Avg: 101 mos.

ORIGINAL AMORTIZATION TERM (MOS.)

                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE     % OF
                           LOANS       BALANCE ($)     POOL
-----------------------------------------------------------
Interest Only                 63      2,608,023,000    53.2
181 - 240                      5         11,308,259     0.2
241 - 300                     47        230,763,542     4.7
301 - 360                    305      2,028,182,450    41.4
361 >=                         3         26,591,835     0.5
-----------------------------------------------------------
TOTAL:                       423     $4,904,869,086   100.0%
-----------------------------------------------------------

Min: 204 mos.   Max: 420 mos.   Wtd Avg: 354 mos.

REMAINING AMORTIZATION TERM (MOS.)

                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE     % OF
                           LOANS       BALANCE ($)     POOL
-----------------------------------------------------------
Interest Only                 63      2,608,023,000    53.2
181 - 240                      5         11,308,259     0.2
241 - 360                    352      2,258,945,992    46.1
361 >=                         3         26,591,835     0.5
-----------------------------------------------------------
TOTAL:                       423     $4,904,869,086   100.0%
-----------------------------------------------------------

Min: 201 mos.   Max: 420 mos.   Wtd Avg: 353 mos.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE     % OF
                           LOANS       BALANCE ($)     POOL
-----------------------------------------------------------
20.1 - 30.0                    1          2,297,648     0.0
30.1 - 40.0                    5         14,276,477     0.3
40.1 - 50.0                   13         44,570,247     0.9
50.1 - 60.0                   25         83,516,430     1.7
60.1 - 70.0                  113      1,839,422,391    37.5
70.1 - 75.0                  104        641,824,878    13.1
75.1 - 80.0                  154      2,161,299,629    44.1
80.1 - 85.0                    8        117,661,386     2.4
-----------------------------------------------------------
TOTAL:                       423     $4,904,869,086   100.0%
-----------------------------------------------------------

Min: 28.9%   Max: 83.2%   Wtd Avg: 72.2%

BALLOON LOAN-TO-VALUE RATIO (%)

                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE      % OF
                           LOANS       BALANCE ($)      POOL
-----------------------------------------------------------
20.1 - 30.0                    4         12,880,911     0.3
30.1 - 40.0                    7         23,582,561     0.5
40.1 - 50.0                   35        118,860,618     2.4
50.1 - 55.0                   31        142,064,317     2.9
55.1 - 60.0                   60        309,570,000     6.3
60.1 - 65.0                   94        890,302,506    18.2
65.1 - 70.0                   87      1,474,666,928    30.1
70.1 - 75.0                   72        751,869,245    15.3
75.1 - 80.0                   28      1,072,579,000    21.9
80.1 - 85.0                    5        108,493,000     2.2
-----------------------------------------------------------
TOTAL:                       423     $4,904,869,086   100.0%
-----------------------------------------------------------

Min: 27.1%   Max: 81.2%   Wtd Avg: 68.2%

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE     % OF
                            LOANS      BALANCE ($)     POOL
-----------------------------------------------------------
<= 1.00                        1         15,200,000     0.3
1.01 - 1.10                    7        202,010,000     4.1
1.11 - 1.20                  105      1,302,426,388    26.6
1.21 - 1.30                  150      1,967,697,629    40.1
1.31 - 1.40                   78        643,691,362    13.1
1.41 - 1.50                   30        360,579,791     7.4
1.51 - 1.60                   16        152,593,716     3.1
1.61 - 1.70                   12         61,481,476     1.3
1.71 - 1.80                    5         91,094,619     1.9
1.81 - 1.90                    3         47,500,476     1.0
1.91 - 2.00                    3         13,663,924     0.3
2.01 - 2.50                   12         44,632,057     0.9
2.51 - 3.00                    1          2,297,648     0.0
-----------------------------------------------------------
TOTAL:                       423     $4,904,869,086   100.0%
-----------------------------------------------------------

Min: 0.91x   Max: 2.57x   Wtd Avg: 1.28x

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-17

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

V. LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
------------------------------------------------------------------
1 - 2,500,000                       102        185,468,498     4.4
2,500,001 - 5,000,000               103        373,144,435     8.9
5,000,001 - 7,500,000                46        281,182,231     6.7
7,500,001 - 10,000,000               32        274,390,840     6.6
10,000,001 - 12,500,000              14        158,293,023     3.8
12,500,001 - 15,000,000              12        167,685,948     4.0
15,000,001 - 17,500,000               6         98,441,559     2.4
17,500,001 - 20,000,000               9        170,952,921     4.1
20,000,001 - 30,000,000              13        309,683,196     7.4
30,000,001 - 40,000,000               5        170,250,000     4.1
40,000,001 - 50,000,000               3        124,523,828     3.0
50,000,001 - 60,000,000               1         58,800,000     1.4
60,000,001 - 70,000,000               1         62,500,000     1.5
70,000,001 >=                         8      1,744,385,790    41.7
------------------------------------------------------------------
TOTAL:                              355     $4,179,702,267   100.0%
------------------------------------------------------------------

Min: $766,697   Max: $775,000,000   Average: $11,773,809

STATE

                                   NO. OF       AGGREGATE
                                  MORTGAGED    CUT-OFF DATE     % OF
                                 PROPERTIES     BALANCE ($)     POOL
--------------------------------------------------------------------
California                            67         575,922,668    13.8
Washington                            20         564,844,854    13.5
Colorado                              19         410,223,315     9.8
Arizona                               26         308,154,255     7.4
Virginia                              17         301,646,302     7.2
District of Columbia                   6         240,251,614     5.7
Other                                273       1,778,659,257    42.8
--------------------------------------------------------------------
TOTAL:                               428      $4,179,702,267   100.0%
--------------------------------------------------------------------

PROPERTY TYPE

                                   NO. OF       AGGREGATE
                                  MORTGAGED    CUT-OFF DATE     % OF
                                 PROPERTIES     BALANCE ($)     POOL
---------------------------------------------------------------------
Office                               108       1,846,621,758     44.2
Retail                               168       1,464,109,642     35.0
Industrial                            44         282,343,364      6.8
Hospitality                           31         226,428,101      5.4
Mixed Use                             20         161,431,892      3.9
Self Storage                          45         139,446,165      3.3
Multifamily                            6          29,578,672      0.7
Manufactured Housing Community         4          19,336,724      0.5
Land                                   1           8,487,197      0.2
Other                                  1           1,918,753      0.0
---------------------------------------------------------------------
TOTAL:                               428      $4,179,702,267    100.0%
---------------------------------------------------------------------

AMORTIZATION TYPE

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                  LOANS       BALANCE ($)     POOL
------------------------------------------------------------------
Balloon Loans                       176        849,283,767    20.3
Interest Only Loans                  54      2,266,173,000    54.2
Partial IO Balloon                  125      1,064,245,500    25.5
------------------------------------------------------------------
TOTAL:                              355     $4,179,702,267   100.0%
------------------------------------------------------------------

MORTGAGE RATE (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                  LOANS       BALANCE ($)     POOL
------------------------------------------------------------------
5.001 - 5.500                        13        315,336,531     7.5
5.501 - 5.750                       107      1,639,314,311    39.2
5.751 - 6.000                       150      1,825,529,146    43.7
6.001 - 6.500                        81        379,614,251     9.1
6.501 - 7.000                         4         19,908,028     0.5
------------------------------------------------------------------
TOTAL:                              355     $4,179,702,267   100.0%
------------------------------------------------------------------

Min: 5.410%   Max: 6.960%   Wtd Avg: 5.753%

ORIGINAL TERM TO STATED MATURITY (MOS.)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                  LOANS       BALANCE ($)     POOL
------------------------------------------------------------------
1 - 60                               19      1,222,399,714    29.2
61 - 84                              10         43,614,426     1.0
85 - 120                            325      2,851,188,128    68.2
121 - 180                             1         62,500,000     1.5
------------------------------------------------------------------
TOTAL:                              355     $4,179,702,267   100.0%
------------------------------------------------------------------

Min: 60 mos.   Max: 127 mos.   Wtd Avg: 102 mos.

REMAINING TERM TO STATED MATURITY (MOS.)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                  LOANS       BALANCE ($)     POOL
------------------------------------------------------------------
1 - 60                               19      1,222,399,714    29.2
61 - 84                              10         43,614,426     1.0
85 - 120                            325      2,851,188,128    68.2
121 - 180                             1         62,500,000     1.5
------------------------------------------------------------------
TOTAL:                              355     $4,179,702,267   100.0%
------------------------------------------------------------------

Min: 31 mos.   Max: 122 mos.   Wtd Avg: 101 mos.

ORIGINAL AMORTIZATION TERM (MOS.)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                  LOANS       BALANCE ($)     POOL
------------------------------------------------------------------
Interest Only                        54      2,266,173,000    54.2
181 - 240                             5         11,308,259     0.3
241 - 300                            39        195,587,024     4.7
301 - 360                           255      1,688,142,149    40.4
361 >=                                2         18,491,835     0.4
------------------------------------------------------------------
TOTAL:                              355     $4,179,702,267   100.0%
------------------------------------------------------------------

Min: 204 mos.   Max: 420 mos.   Wtd Avg: 354 mos.

REMAINING AMORTIZATION TERM (MOS.)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
------------------------------------------------------------------
Interest Only                        54      2,266,173,000    54.2
181 - 240                             5         11,308,259     0.3
241 - 360                           294      1,883,729,173    45.1
361 >=                                2         18,491,835     0.4
------------------------------------------------------------------
TOTAL:                              355     $4,179,702,267   100.0%
------------------------------------------------------------------

Min: 201 mos.   Max: 420 mos.   Wtd Avg: 353 mos.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                  LOANS       BALANCE ($)     POOL
------------------------------------------------------------------
20.1 - 30.0                           1          2,297,648     0.1
30.1 - 40.0                           4         13,083,081     0.3
40.1 - 50.0                          12         43,375,043     1.0
50.1 - 60.0                          21         70,514,588     1.7
60.1 - 70.0                          98      1,575,650,334    37.7
70.1 - 75.0                          94        523,823,559    12.5
75.1 - 80.0                         118      1,856,296,629    44.4
80.1 - 85.0                           7         94,661,386     2.3
------------------------------------------------------------------
TOTAL:                              355     $4,179,702,267   100.0%
------------------------------------------------------------------

Min: 28.9%   Max: 83.2%   Wtd Avg: 72.3%

BALLOON LOAN-TO-VALUE RATIO (%)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                  LOANS       BALANCE ($)     POOL
------------------------------------------------------------------
20.1 - 30.0                           3         11,687,515     0.3
30.1 - 40.0                           6         22,387,357     0.5
40.1 - 50.0                          31        105,858,777     2.5
50.1 - 55.0                          29        134,504,159     3.2
55.1 - 60.0                          49        261,721,078     6.3
60.1 - 65.0                          84        642,545,048    15.4
65.1 - 70.0                          72      1,402,274,197    33.5
70.1 - 75.0                          54        510,352,137    12.2
75.1 - 80.0                          23      1,002,879,000    24.0
80.1 - 85.0                           4         85,493,000     2.0
------------------------------------------------------------------
TOTAL:                              355     $4,179,702,267   100.0%
------------------------------------------------------------------

Min: 27.1%   Max: 81.1%   Wtd Avg: 68.4%

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                                  NO. OF       AGGREGATE
                                 MORTGAGE    CUT-OFF DATE     % OF
                                   LOANS      BALANCE ($)     POOL
------------------------------------------------------------------
<= 1.00                               1         15,200,000     0.4
1.01 - 1.10                           3        106,350,000     2.5
1.11 - 1.20                          86      1,177,607,610    28.2
1.21 - 1.30                         128      1,821,841,545    43.6
1.31 - 1.40                          63        521,095,882    12.5
1.41 - 1.50                          25        133,481,915     3.2
1.51 - 1.60                          16        152,593,716     3.7
1.61 - 1.70                          11         54,731,476     1.3
1.71 - 1.80                           5         91,094,619     2.2
1.81 - 1.90                           3         47,500,476     1.1
1.91 - 2.00                           3         13,663,924     0.3
2.01 - 2.50                          10         42,243,457     1.0
2.51 - 3.00                           1          2,297,648     0.1
------------------------------------------------------------------
TOTAL:                              355     $4,179,702,267   100.0%
------------------------------------------------------------------

Min: 0.91x   Max: 2.57x   Wtd Avg: 1.28x

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-18

                          $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

V. LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                           NO. OF      AGGREGATE
                          MORTGAGE   CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)    POOL
---------------------------------------------------------
1 - 2,500,000                19        32,930,923     4.5
2,500,001 - 5,000,000        19        67,813,088     9.4
5,000,001 - 7,500,000         6        36,093,468     5.0
7,500,001 - 10,000,000        6        48,734,325     6.7
10,000,001 - 12,500,000       5        55,655,777     7.7
12,500,001 - 15,000,000       2        29,473,189     4.1
15,000,001 - 17,500,000       1        16,196,000     2.2
17,500,001 - 20,000,000       3        57,250,000     7.9
20,000,001 - 30,000,000       3        73,960,049    10.2
30,000,001 - 40,000,000       2        70,060,000     9.7
40,000,001 - 50,000,000       1        42,000,000     5.8
70,000,001 >=                 1       195,000,000    26.9
---------------------------------------------------------
TOTAL:                       68      $725,166,819   100.0%
---------------------------------------------------------

Min: $997,486   Max: $195,000,000   Average: $10,664,218

STATE

                            NO. OF       AGGREGATE
                           MORTGAGED   CUT-OFF DATE    % OF
                          PROPERTIES    BALANCE ($)    POOL
-----------------------------------------------------------
New York                       38       203,150,000    28.0
Arizona                         5        92,106,000    12.7
Ohio                            6        54,136,936     7.5
California                      7        52,852,961     7.3
Illinois                        2        52,636,800     7.3
Other                          63       270,284,123    37.2
-----------------------------------------------------------
TOTAL:                        121      $725,166,819   100.0%
-----------------------------------------------------------

PROPERTY TYPE

                            NO. OF       AGGREGATE
                           MORTGAGE    CUT-OFF DATE    % OF
                          PROPERTIES    BALANCE ($)    POOL
-----------------------------------------------------------
Multifamily                   96        541,689,104    74.7
Manufactured Housing
Community                     25        183,477,715    25.3
-----------------------------------------------------------
TOTAL:                       121       $725,166,819   100.0%
-----------------------------------------------------------

AMORTIZATION TYPE

                           NO. OF      AGGREGATE
                          MORTGAGE   CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)    POOL
---------------------------------------------------------
Balloon Loans                32       126,896,019    17.5
Interest Only Loans           9       341,850,000    47.1
Partial IO Balloon           27       256,420,800    35.4
---------------------------------------------------------
TOTAL:                       68      $725,166,819   100.0%
---------------------------------------------------------

MORTGAGE RATE (%)

                           NO. OF      AGGREGATE
                          MORTGAGE   CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)    POOL
---------------------------------------------------------
5.001 - 5.500                 2        32,491,025     4.5
5.501 - 5.750                24       294,541,097    40.6
5.751 - 6.000                24       338,141,505    46.6
6.001 - 6.500                17        58,363,191     8.0
6.501 - 7.000                 1         1,630,000     0.2
---------------------------------------------------------
TOTAL:                       68      $725,166,819   100.0%
---------------------------------------------------------

Min: 5.390%   Max: 6.570%   Wtd Avg: 5.774%

ORIGINAL TERM TO STATED MATURITY (MOS.)

                           NO. OF      AGGREGATE
                          MORTGAGE   CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)    POOL
---------------------------------------------------------
1 - 60                        4       204,906,307    28.3
61 - 84                       3        33,316,239     4.6
85 - 120                     61       486,944,272    67.1
---------------------------------------------------------
TOTAL:                       68      $725,166,819   100.0%
---------------------------------------------------------

Min: 48 mos.   Max: 120 mos.   Wtd Avg: 101 mos.

REMAINING TERM TO STATED MATURITY (MOS.)

                           NO. OF      AGGREGATE
                          MORTGAGE   CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)    POOL
---------------------------------------------------------
1 - 60                        4       204,906,307    28.3
61 - 84                       3        33,316,239     4.6
85 - 120                     61       486,944,272    67.1
---------------------------------------------------------
TOTAL:                       68      $725,166,819   100.0%
---------------------------------------------------------

Min: 48 mos.   Max: 120 mos.   Wtd Avg: 100 mos.

ORIGINAL AMORTIZATION TERM (MOS.)

                           NO. OF      AGGREGATE
                          MORTGAGE   CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)    POOL
---------------------------------------------------------
Interest Only                 9       341,850,000    47.1
241 - 300                     8        35,176,518     4.9
301 - 360                    50       340,040,300    46.9
361 >=                        1         8,100,000     1.1
---------------------------------------------------------
TOTAL:                       68      $725,166,819   100.0%
---------------------------------------------------------

Min: 300 mos.   Max: 420 mos.   Wtd Avg: 356 mos.

REMAINING AMORTIZATION TERM (MOS.)

                           NO. OF      AGGREGATE
                          MORTGAGE   CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)    POOL
---------------------------------------------------------
Interest Only                 9       341,850,000    47.1
241 - 360                    58       375,216,819    51.7
361 >=                        1         8,100,000     1.1
---------------------------------------------------------
TOTAL:                       68      $725,166,819   100.0%
---------------------------------------------------------

Min: 293 mos.   Max: 420 mos.   Wtd Avg: 355 mos.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                           NO. OF      AGGREGATE
                          MORTGAGE   CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)    POOL
---------------------------------------------------------
30.1 - 40.0                   1         1,193,396     0.2
40.1 - 50.0                   1         1,195,204     0.2
50.1 - 60.0                   4        13,001,842     1.8
60.1 - 70.0                  15       263,772,057    36.4
70.1 - 75.0                  10       118,001,319    16.3
75.1 - 80.0                  36       305,003,001    42.1
80.1 - 85.0                   1        23,000,000     3.2
---------------------------------------------------------
TOTAL:                       68      $725,166,819   100.0%
---------------------------------------------------------

Min: 35.1%   Max: 81.2%   Wtd Avg: 71.4%

BALLOON LOAN-TO-VALUE RATIO (%)

                           NO. OF      AGGREGATE
                          MORTGAGE   CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)    POOL
---------------------------------------------------------
20.1 - 30.0                   1         1,193,396     0.2
30.1 - 40.0                   1         1,195,204     0.2
40.1 - 50.0                   4        13,001,842     1.8
50.1 - 55.0                   2         7,560,158     1.0
55.1 - 60.0                  11        47,848,922     6.6
60.1 - 65.0                  10       247,757,458    34.2
65.1 - 70.0                  15        72,392,731    10.0
70.1 - 75.0                  18       241,517,107    33.3
75.1 - 80.0                   5        69,700,000     9.6
80.1 - 85.0                   1        23,000,000     3.2
---------------------------------------------------------
TOTAL:                       68      $725,166,819   100.0%
---------------------------------------------------------

Min: 27.7%   Max: 81.2%   Wtd Avg: 67.3%

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                           NO. OF      AGGREGATE
                          MORTGAGE   CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)    POOL
---------------------------------------------------------
1.01 - 1.10                   4        95,660,000    13.2
1.11 - 1.20                  19       124,818,778    17.2
1.21 - 1.30                  22       145,856,084    20.1
1.31 - 1.40                  15       122,595,480    16.9
1.41 - 1.50                   5       227,097,876    31.3
1.61 - 1.70                   1         6,750,000     0.9
2.01 - 2.50                   2         2,388,600     0.3
---------------------------------------------------------
TOTAL:                       68      $725,166,819   100.0%
---------------------------------------------------------
Min: 1.03x   Max: 2.30x   Wtd Avg: 1.30x

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-19

                         $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS         MAY-07           MAY-08           MAY-09           MAY-10          MAY-11           MAY-12
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                          76.22%           75.92%           66.17%           61.28%           60.88%           69.09%
Yield Maintenance Total             23.78%           24.08%           33.52%           38.41%           38.62%           29.87%
Penalty Points Total                 0.00%            0.00%            0.31%            0.31%            0.31%            0.05%
Open                                 0.00%            0.00%            0.00%            0.00%            0.18%            0.98%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $4,904,869,086   $4,891,796,749   $4,877,259,608   $4,856,694,872   $4,829,169,346   $3,386,634,136
% Initial Pool Balance             100.00%           99.73%           99.44%           99.02%           98.46%           69.05%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS        MAY-13           MAY-14           MAY-15           MAY-16          MAY-17     MAY-18
--------------------------------------------------------------------------------------------------------------------

Locked Out                          68.76%           68.87%           69.00%           68.55%         0.00%    0.00%
Yield Maintenance Total             29.32%           28.08%           28.22%           27.99%         0.00%    0.00%
Penalty Points Total                 0.05%            0.05%            0.05%            0.05%         0.00%    0.00%
Open                                 1.87%            2.99%            2.72%            3.41%       100.00%    0.00%
--------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%       100.00%    0.00%
--------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $3,353,419,311   $3,245,285,397   $3,199,282,887   $3,156,749,272   $65,077,501    $   0
% Initial Pool Balance              68.37%           66.16%           65.23%           64.36%         1.33%    0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS         MAY-07          MAY-08            MAY-09           MAY-10          MAY-11            MAY-12
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                          72.26%           72.04%           62.26%           56.99%           56.56%           67.10%
Yield Maintenance Total             27.74%           27.96%           37.37%           42.64%           42.86%           32.43%
Penalty Points Total                 0.00%            0.00%            0.37%            0.37%            0.37%            0.00%
Open                                 0.00%            0.00%            0.00%            0.00%            0.21%            0.47%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $4,179,702,267   $4,168,337,376   $4,155,742,778   $4,137,670,309   $4,117,601,888   $2,878,229,796
% Initial Pool Balance             100.00%           99.73%           99.43%           98.99%           98.51%           68.86%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS         MAY-13          MAY-14            MAY-15          MAY-16         MAY-17      MAY-18
--------------------------------------------------------------------------------------------------------------------

Locked Out                          66.73%           67.08%           67.24%           66.78%         0.00%    0.00%
Yield Maintenance Total             31.77%           31.62%           31.79%           31.53%         0.00%    0.00%
Penalty Points Total                 0.00%            0.00%            0.00%            0.00%         0.00%    0.00%
Open                                 1.50%            1.30%            0.96%            1.69%       100.00%    0.00%
--------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%          100.00%       100.00%    0.00%
--------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $2,850,169,233   $2,779,790,148   $2,739,588,451   $2,703,149,726   $62,312,225    $   0
% Initial Pool Balance              68.19%           66.51%           65.55%           64.67%         1.49%    0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-20

                         $4,334,678,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-IQ14

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS        MAY-07        MAY-08         MAY-09         MAY-10         MAY-11         MAY-12
-------------------------------------------------------------------------------------------------------------------

Locked Out                        99.04%         98.25%         88.64%         85.97%         85.89%         80.36%
Yield Maintenance Total            0.96%          1.75%         11.36%         14.03%         14.11%         15.40%
Penalty Points Total               0.00%          0.00%          0.00%          0.00%          0.00%          0.36%
Open                               0.00%          0.00%          0.00%          0.00%          0.00%          3.88%
-------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%        100.00%        100.00%
-------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $725,166,818   $723,459,373   $721,516,830   $719,024,563   $711,567,458   $508,404,340
% Initial Pool Balance           100.00%         99.76%         99.50%         99.15%         98.12%         70.11%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS        MAY-13         MAY-14        MAY-15         MAY-16        MAY-17     MAY-18
-----------------------------------------------------------------------------------------------------------

Locked Out                        80.28%         79.56%         79.49%         79.10%        0.00%    0.00%
Yield Maintenance Total           15.44%          6.97%          6.92%          6.87%        0.00%    0.00%
Penalty Points Total               0.35%          0.37%          0.37%          0.37%        0.00%    0.00%
Open                               3.92%         13.10%         13.21%         13.66%      100.00%    0.00%
-----------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%      100.00%    0.00%
-----------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $503,250,077   $465,495,249   $459,694,436   $453,599,546   $2,765,277    $   0
% Initial Pool Balance            69.40%         64.19%         63.39%         62.55%        0.38%    0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-21

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-22

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-23

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - BEACON SEATTLE & DC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             MSMC
ORIGINAL BALANCE(1):              $775,000,000
CUT-OFF DATE BALANCE:             $775,000,000
SHADOW RATING (MOODY'S/S&P):      NAP / NAP
LOAN PURPOSE:                     Acquisition
FIRST PAYMENT DATE:               June 7, 2007
INTEREST RATE:                    5.797%
AMORTIZATION:                     Interest Only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    May 7, 2012
EXPECTED MATURITY BALANCE:        $775,000,000
SPONSOR(S):                       Beacon Capital Partners, LLC / Beacon Capital
                                  Strategic Partners V, L.P.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Prepayment permitted with a penalty of the
                                  greater of 1% and Yield Maintenance.
                                  Defeasance permitted 2 years after full
                                  securitization. Prepayable without a premium
                                  from and after November 7, 2011.
LOAN PER SF(2):                   $308.60
UP-FRONT RESERVES:                TI/LC(3):        $18,200,095
ONGOING RESERVES:                 RE Tax:          Springing
                                  Insurance:       Springing
                                  TI/LC:           Springing
                                  Cap Ex:          Springing
                                  Other:           Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Urban & Suburban
LOCATION:                         See table below
YEAR BUILT/RENOVATED:             Various
PERCENT LEASED(4):                96.9%
SQUARE FOOTAGE:                   9,848,341
THE COLLATERAL:                   Interests in 20 properties located in Seattle,
                                  WA, Bellevue, WA, Washington, DC, and Northern
                                  Virginia, as described in the Loan section
                                  below
OWNERSHIP INTEREST:               Fee / Leasehold / Pledge
PROPERTY MANAGEMENT:              19 properties are managed by affiliates of the
                                  Sponsor. Washington Mutual Tower is managed by
                                  an affiliate of the Sponsor's joint venture
                                  partner
3RD MOST RECENT NOI (AS OF)(5):   $180,327,374     (2004)
2ND MOST RECENT NOI (AS OF)(5):   $189,399,017     (2005)
MOST RECENT NOI (AS OF)(5)(6):    $197,747,702     (TTM 10/31/2006)
U/W NET OP. INCOME(5):            $232,287,136
U/W NET CASH FLOW(5):             $217,631,010
U/W OCCUPANCY(4):                 94.6%
APPRAISED VALUE(7):               $4,453,034,000
CUT-OFF DATE LTV(8)(9):           68.2%
MATURITY DATE LTV(8)(9):          68.2%
DSCR(8)(9):                       1.25x
POST IO DSCR(8)(9):               NAP
--------------------------------------------------------------------------------

(1)  The subject $775,000,000 loan represents a 28.7% pari passu interest in a
     $2,700,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table reflect the entire mortgage amount plus existing debt with regard to the Cash Flow Properties.

(2)  Assuming the Beacon DC & Seattle Portfolio Loan were paid down by
     $100,000,000 and the Cash Flow Properties were released, the portfolio's
     Square Footage would total 7,624,482 and the Loan per SF would be $341.01.

(3)  Represents funds for tenant concessions and leasing costs that the Beacon
     DC & Seattle Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon DC & Seattle Portfolio
     Properties.

(4)  Percent Leased and U/W Occupancy numbers are based on the underwritten rent roll dated April 1, 2007, and reflect 100% interests in all 20 properties associated with the Beacon DC & Seattle Portfolio Loan.

(5)  All Net Operating Income and Net Cash Flow numbers reflect 100% ownership interest in 19 properties and a 62.8% ownership interest in Washington
     Mutual Tower. The related borrower does not have a 100% ownership interest in the Market Square property, as more fully set forth in the Property section below. Including approximately $19,245,124 in interest expense to service existing debt on the Cash Flow Properties, U/W Net Operating Income and U/W Net Cash Flow would be $213,042,012 and $198,385,887 respectively.
     If the Cash Flow Properties were released, U/W Net Operating Income and U/W
     Net Cash Flow would be $183,213,085 and $171,617,524 respectively.

(6)  Net Operating Incomes for the year ended December 31, 2006 and for the first quarter of 2007 are set forth in the Net Operating Income table below.

(7)  Appraised Value reflects a 62.8% ownership interest in Washington Mutual
     Tower and an accordingly prorated appraised value.

(8)  All LTV and DSCR numbers reflect a 62.8% ownership interest in Washington
     Mutual Tower and existing debt with regard to the Cash Flow Properties.

(9)  Assuming the Beacon DC & Seattle Portfolio Loan were paid down by
     $100,000,000 and the Cash Flow Properties were released, the corresponding
     LTV would be 75.7% and DSCR would be 1.12x.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-24

THE BEACON DC & SEATTLE PORTFOLIO LOAN

     THE LOAN. The largest loan (the "Beacon DC & Seattle Portfolio Loan") as evidenced by a promissory note in the amount of $775,000,000 (the "Beacon DC &
Seattle Portfolio Note") is secured by (i) first mortgages or deeds of trust encumbering (a) 15 office properties on a fee basis and (b) one office property known as Key Center, located in Bellevue, WA, on a leasehold basis, (ii) with respect to one office property known as Market Square, located in Washington,
DC, (a) a pledge of ownership interests in a joint venture that owns the property, (b) a pledge by the related borrower of a mortgage loan and a separate unsecured loan between the underlying property owner and such borrower and (c) a covenant to deposit the related borrowers' cash flow from the property
(collectively, (i) and (ii) are the "Portfolio Properties") and (iii) a covenant to deposit the related borrowers' cash flows from three additional properties
(the "Cash Flow Properties") (together with the Portfolio Properties, the
"Beacon DC & Seattle Portfolio Properties").

     The Cash Flow Properties consist of (i) Washington Mutual Tower, located in
Seattle, WA, which is owned in a joint venture arrangement and with regard to which its respective borrower has agreed to deposit distributions from the joint venture into a designated deposit account, (ii) Reston Town Center, located in
Reston, VA, and (iii) 1300 North Seventeenth Street, located in Arlington, VA.
With regard to Reston Town Center and 1300 North Seventeenth Street, the
respective borrowers have agreed to deposit distributions from the owners of the properties into designated deposit accounts. The Cash Flow Properties have a combined appraised value of $1,018,684,000 and are currently encumbered by
$339,177,299 of existing debt.

     All properties are located in the state of Washington, in Washington, DC, or in Northern Virginia. The Beacon DC & Seattle Portfolio Loan was originated on April 10, 2007 by or on behalf of Morgan Stanley Mortgage Capital Inc. and two other lenders.

     THE BORROWER. The borrowers are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, DC general partnership
(collectively, the "Beacon DC & Seattle Portfolio Borrower"). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Beacon DC & Seattle Portfolio Loan. The sponsors of the
Beacon DC & Seattle Portfolio Loan are Beacon Capital Partners, LLC and its
affiliate Beacon Capital Strategic Partners V, L.P. Beacon Capital Partners was
founded in 1998 following the merger of its predecessor company, Beacon
Properties Corporation, with Equity Office Properties Trust in a transaction valued at $4.0 billion. Beacon Capital Partners invests in leading office markets in the United States and worldwide, and is headquartered in Boston, MA.
Since its establishment, Beacon Capital Partners has sponsored five investment vehicles representing approximately $6.1 billion of aggregate equity capital, and has invested or committed to invest in over $15.4 billion of real estate and related assets.

     THE PROPERTY. The Beacon DC & Seattle Portfolio Properties consist of 20 office properties with a combined 9,848,341 square feet of space. The Beacon DC
& Seattle Portfolio Properties are 96.9% leased as of April 1, 2007.

     The following table presents certain information relating to the portfolio composition of the Beacon DC & Seattle Portfolio Loan:

                                             ALLOCATED LOAN  PROPERTY                               YEAR BUILT/
            PROPERTY            LOCATION        AMOUNT(1)      TYPE    OWNERSHIP INTEREST            RENOVATED               SF
----------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Center           Seattle, WA      $310,721,015    Office           Fee                  1983 / NAP             944,141
Washington Mutual Tower(2)   Seattle, WA      $235,000,000    Office        Cash Flow               1988 / NAP           1,079,013
City Center Bellevue         Bellevue, WA     $146,015,218    Office           Fee                  1986 / NAP             465,765
Sunset North                 Bellevue, WA     $147,079,871    Office           Fee                  1999 / NAP             463,182
Plaza Center                 Bellevue, WA     $119,714,340    Office           Fee               1978 - 1983 / NAP         466,948
Eastgate Office Park         Bellevue, WA     $ 73,027,325    Office           Fee                  1985 / NAP             251,088
Lincoln Executive Center     Bellevue, WA     $ 67,428,037    Office           Fee               1984, 1986 / NAP          277,672
Plaza East                   Bellevue, WA     $ 39,668,190    Office           Fee                  1987 / NAP             148,952
Key Center                   Bellevue, WA     $158,278,446    Office        Leasehold               2000 / NAP             473,988
Lafayette Center             Washington, DC   $280,831,860    Office           Fee            1980, 1985, 1986 / 1993      711,495
Market Square(3)             Washington, DC   $417,186,336    Office   Pledge / Cash Flow           1991 / NAP             678,348
Army and Navy Building       Washington, DC   $ 50,078,133    Office           Fee                  1913 / 1987            102,822
Liberty Place                Washington, DC   $ 69,399,617    Office           Fee                  1991 / NAP             163,936
Reston Town Center(4)        Reston, VA       $130,000,000    Office        Cash Flow               1988 / NAP             764,103
1616 North Fort Meyer Drive  Arlington, VA    $110,408,482    Office           Fee                  1975 / NAP             294,521
1300 North Seventeenth
   Street(4)                 Arlington, VA    $ 75,000,000    Office        Cash Flow               1980 / NAP             380,743
Booz Allen Complex           McLean, VA       $236,826,194    Office           Fee         1983, 2001, 1980, 1999 / NAP    731,234
Polk & Taylor                Arlington, VA    $330,436,815    Office           Fee                  1970 / 2003            904,226
American Center              Vienna, VA       $ 83,594,994    Office           Fee                  1985 / NAP             329,695
11111 Sunset Hills Road      Reston, VA       $ 59,305,127    Office           Fee                  2000 / NAP             216,469

(1)  For the 17 Portfolio Properties, Allocated Loan Amount numbers in this table reflect the entire $2,700,000,000 mortgage amount and the properties'
     corresponding Allocated Loan Amounts. For the Cash Flow Properties, the
     amounts represented are the properties' release amounts, subject to the provisions set forth in the Release of Parcels section below.

(2)  Washington Mutual Tower is owned in fee by a joint venture in which an affiliate of the borrower is a 62.8% partner. It is also encumbered by existing debt to a third party. The Beacon DC & Seattle Portfolio Loan is not secured by a fee interest in the property, but by collateral as described in the Loan section. The amount represented in the Allocated Loan
     Amount column is the property's release amount, which amount would in the event of a release of the property first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan up to a total of
     $100,000,000, as described in the Release of Parcels section below.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-25

(3)  Market Square is owned in fee by a joint venture in which the related borrower represents a 70% partnership interest. It is also encumbered by existing debt to the borrower, which debt has been pledged as collateral for the Beacon DC & Portfolio Loan. The Beacon DC & Seattle Portfolio Loan
     is not secured by a fee interest in the property. The amount represented in the Allocated Loan Amount column is the property's release amount in connection with a release other than as a result of a sale of the property.

(4)  Reston Town Center and 1300 North Seventeenth Street are owned in fee and are encumbered by existing debt to third parties. The Beacon DC & Seattle
     Portfolio Loan is not secured by a fee interest in the properties. The amounts represented in the Allocated Loan Amount column are the properties'
     release amounts, which amounts would in the event of a release of either property first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan up to a total of $100,000,000, as described in the Release of Parcels section below.

     The following table presents certain information relating to the historical leasing of the Beacon DC & Seattle Portfolio Properties:

                                  PERCENTAGE LEASED INFORMATION(1)
----------------------------------------------------------------------------------------------------
        PROPERTY                 2000    2001    2002    2003    2004    2005    2006   RENT ROLL(2)
----------------------------------------------------------------------------------------------------

Wells Fargo Center               97.4%   97.0%   98.4%   90.6%   83.3%   91.0%   94.7%      92.8%
Washington Mutual Tower          99.6%   99.6%   99.4%   98.7%   98.6%   98.1%   98.4%      96.9%
City Center Bellevue             95.5%   81.9%   75.7%   89.5%   94.5%   96.6%   95.9%      95.6%
Sunset North                     99.9%  100.0%  100.0%   98.1%   88.0%   98.0%  100.0%     100.0%
Plaza Center                     95.9%   87.9%   86.7%   81.7%   84.8%   87.6%   90.2%      95.8%
Eastgate Office Park             99.0%   97.6%   95.4%   76.5%   90.6%   92.6%   96.1%     100.0%
Lincoln Executive Center         95.7%   88.0%   86.9%   83.9%   86.1%   89.0%   90.6%      96.8%
Plaza East                       97.6%   79.2%   54.2%   71.2%   70.4%   89.0%   98.6%      91.5%
Key Center                       96.9%   98.8%   96.5%   99.2%   96.9%   99.5%   98.5%      97.9%
Lafayette Center                 98.8%   98.0%   92.9%   92.9%   92.3%   98.4%   95.0%      91.3%
Market Square                    98.1%   99.0%   99.3%   96.5%   97.5%   92.2%   94.0%      95.4%
Army and Navy Building           93.4%   85.3%   92.4%   92.6%   92.6%   94.3%   91.5%     100.0%
Liberty Place                   100.0%  100.0%  100.0%  100.0%   95.9%   95.9%  100.0%      99.4%
Reston Town Center              100.0%   99.4%   92.2%   93.5%   99.2%   99.7%   97.0%      98.3%
1616 North Fort Meyer Drive     100.0%  100.0%  100.0%   79.6%   93.1%   98.0%  100.0%      97.8%
1300 North Seventeenth Street   100.0%   98.5%   94.8%   82.6%   93.5%  100.0%   99.5%      99.4%
Booz Allen Complex              100.0%   99.4%   99.7%   99.9%  100.0%  100.0%  100.0%      99.5%
Polk & Taylor                   100.0%   71.5%   81.0%   60.8%   79.7%   99.6%   99.9%     100.0%
American Center                  96.4%   87.1%   67.5%   67.2%   73.8%   76.0%   92.9%      94.8%
11111 Sunset Hills Road         100.0%  100.0%  100.0%   84.9%   79.9%   88.1%  100.0%     100.0%

(1)  Based on CoStar.

(2)  Based on the underwritten rent roll dated April 1, 2007.

     The following table presents certain information relating to the historical total rents of the Beacon DC & Seattle Portfolio Properties:

                                      TOTAL GROSS RENT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------
          PROPERTY               2000     2001     2002     2003     2004     2005     2006    RENT ROLL(2)
-----------------------------------------------------------------------------------------------------------

Wells Fargo Center              $41.34   $40.40   $30.83   $32.75   $30.23   $27.07   $25.47      $26.31
Washington Mutual Tower         $40.53   $41.98   $34.68   $32.56   $31.94   $28.32   $28.73      $31.53
City Center Bellevue            $38.06   $34.70   $24.33   $22.88   $24.59   $27.29   $29.36      $24.15
Sunset North                    $32.25   $26.80   $23.96   $22.99   $22.26   $24.38   $24.60      $26.36
Plaza Center                    $32.45   $32.04   $23.91   $22.08   $23.62   $21.58   $25.76      $22.49
Eastgate Office Park            $29.09   $27.11   $22.52   $21.90   $22.72   $21.50   $23.96      $21.55
Lincoln Executive Center        $30.25   $28.66   $20.62   $19.60   $21.42   $22.64   $25.17      $22.27
Plaza East                      $32.02   $29.97   $19.55   $21.37   $21.37   $22.78   $22.98      $22.17
Key Center                      $24.67   $26.26   $29.55   $25.45   $26.69   $29.50   $30.19      $30.28
Lafayette Center                $33.09   $38.42   $38.16   $37.49   $37.59   $34.53   $39.91      $42.67
Market Square                   $43.80   $41.43   $45.74   $47.52   $53.01   $51.09   $53.20      $54.36
Army and Navy Building          $39.76   $36.92   $39.52   $44.00   $44.73   $45.82   $50.47      $49.66
Liberty Place                   $44.33   $45.00   $ 0.00   $ 0.00   $49.00   $47.75   $49.31      $54.27
Reston Town Center              $28.81   $38.14   $30.71   $27.15   $29.79   $36.69   $41.28      $39.49
1616 North Fort Meyer Drive     $ 0.00   $ 0.00   $27.75   $28.33   $28.83   $34.03   $36.00      $30.48
1300 North Seventeenth Street   $27.04   $27.60   $26.74   $29.10   $31.19   $32.00   $29.08      $33.33
Booz Allen Complex              $ 0.00   $24.48   $21.68   $19.84   $42.50   $42.50   $ 0.00      $32.79
Polk & Taylor                   $ 0.00   $ 0.00   $ 0.00   $30.78   $30.78   $30.78   $30.00      $30.04
American Center                 $32.54   $33.06   $26.11   $24.77   $24.29   $27.66   $32.66      $28.81
11111 Sunset Hills Road         $27.91   $ 0.00   $23.00   $23.00   $23.00   $26.38   $30.70      $26.73

(1)  Based on CoStar.

(2)  Based on the underwritten rent roll dated April 1, 2007.

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Please refer to important information and qualifications at the end of this material.
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                                      T-26

     The following table presents certain information relating to the major tenants of the Beacon DC & Seattle Portfolio Loan:

                                                                                    % OF TOTAL     ANNUALIZED
                               CREDIT RATING                         ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                  (FITCH/         TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
        TENANT NAME           MOODY'S/S&P)(1)      NRSF     NRSF   BASE RENT ($)     BASE RENT     ($PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Booz Allen Hamilton              --/--/--         714,237     7%   $ 21,376,474          8%           $29.93     Various(2)
GSA - Department of Defense     AAA/Aaa/AAA       554,294     6%   $ 17,854,320          6%           $32.21     Various(3)
Polk GSA                        AAA/Aaa/AAA       354,909     4%   $  8,956,668          3%           $25.24     Various(4)
Perkins Coie                     --/--/--         285,716     3%   $  8,868,398          3%           $31.04     Various(5)
Expedia                        --/Baa3/BBB-       265,713     3%   $  3,970,211          1%           $14.94     09/30/2009
Wells Fargo Bank NA             AA/Aa1/AA+        214,662     2%   $  5,861,101          2%           $27.30     Various(6)
Washington Mutual Bank            A/A2/A-         191,758     2%   $  6,568,730          2%           $34.26     Various(7)
Davis Wright Tremaine            --/--/--         169,533     2%   $  4,407,858          2%           $26.00     12/31/2018
XO Communications                --/--/--         167,495     2%   $  4,304,628          2%           $25.70     11/30/2007
Commodity Future                 --/--/--         161,785     2%   $   7,018452          3%           $43.38     09/30/2015
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          3,080,102    31%   $ 89,186,840         32%           $28.96
---------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP         6,458,372    66%   $190,938,436         68%           $29.56      Various
Vacant Space                        NAP           309,867     3%   $       0.00          0%           $ 0.00        NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE(8)                       9,848,341   100%   $280,125,276        100%           $29.37
---------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  For Booz Allen Hamilton, 408,591 SF expire on 12/31/2010, 180,000 SF expire on 01/31/2012, and 125,646 SF expire on 06/30/2014.

(3)  For the GSA - Department of Defense, 4,977 SF expire on 07/31/2007, 524,867
     SF expire on 04/30/2008, and 24,450 SF expire on 11/30/2009.

(4)  For the Polk GSA, 41,410 SF expire on 05/31/2009, 60,380 SF expire on
     02/28/2010, 46,163 SF expire on 08/31/2010, 76,332 SF expire on 03/31/2014 and 130,624 SF expire on 03/31/2015.

(5)  For Perkins Coie, 10,546 SF expire on 07/31/2011, 272,046 SF expire on
     12/31/2011 and 3,124 SF expire on 12/31/2035.

(6)  For Wells Fargo Bank NA, 59,544 SF expire on 02/29/2008, 128,421 SF expire on 09/30/2008, 2,515 SF expire on 11/30/2008, 1,913 SF expire on
     11/30/2009, 7,018 SF expire on 11/30/2010, 15,075 SF expire on 03/31/2011 and 176 SF expire on 12/31/2035.

(7)  For Washington Mutual Bank, 3,569 SF expire on 05/31/2008, 7,086 SF expire on 02/28/2010 and 181,103 SF expire on 12/31/2010.

(8)  Total/Weighted Average rent per SF excludes vacant space.

     The following table presents certain information relating to the lease rollover of the Beacon DC & Seattle Portfolio Loan:

                                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE     CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant          112          $ 0.00            3%            3%               0%                  0%
     MTM              0          $ 0.00            0%            3%               0%                  0%
     2007           115          $27.23            7%           10%               6%                  6%
     2008           152          $30.81           14%           24%              16%                 22%
     2009           163          $25.73           13%           37%              11%                 33%
     2010           187          $26.94           17%           54%              17%                 50%
     2011           132          $31.58           10%           65%              12%                 61%
     2012            75          $29.11            7%           72%               7%                 69%
     2013            74          $27.36            7%           79%               7%                 76%
     2014            64          $30.59            7%           86%               8%                 83%
     2015            57          $33.90            8%           94%              10%                 93%
     2016            30          $41.76            4%           98%               5%                 98%
     2017             6          $38.57            0%           98%               0%                 98%
2018 & Beyond        42          $21.29            2%          100%               2%                100%

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-27

     The following tables present certain information relating to the historical
Net Operating Income results of the Beacon DC & Seattle Portfolio Properties:

                                         NET OPERATING INCOME
------------------------------------------------------------------------------------------------------
            PROPERTY                   2001          2002          2003          2004          2005
------------------------------------------------------------------------------------------------------

Washington Mutual Tower(1)         $15,653,359   $15,708,846   $16,537,073   $16,488,332   $16,274,293
Market Square(2)                   $22,391,620   $24,703,280   $23,708,640   $23,025,123   $20,808,432
Reston Town Center(3)              $18,269,923   $19,016,596   $16,708,954   $19,786,226   $20,712,822
1300 North Seventeenth Street(4)   $ 7,544,643   $ 7,042,444   $ 6,893,756   $ 6,638,448   $ 8,580,337

(1)  Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
     62.8% pro-rata portion) on approximately $79,250,000 of existing debt
     ($49,769,000 based on a 62.8% pro-rata portion).

(2)  Represents a 100% interest in the Market Square property, prior to payment of existing debt to the related borrower, and prior to disbursement of 70%
     of cash flows after debt service to the borrower,and 30% to a non-affiliate, as described in the Market Square Joint Venture section below.

(3)  Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)  Represents the Net Operating Income of the 1300 North Seventeenth Street
     property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

                                                  NET OPERATING INCOME
------------------------------------------------------------------------------------------------------------------------
            PROPERTY                 1Q 2006       1Q 2007       TTM 10/06        2006         TTM 03/07         U/W
------------------------------------------------------------------------------------------------------------------------

Wells Fargo Center                 $ 4,226,437   $ 3,823,528   $ 15,474,857   $ 14,736,945   $ 14,334,036   $ 19,770,003
Washington Mutual Tower(1)         $ 4,327,781   $ 3,196,469   $ 17,004,496   $ 15,919,520   $ 14,788,209   $ 16,078,102
City Center Bellevue               $ 3,509,664   $ 2,043,796   $ 10,562,260   $ 10,221,829   $  8,755,961   $  9,856,098
Sunset North                       $ 2,267,063   $ 2,153,086   $  8,575,097   $  8,819,911   $  8,705,934   $  9,235,154
Plaza Center                       $ 1,481,715   $ 1,976,353   $  6,834,261   $  6,508,781   $  7,003,419   $  9,187,329
Eastgate Office Park               $   757,101   $   834,861   $  2,887,632   $  3,016,207   $  3,093,967   $  4,004,538
Lincoln Executive Center           $   966,130   $   922,832   $  3,183,144   $  3,523,447   $  3,480,149   $  4,360,093
Plaza East                         $   392,372   $   507,342   $  2,153,661   $  2,237,310   $  2,352,280   $  2,618,950
Key Center                         $ 2,549,048   $ 2,806,179   $  9,838,198   $ 10,992,380   $ 11,249,511   $ 11,838,738
Lafayette Center                   $ 4,266,839   $ 4,040,525   $ 16,104,255   $ 15,594,015   $ 15,367,700   $ 18,268,793
Market Square(2)                   $ 4,862,203   $ 6,140,006   $ 19,364,825   $ 18,729,016   $ 20,006,818   $ 26,180,226
Army and Navy Building             $   403,192   $   675,478   $  2,900,420   $  2,495,189   $  2,767,475   $  2,578,741
Liberty Place                      $   922,440   $ 1,081,290   $  4,327,320   $  4,618,507   $  4,777,357   $  5,531,542
Reston Town Center(3)              $ 5,011,711   $ 5,310,612   $ 21,711,497   $ 21,366,057   $ 21,664,959   $ 21,769,534
1616 North Fort Meyer Drive        $ 1,608,930   $   969,419   $  4,633,934   $  4,865,953   $  4,226,442   $  7,701,606
1300 North Seventeenth Street(4)   $ 2,366,966   $ 2,346,056   $  9,108,594   $  9,069,143   $  9,048,233   $ 11,226,415
Booz Allen Complex                 $ 3,946,806   $ 3,929,315   $ 15,405,541   $ 15,448,290   $ 15,430,798   $ 16,623,006
Polk & Taylor                      $ 5,232,204   $ 5,448,565   $ 20,383,775   $ 20,794,628   $ 21,010,989   $ 23,524,092
American Center                    $   642,333   $ 1,280,969   $  3,739,160   $  3,823,597   $  4,462,232   $  7,266,746
11111 Sunset Hills Road            $   674,461   $   756,493   $  3,554,775   $  3,296,475   $  3,378,506   $  4,667,430
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE             $50,415,397   $50,243,174   $197,747,702   $196,077,199   $195,904,976   $232,287,136
------------------------------------------------------------------------------------------------------------------------

(1)  Represents a 62.8% interest in the Washington Mutual Tower property (in which an affiliate of the borrower is a 62.8% partner), prior to payment of approximately $3,605,875 of annual debt service ($2,264,490 based on a
     62.8% pro-rata portion) on approximately $79,250,000 of existing debt
     ($49,769,000 based on a 62.8% pro-rata portion).

(2)  Represents a 100% interest in the Market Square property, prior to payment of existing debt to affiliates of the borrower, and prior to disbursement of 70% of cash flows after debt service to an affiliate of the borrower, and 30% to a non-affiliate, as described in the Market Square Joint Venture section below.

(3)  Represents the Net Operating Income of the Reston Town Center property prior to payment of approximately $12,226,005 of annual debt service on approximately $211,250,000 of existing debt.

(4)  Represents the Net Operating Income of the 1300 North Seventeenth Street
     property prior to payment of approximately $4,754,630 of annual debt service on approximately $78,158,299 of existing debt.

Pursuant to Rule 409 under the Securities Act of 1933, as amended, the Depositor has not included herein selected financial data (as defined in Item 3.01 of
Regulation S-K) for the five most recent fiscal years and most recent interim period, for the borrowers related to the property known as Market Square or the borrowers related to the Cash Flow Properties (the "Non-Provided Information").
The financial information with respect to such borrowers or the related properties set forth in the "Net Operating Income" table herein (other than under "U/W") and under "--Market Square Associates" was provided by the Beacon
DC & Seattle Portfolio Borrower. The Beacon DC & Seattle Portfolio Borrower did
not own the Beacon DC & Seattle Portfolio Properties during the foregoing periods. The Beacon DC & Seattle Portfolio Properties (or equity interests in the owners thereof) were acquired by the Beacon DC & Seattle Portfolio Borrower on April 10, 2007 from EOP Operating Limited Partnership and/or affiliates or subsidiaries thereof (collectively, "EOP/Blackstone"). The Depositor and its affiliates are not affiliated with the Beacon DC & Seattle Portfolio Borrower or
EOP/Blackstone and the Beacon DC & Seattle Portfolio Borrower is not affiliated with EOP/Blackstone. The Depositor has requested the Non-Provided Information from the Beacon DC & Seattle Portfolio Borrower and have requested that the
Beacon DC & Seattle Portfolio Borrower request the information from
EOP/Blackstone. The Beacon DC & Seattle Portfolio Borrower has informed the
Depositor that the Beacon DC & Seattle Portfolio Borrower does not possess the
Non-Provided Information, and that EOP/Blackstone has informed the Beacon DC &
Seattle Portfolio Borrower that either EOP/Blackstone does not possess the
Non-Provided Information or the Non-Provided Information has not been located.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-28

     MARKET SQUARE JOINT VENTURE. The property known as Market Square is owned in fee by a joint venture partnership in which the related borrower represents a
70% partnership interest and a non-affiliated party owns a 30% partnership interest. It is also encumbered by existing debt to the borrower, in the form of
(i) a mortgage loan, referred to as a permanent loan and (ii) a separate unsecured loan, referred to as an optional loan. As of December 31, 2006 and
December 31, 2005, the balances of the mortgage loan were $154,041,348 and
$158,230,992 respectively, and the balances of the unsecured loan were
$103,100,945 and $85,141,825 respectively. The Beacon DC & Seattle Portfolio
Loan is secured by (a) a pledge of the related borrowers' ownership interests in the joint venture and (b) a pledge by the related borrower of the mortgage and unsecured loans. With regard to the entity that owns Market Square, Total Assets were $148,088,171 and $140,925,442 as of December 31, 2006 and December 31, 2005
respectively. For the same time periods, (i) Net Losses were $8,398,185 and
$6,622,252 respectively, (ii) total Operating Revenues were $35,474,940 and
$33,724,342 respectively, (iii) Long Term Obligations, consisting of the mortgage loan and the unsecured loan, were $257,142,293 and $243,372,817 respectively and (iv) interest expenses paid to affiliates were $23,713,659 and
$21,653,336 respectively. Operating cash flow of the joint venture partnership is distributed in the following order: (i) in payment of any accrued interest under any optional loans, (ii) in payment of any principal outstanding under any optional loans, (iii) to the borrower, in payment of the aggregate unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made, (iv) to the borrower in payment of the aggregate accrued preferred return and (v) to the partners in accordance with their respective percentage interests, the percentage thus due to an affiliate of the borrower representing a 70% interest. Sales or refinancing proceeds of the joint venture partnership are to be distributed in the following order: (i)
in payment of any accrued interest under any optional loans, (ii) in payment of any principal outstanding under any optional loans, (iii) to the borrower in payment of the aggregated unpaid preferred return that is accrued but unpaid on account of the fiscal year for which the distribution is being made, (iv) to the borrower in payment of the aggregate accrued preferred return, (v) to the borrower in payment of certain unrecovered capital, (vi) to the 30% joint venture partner in the amount of $5,000,000, subject to certain conditions under the partnership agreement and (vii) to the partners in accordance with their respective percentage interests.

     ESCROWS AND RESERVES. At closing, the Beacon DC & Seattle Portfolio
Borrower deposited $18,200,095 to fund tenant concessions and leasing costs that the Beacon DC & Seattle Portfolio Borrower is contractually obligated to fund pursuant to recently executed leases at the Beacon DC & Seattle Portfolio
Properties. Upon occurrence and continuance of a trigger event, defined as an event of default, monthly escrows will be required for (i) 1/12 of estimated annual real estate taxes, (ii) 1/12 of estimated annual insurance premiums,
(iii) capital expenditures in 1/12 of the amount equivalent to $0.25 per leasable square foot at the Beacon DC & Seattle Portfolio Properties, (iv)
tenant concessions and leasing costs in 1/12 of the amount equivalent to $1.00 per leasable square foot at the Beacon DC & Seattle Portfolio Properties and (v)
ground rent payable under the Key Center ground lease.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Beacon DC & Seattle Portfolio Loan.

     PROPERTY MANAGEMENT. The Beacon DC & Seattle Portfolio Properties are
managed by four entities. Three of these entities, managing 19 properties, are affiliates of the sponsors. Washington Mutual Tower is managed by an affiliate of Wright Runstad & Company, the developer of the property and the other joint venture partner. Wright Runstad & Company was founded in 1972 and is headquartered at Washington Mutual Tower. It manages over 4.4 million square feet of space at 17 properties located primarily in the Pacific Northwest.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine loans with the aggregate original principal balance of $205,000,000 were originated on April
10, 2007. The mezzanine loans are secured by pledges of equity interests in the borrowers. Additional mezzanine debt is not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Beacon DC
& Seattle Portfolio Loan represents a pari passu interest in a $2,700,000,000 total mortgage financing. The pari passu interests in the mortgage financing are governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the Pooling and Servicing Agreement. In addition, the
Cash Flow Properties are currently encumbered by $339,177,299 of existing debt.

     RELEASE OF PARCELS. The Beacon DC & Seattle Portfolio Loan permits partial releases of the Portfolio Properties or of portions of the Portfolio Properties subject to conditions including but not limited to the following. If the DSCR for the Beacon DC & Seattle Portfolio Loan (based on actual NOI, with certain adjustments, and calculated based on mortgage debt only) is less than 1.45x, partial releases are permitted subject to payment of the greater of (i) 90% of net sales proceeds and (ii) 110% of the applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.07x and (ii) the DSCR immediately prior to such prepayment and release. If the DSCR is equal to or greater than 1.45x, partial releases are permitted subject to payment of the greater of (i) 75% of net sales proceeds and
(ii) 100% of applicable allocated loan amount, provided that after such prepayment and release, the DSCR is at least equal to the greater of (i) 1.45x and (ii) the DSCR immediately prior to such prepayment and release.

     The Beacon DC & Seattle Portfolio Loan permits partial releases of the Cash
Flow Properties (i) subject to payment of release amounts of (i) $235,000,000 for Washington Mutual Tower, (ii) $130,000,000 for Reston Town Center and (iii)
$75,000,000 for 1300 North Seventeenth Street and (ii) provided that after such prepayment and release, the DSCR for the Beacon DC & Seattle Portfolio Loan
(based on actual NOI, with certain adjustments, and calculated based on both mortgage and mezzanine debt) is at least equal to the greater of (a) 1.08x and
(b) the DSCR immediately prior to such prepayment and release. These release amounts will first be applied to the mezzanine loan principal balance, if any, and then to the mortgage loan. To the extent that the mortgage loan has been prepaid in the total amount of

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Please refer to important information and qualifications at the end of this material.
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                                      T-29

$100,000,000 pursuant to Cash Flow Property releases, any Cash Flow Properties remaining will be released without further prepayment requirements.

     TERRORISM COVERAGE. The Beacon DC & Seattle Portfolio Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism, provided that such coverage is available and that the total annual premium payable by the Beacon DC & Seattle Portfolio Borrower does not exceed one and a half times the result of (i) the annual premium required to receive comprehensive all risk insurance on the Beacon DC & Seattle Portfolio
Properties, in the amount of their full replacement costs, as defined in the loan documents, and of business income insurance, as defined in the loan documents minus (ii) any premiums required to be paid for earthquake, flood and terrorism coverage.

     Certain additional information regarding the Beacon DC & Seattle Portfolio
Loan and the Beacon DC & Seattle Portfolio Properties is set forth on Appendix
II hereto.

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Please refer to important information and qualifications at the end of this material.
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              MORTGAGE LOAN NO. 2 - TABOR CENTER & U.S. BANK TOWER
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                                      T-32

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                                      T-33

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              MORTGAGE LOAN NO. 2 - TABOR CENTER & U.S. BANK TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           MSMC
ORIGINAL BALANCE(1):            $300,000,000
CUT-OFF DATE BALANCE(1):        $300,000,000
SHADOW RATING (MOODY'S/S&P):    NAP / NAP
LOAN PURPOSE:                   Acquisition
FIRST PAYMENT DATE:             May 8, 2007
INTEREST RATE:                  5.620%
AMORTIZATION:                   Interest Only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  April 8, 2012
EXPECTED MATURITY BALANCE(1):   $300,000,000
SPONSOR(S):                     A 93.39% / 6.61% joint venture between Morgan
                                Stanley Real Estate Special Situations Fund III,
                                L.P. and Callahan Denver Investment, LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Locked out until 2 years after the REMIC
                                "start-up" day, with U.S. Treasury defeasance in
                                whole or in part thereafter. Prepayable without
                                a premium from and after January 8, 2012
LOAN PER SF(1):                 $252.03
UP-FRONT RESERVES:              TI/LC:                  $7,868,319
                                Deferred Maintenance:   $78,750
                                Environmental:          $22,131
                                RE Tax:                 $709,445
ONGOING RESERVES:               Cap Ex:                 $24,799/month
                                RE Tax:                 $236,482/month
                                Insurance:              $19,115/month
LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTIES INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio of 2 assets
PROPERTIES TYPE:                Office
PROPERTIES SUB-TYPE:            Urban
LOCATION:                       Denver, CO
YEAR BUILT/RENOVATED:           Tabor Center: 1984/2000
                                U.S. Bank Tower: 1974/2001
PERCENT LEASED(1):              93.5%
SQUARE FOOTAGE:                 1,190,350
THE COLLATERAL:                 Tabor Center is a 30-story Class A office
                                building with a 3-story retail component
                                totaling 696,027 square feet. U.S. Bank Tower is
                                a 26-story Class A office building totaling
                                494,323 square feet. Both buildings are located
                                in the Denver, CO CBD.
OWNERSHIP INTEREST:             Fee / Leasehold
PROPERTY MANAGEMENT:            Callahan Management, LLC
3RD MOST RECENT NOI (AS OF):    $12,884,667             (2003)
2ND MOST RECENT NOI (AS OF):    $16,953,123             (2004)
MOST RECENT NOI (AS OF):        $16,927,080             (2005)
U/W NET OP. INCOME(1):          $19,444,611
U/W NET CASH FLOW(1):           $19,027,989
U/W OCCUPANCY(1):               95.0%
APPRAISED VALUE(1):             $389,600,000
CUT-OFF DATE LTV(1):            77.0%
MATURITY DATE LTV(1):           77.0%
DSCR(1):                        1.11x
POST IO DSCR(1):                NAP
--------------------------------------------------------------------------------

(1)  The loan and property information numbers provided are determined on a combined-property basis.

(2)  Percent Leased is based on the rent roll dated March 1, 2007.

THE TABOR CENTER & U.S. BANK TOWER LOAN

     THE LOAN. The second largest loan (the "Tabor Center & U.S. Bank Tower
Loan") as evidenced by four Promissory Notes (collectively, the "Tabor Center &
U.S. Bank Tower Note") is secured by a first priority Fee and Leasehold Deed of
Trust and Security Agreement (the "Tabor Center & U.S. Bank Tower Mortgage")
encumbering the borrowers' fee interest in a 538,943 square foot urban office building and 157,084 square foot retail center known as Tabor Center ( the
"Tabor Center Property") and the borrowers' leasehold interest in a 494,323 square foot urban office building known as U.S. Bank Tower (the "U.S. Bank Tower
Property" and, together with the Tabor Center Property the "Tabor Center & U.S.
Bank Tower Properties"), each of which is located in Denver, Colorado. The Tabor
Center & U.S. Bank Tower Loan was originated on March 29, 2007 by or on behalf of Morgan Stanley Mortgage Capital Inc. The allocated loan amount with

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-34

respect to the Tabor Center Property is $200,000,000 and the allocated loan amount with respect to the U.S. Bank Tower Property is $100,000,000.

     THE BORROWER. The borrowers are CCP/MS SSIII Denver Tabor Center 1 Property
Owner LLC and CCP/MS SSIII Denver U.S. Bank Tower Property Owner LLC, each a
Delaware limited liability company (collectively, the "Tabor Center & U.S. Bank
Tower Borrower") that owns no material asset other than the Tabor Center & U.S.
Bank Tower Property and related interests. The Tabor Center & U.S. Bank Tower
Borrower is wholly-owned and controlled by a 93.39%/6.61% joint venture between
Morgan Stanley Real Estate Special Situations Fund III ("MS SSIII") and Callahan
Denver Investment, LLC. Morgan Stanley Real Estate Special Situations Fund III
is a $2.2Bn strategic real estate investment fund focused on delivering the best risk adjusted returns. The five principles of Callahan Capital Partners are
Timothy Callahan, Bill Treshman, Mike Colleran, Ross Satterwhite and Steve
Budorick who are all former executives and directors of Equity Office
Properties, Trizec Properties and/or Macquarie Office Trust. Timothy Callahan
served as the CEO and Director of Trizec Properties from 2002-2006. Previously, he was the CEO and President of Equity Office Properties from 1996-2002. Under
Callahan's leadership, Equity Office Properties went public in 1997, produced
8.5% annualized total returns and quadrupled in size through mergers and acquisitions.

     THE PROPERTY. The Tabor Center & U.S. Bank Tower Properties are located in
Denver, Colorado. The Tabor Center Property is located at 1200 17th Street, in lower downtown Denver and the U.S. Bank Tower Property is located at 950 17th
Street, in the central business district of downtown Denver. The Tabor Center
Property was constructed in 1984 and renovated in 2000. It consists of a 538,943 square foot, 30-story urban office building and a 157,084 square foot, 3-story retail center and includes a five-level underground garage. The U.S. Bank Tower was constructed in 1974 and renovated in 2001. It consists of a 494,323 square foot, 26-story urban office building and includes a two level underground garage.

     The Tabor Center & U.S. Bank Tower Borrower's interest in the U.S. Bank
Tower Property consists of a fee interest in two parcels of land, a leasehold interest under a ground lease (the "U.S. Bank Tower Parcel III Ground Lease") in one parcel of land and a leasehold interest under a sublease (the "U.S. Bank
Tower Sublease" and, together with the U.S. Bank Tower Parcel II Ground Lease, the "U.S. Bank Tower Ground Leases") in one parcel of land. The U.S. Bank Tower
Ground Leases each expire on May 30, 2062, with one renewal term of 60 years for so long as the building encroaches on the leased parcel. The annual rent under the U.S. Bank Tower Ground Leases is determined every 10 years based on the
"fair value" of the land only. According to an estoppel, the combined current annual rent under the U.S. Bank Tower Ground Leases is $182,500 per annum through July 3, 2010. The underlying lease with respect to the parcel subject to the U.S. Bank Tower Sublease and the related estoppel provide for recognition of the U.S. Bank Tower Sublease as a direct lease between the fee owner and the
Tabor Center & U.S. Bank Tower Borrower if the underlying lease is terminated for any reason.

                               ALLOCATED LOAN   PROPERTY   OWNERSHIP   YEAR BUILT/   PERCENT
   PROPERTIES      LOCATION        AMOUNT         TYPE      INTEREST    RENOVATED     LEASED    UNITS
------------------------------------------------------------------------------------------------------

Tabor Center      Denver, CO    $200,000,000     Office       Fee       1984/2000     91.9%    696,027
U.S. Bank Tower   Denver, CO    $100,000,000     Office    Leasehold    1974/2001     95.8%    494,323

     The following table presents certain information relating to the major tenants at the Tabor Center Property:

                                                                                  % OF TOTAL     ANNUALIZED
                          CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/        TENANT               UNDERWRITTEN    UNDERWRITTEN     BASE RENT         LEASE
      TENANT NAME        MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Hogan & Hartson              --/--/--       60,763        9%        1,892,036         11%          $31.14       09/30/2016(2)
Rothgerber Johnson &
   Lyons, LLP                --/--/--       55,685        8%        1,575,710          9%          $28.30       08/31/2010
Snell & Wilmer               --/--/--       40,428        6%        1,365,497          8%          $33.78       01/31/2014(3)
Marsico Capital
   Management                --/--/--       41,236        6%        1,158,454          7%          $28.09       06/30/2014
Greenberg Traurig            --/--/--       37,216        5%          933,863          6%          $25.09       03/31/2011
Zone Enterprises             --/--/--       38,070        5%          741,249          4%          $19.47       09/30/2016
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     273,398       39%        7,666,809         45%          $28.04
-----------------------------------------------------------------------------------------------------------------------------

Other Tenants                  NAP         366,102       53%        9,247,794         55%          $25.26
Vacant Space                   NAP          56,527        8%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     696,027      100%      $16,914,603        100%          $24.30
-----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Hogan & Hartson has 15,940 SF expiring on 04/30/2009 and 44,823 SF expiring on 09/30/2016 in Tabor Center.

(3)  Snell & Wilmer has 144 SF expiring on 12/31/2007 and 40,284 SF expiring on
     01/31/2014 in Tabor Center.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-35

     The following table presents certain information relating to the major tenants at the U.S. Bank Tower Property:

                                                                                  % OF TOTAL     ANNUALIZED
                          CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/        TENANT               UNDERWRITTEN    UNDERWRITTEN     BASE RENT         LEASE
      TENANT NAME        MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Encana Oil & Gas            --/Baa2/A-      94,542       19%        2,578,615         26%          $27.27        08/31/2008
U.S. Bank                   AA-/Aa2/AA     135,334       27%        2,332,373         23%          $17.23        12/31/2016
Otten Johnson                --/--/--       54,833       11%          910,001          9%          $16.60        12/31/2015
White Steele                 --/--/--       26,158        5%          609,828          6%          $23.31        04/30/2009
Global Crossing              --/--/--       24,281        5%          527,795          5%          $21.74        12/31/2012
Watson Wyatt                 --/--/--       22,444        5%          395,315          4%          $17.61        11/30/2014(2)
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     357,592       72%        7,353,926         73%          $20.57
------------------------------------------------------------------------------------------------------------------------------

Other Tenants                   NAP        115,800       23%        2,675,452         27%          $23.10
Vacant Space                    NAP         20,931        4%
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     494,323      100%      $10,029,378        100%          $20.29
------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Watson Wyatt has 3,095 SF expiring on 05/31/2011 and 19,349 SF expiring on
     11/30/2014 in U.S. Bank Tower.

                                                 LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------
                                                                                                         CUMULATIVE % OF
                                                   % OF TOTAL                                              TOTAL BASE
                # OF LEASES   AVERAGE BASE RENT   SQUARE FEET    CUMULATIVE %   % OF TOTAL BASE RENTAL   RENTAL REVENUES
    YEAR          ROLLING       PER SF ROLLING      ROLLING     OF SF ROLLING      REVENUES ROLLING          ROLLING
------------------------------------------------------------------------------------------------------------------------

   Vacant            38             $ 0.00             7%              7%                  0%                    0%
    2007             20             $19.36             4%             10%                  3%                    3%
    2008             14             $27.43             9%             20%                 11%                   15%
    2009             27             $25.91            12%             31%                 13%                   28%
    2010             22             $24.23            10%             42%                 11%                   39%
    2011             22             $25.42            10%             52%                 12%                   51%
    2012             13             $27.93             5%             57%                  6%                   57%
    2013              7             $27.50             2%             59%                  2%                   59%
    2014             14             $26.61            13%             72%                 15%                   75%
    2015              6             $17.15             5%             77%                  4%                   79%
    2016             26             $21.64            20%             97%                 19%                   98%
2017 & Beyond         5             $18.78             3%            100%                  2%                  100%

     ESCROWS AND RESERVES. The Tabor Center and U.S. Bank Tower Borrower
reserved upfront $7,868,319 for TI/LC expenses, $78,750 for deferred maintenance, $22,131 for environmental expenses and $709,445 for real estate taxes. The Tabor Center and U.S. Bank Tower Borrower is required to escrow monthly 1/12 of estimated annual real estate taxes and 1/12 of estimated annual insurance premiums. The Tabor Center and U.S. Bank Tower Borrower is also required to escrow monthly (i) $24,799 for annual capital expenditures approved by the lender and (ii) at least ten (10) days prior to each monthly payment date, an amount equal to the ground rent that will be payable under the ground lease for the month in which such monthly payment date occurs.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Tabor Center and U.S. Bank Tower Loan. The lockbox will remain in place until the Tabor Center and U.S. Bank Tower Loan has been paid in full.

     PROPERTY MANAGEMENT. The Tabor Center and U.S. Bank Tower Property are
managed by Callahan Management LLC, which is an affiliate of the Tabor Center and U.S. Bank Tower Borrower and the Tabor Center and U.S. Bank Tower Loan's
sponsor. The management agreement is subordinate to the Tabor Center and U.S.
Bank Tower Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Cross-collateralized and cross-defaulted mezzanine financing, secured by ownership interest in the borrowers of these and other properties, in the aggregate amount of $209,100,000 was obtained by parent entities of the Tabor Center and U.S. Bank Tower Borrower and certain affiliates of such parent entities. Intercreditor agreements are in effect between the lender and the mezzanine loan lender.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Provided no event of default has occurred and remains uncured and provided the Tabor Center and U.S. Bank Tower Borrower desires to transfer one of the Tabor Center and U.S. Bank Tower Properties to an
unaffiliated third party in connection with an arm's length transaction, the
Tabor Center and U.S. Bank Tower Borrower has the right to obtain a release of such Tabor Center and

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-36

U.S. Bank Tower Property upon the satisfaction of certain conditions, including
(a) a DSCR for the property remaining subject to the lien of the mortgage and four additional properties owned by affiliates of the Tabor Center and U.S. Bank
Tower Borrower at least equal to the DSCR of such properties for the twelve months preceding the release and (b) (i) if the release is to occur on or after the permitted prepayment date, the payment of a release amount equal to the greater of 110% of the allocated loan amount and 82.5% of the net sales proceeds, or (ii) if the release is to occur prior to the permitted prepayment date, the partial defeasance of the Tabor Center and U.S. Bank Tower Loan pursuant to the terms of the related loan agreement.

     TERRORISM INSURANCE. The Tabor Center & U.S. Bank Tower Borrower is
required to obtain, in accordance with the related loan document, insurance against perils and acts of terrorism, provided such policy or endorsement is available, and that the total annual premium does not exceed one and one-half times the premium Borrower then pays with respect to Borrower's "all-risk"
coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk
Insurance Act of 2002 ("TRIA") is in effect (including any extensions or if another federal governmental program is in effect which provides substantially similar protections as TRIA), the lender shall accept terrorism insurance which covers against "covered acts" as defined by TRIA (or such other program) as full compliance.

     Certain additional information regarding the Tabor Center & U.S. Bank Tower
Loan and the Tabor Center & U.S. Bank Tower Properties is set forth on Appendix
II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-37

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - PDG PORTFOLIO
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
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                                      T-38

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - PDG PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-39

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - PDG PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF II
ORIGINAL BALANCE(1):           $212,000,000
CUT-OFF DATE BALANCE(1):       $212,000,000
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            June 1, 2007
INTEREST RATE:                 5.760%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 May 1, 2017
EXPECTED MATURITY BALANCE(1):  $212,000,000
SPONSOR(S):                    Richard J. Sodja; William M. Dutton IV
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Open to prepayment with Yield Maintenance
                               anytime. 2 years after the REMIC 'start-up' day,
                               prepayable with U.S. Treasury defeasance or the
                               payment of Yield Maintenance thereafter.
                               Prepayable without a premium from and after April
                               1, 2017.
LOAN PER SF(1):                $138.83
UP-FRONT RESERVES:             RE Tax:                 $188,793
                               Insurance:              $218,132
                               Deferred Maintenance:   $825,426
                               Maintenance:
                               Cap Ex:                 $2,225,253
                               Environmental:          $93,750
                               Other(2):               $18,291,950
ONGOING RESERVES:              Cap Ex(2):              $16,011/month
                               RE Tax:                 $188,793/month
                               Insurance:              $27,267/month
                               TI/LC(2):               Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio of 11 assets
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             10 Anchored & 1 Shadow Anchored
LOCATION:                      See table below
YEAR BUILT/RENOVATED:          See table below
PERCENT LEASED(3):             See table below
SQUARE FOOTAGE(3):             See table below
THE COLLATERAL:                11 anchored or shadowed anchored retail centers
OWNERSHIP INTEREST:            See table below
PROPERTY MANAGEMENT:           Vestar Property Management
3RD MOST RECENT NOI (AS OF):   NAP            (2004)
2ND MOST RECENT NOI (AS OF):   $5,943,362     (2005)
MOST RECENT NOI (AS OF):       $12,667,113    (2006)
U/W NET OP. INCOME(1):         $15,514,470
U/W NET CASH FLOW(1):          $15,051,416
U/W OCCUPANCY(1):              79.5%
APPRAISED VALUE(1):            $273,400,000
CUT-OFF DATE LTV(1):           77.5%
MATURITY DATE LTV(1):          77.5%
DSCR(1):                       1.22x
POST IO DSCR(1):               NAP
--------------------------------------------------------------------------------

(1)  The loan and property information numbers provided are determined on a combined-property basis.

(2)  See "Escrows and Reserves" for specific details.

(3)  Percent Leased is based on the rent roll dated April 3, 2007.

THE PDG PORTFOLIO LOAN

     THE LOAN. The third largest loan (the "PDG Portfolio Loan") as evidenced by the Promissory Note (the "PDG Portfolio Note") is secured by a first priority fee or leasehold Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing encumbering eleven anchored or shadow anchored retail centers (the "PDG Portfolio Mortgage") containing a total of 1,280,868 square feet excluding ground leases known as the PDG Portfolio, located in the
MSA of Phoenix-Mesa-Scottsdale, Arizona (the "PDG Portfolio Property"). The PDG
Portfolio Loan was originated on April 3, 2007 by or on behalf of Principal
Commercial Funding II, LLC.

     THE BORROWER. The borrower is PDG America Shopping Centers, L.L.C. ("The
PDG Portfolio Borrower"). The PDG Portfolio Borrower is 100% owned by Richard J.
Sodja and William M. Dutton IV. Richard J. Sodja and William M. Dutton IV own
PDG America Properties, LLC, which is a commercial real estate development company specializing in the acquisition, investment and development of

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-40

retail centers in the Southwestern U.S. The PDG America Properties, LLC
portfolio currently contains over 3 million square feet of anchored retail product. Richard J. Sodja and William M. Dutton IV provide personal guarantees for all the PDG Portfolio Borrower's obligations.

     THE PROPERTY. The PDG Portfolio Property consists of 11 anchored and shadow anchored retail centers containing a total of 1,527,086 square feet in 69 buildings (including ground leases). The portfolio totals 1,280,868 square feet excluding ground leases. The properties are located within the
Phoenix-Mesa-Scottsdale, Arizona MSA. The cities the properties are located in include Phoenix, Glendale, Peoria, Mesa and Chandler.

                                     ALLOCATED                       OWNERSHIP       YEAR BUILT/          PERCENT   PARKING
      PROPERTY        LOCATION      LOAN AMOUNT       ANCHOR          INTEREST        RENOVATED            LEASED    SPACES    SF
------------------------------------------------------------------------------------------------------------------------------------

Arcadia Towne        Phoenix, AZ    $16,970,489          CVS            Fee        1966, 1977, 1988,        97.5%      244    69,680
Center                                                                                 2005 / 2005
Bethany Towne        Phoenix, AZ    $42,844,441       Wal-Mart          Fee        1977, 1979, 1998,        93.8%    1,464   288,190
Center                                                                             1999, 2004, 2005,
                                                                                        2007 /
                                                                                       2004-2007
Park Northern        Phoenix, AZ    $12,434,071        Safeway       Leasehold    1981, 1983, 1985 /        92.4%      964   111,795
                                                                                       2006-2007
Moon Valley Towne    Phoenix, AZ    $12,918,296    Fry's Food and       Fee        1984-1985, 1998 /        43.2%      531   102,679
Center                                                 Drug(1)                         2006-2007
Lone Mountain        Phoenix, AZ    $ 9,226,555      Tutor Time         Fee           2002 / NAP            80.0%      159    34,720
Landing
Metro Power Center   Phoenix, AZ    $22,299,305   Sports Authority      Fee      1991-1993 / 2004-2005      87.4%      822   174,888
Peoria Station       Peoria, AZ     $25,367,622        Safeway          Fee          1987, 2001 /           83.3%    1,108   181,676
                                                                                       2001-2004
Shea Plaza           Phoenix, AZ    $13,730,698        Basha's          Fee        1974 ,1986 / 1999       100.0%      384    88,953
Southern Sunset      Mesa, AZ       $14,909,086   Sports Authority      Fee           1973 / 2001           93.1%      708   197,127
Westporte Village    Glendale, AZ   $ 6,196,003       Wal-Mart          Fee           1986 / 2007           73.7%      400    86,122

Sun Village Fair     Chandler, AZ   $35,103,434    Fry's Food and       Fee           1987 / 2005           88.0%      885   191,256
                                                        Drug

(1)  The Moon Valley Towne Center is a shadow anchored property, therefore,
     Fry's Food and Drug is not part of the collateral of the loan.

     The following table presents certain information relating to the major tenants at the PDG Portfolio Property:

                          CREDIT RATING                                            % OF TOTAL    ANNUALIZED
                             (FITCH/         TENANT                 ANNUALIZED     ANNUALIZED     BASE RENT        LEASE
      TENANT NAME        MOODY'S/S&P)(1)      NRSF     % OF NRSF   BASE RENT ($)    BASE RENT   ($ PER NRSF)     EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Wal-Mart Stores, Inc.       AA/Aa2/AA        246,218       16%      $ 1,550,000        10%         $ 6.30      04/12/2025(2)
Fry's                     BBB/Baa2/BBB-       84,064        6%      $ 1,000,023         6%         $11.90       12/19/2016
Tutor Time Childcare         --/--/--         49,324        3%      $ 1,170,227         8%         $23.73      05/31/2028(3)
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       379,606       25%      $ 3,720,250        24%         $ 9.80
----------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP           938,797       61%      $11,871,411        76%         $12.65         Various
Vacant Space                   NAP           208,683       14%      $      0.00         0%         $ 0.00           NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     1,527,086      100%      $15,591,661       100%         $11.83
----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Wal-Mart Stores, Inc. - 206,528 SF expires on 04/12/2025 and 39,690 SF expires on 07/31/2027.

(3)  Tutor Time Childcare - 11,835 SF expires on 05/31/2028, 25,737 SF expires on 02/28/2028 and 11,752 SF expires on 01/31/2026.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-41

                                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   RENT PER SF    SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING       ROLLING        ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant            0          $ 0.00           14%            14%               0%                 0%
     2007            20          $16.47            3%            17%               5%                 5%
     2008            22          $11.17            9%            25%              10%                15%
     2009            22          $12.82            8%            34%              11%                25%
     2010            27          $18.83            7%            41%              12%                37%
     2011            31          $ 9.34           17%            57%              15%                53%
     2012            16          $16.87            3%            60%               5%                57%
     2013             1          $18.52            0%            60%               0%                57%
     2014             5          $ 9.86            4%            64%               4%                61%
     2015             2          $17.76            1%            65%               2%                63%
     2016             2          $12.31            6%            70%               7%                70%
2017 & Beyond        13          $10.52           30%           100%              30%               100%

     ESCROWS AND RESERVES. At closing the PDG Portfolio Borrower deposited
$10,875,917 for construction work, $5,697,033 as an occupancy reserve,
$1,419,000 as a specified repairs reserve, $2,225,253 for capital expenditures,
$825,426 for deferred maintenance, $300,000 for an estoppel reserve and $93,750 for environmental work as well as escrows for real estate taxes and insurance.
The PDG Portfolio Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. Additionally the PDG Portfolio Borrower is required to escrow $16,011 into a capital expenditure reserve per month until a cap of $1,000,000 is reached. Following the occurrence and during the continuation of an event of default, the borrower will be required to begin monthly TI/LC escrows of $80,000 per month.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
PDG Portfolio Loan.

     PROPERTY MANAGEMENT. The PDG Portfolio Property is managed by Vestar
Property Management. Vestar Property Management is a full service management company that offers the following services: Strategic Planning and Asset
Responsibility, Marketing Supervision, Leasing Oversight, Acquisition Due
Diligence and Disposition Services, Budgeting and Expense Control, Refinancing
Assistance, Construction Management, and In-house Legal and Accounting
Consultation. Vestar Property Management currently manages over 15.4 million square feet of retail product in Arizona and Southern California.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent companies of the PDG Portfolio Borrower, PDG-Dutton, LLC and PDG-Sodja, LLC,
have obtained mezzanine financing in the initial amount of $34,000,000. This mezzanine loan has the ability to increase to $57,000,000 within the first 2 years of the loan term provided that the combined debt of the mezzanine loan and the PDG Portfolio Loan does not exceed 90% LTV. An intercreditor agreement is in effect between the lender and the mezzanine loan lender. If the existing mezzanine loan is no longer outstanding, the current PDG Portfolio Borrower may obtain new mezzanine financing subject to the satisfaction of certain conditions set forth in the mortgage documents, including, but not limited to: (i) the DSCR on the aggregate debt must be equal to or greater than 1.00x, (ii) the aggregate
LTV may not exceed 90% and (iii) the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing).

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The PDG Portfolio Borrower may obtain a release of individual properties by making a partial prepayment of the loan in an amount equal to 110% of the related allocated loan amount, subject to the satisfaction of certain conditions including but not limited to (i) no event of default has occurred and (ii) LTV will be equal to or less than the lesser of (a) the LTV immediately preceding the release and (b) the LTV as of the closing of loan, and the DSCR will be equal to or greater than the greater of (a) the DSCR immediately preceding such release and (b) the DSCR as of the closing of the loan.

     TERRORISM COVERAGE. The PDG Portfolio Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism.

     Certain additional information regarding the PDG Portfolio Loan and the PDG
Portfolio Property is set forth on Appendix II hereto.

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Please refer to important information and qualifications at the end of this material.
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             MORTGAGE LOAN NO. 4 - NEW YORK CITY APARTMENT PORTFOLIO
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             MORTGAGE LOAN NO. 4 - NEW YORK CITY APARTMENT PORTFOLIO
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                                      T-45

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             MORTGAGE LOAN NO. 4 - NEW YORK CITY APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:           LaSalle
ORIGINAL BALANCE(1):            $195,000,000
CUT-OFF DATE BALANCE(1):        $195,000,000
SHADOW RATING (MOODY'S/S&P):    NAP / NAP
LOAN PURPOSE:                   Acquisition
FIRST PAYMENT DATE:             May 1, 2007
INTEREST RATE:                  5.800%
AMORTIZATION:                   Interest Only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
EXPECTED MATURITY BALANCE(1):   $195,000,000
SPONSOR:                        Insureprofit Limited
INTEREST CALCULATION:           Actual/360
CALL PROTECTION(2):             Locked out until 2 years after the REMIC
                                "start-up" day, with U.S. Treasury defeasance
                                thereafter. Prepayable without a premium from
                                and after March 1, 2012.
LOAN PER UNIT(1):               $162,500.00
UP-FRONT RESERVES:              Insurance:              $564,971
                                Deferred Maintenance:   $61,875
                                Cap Ex(3):              $5,000,000
                                Interest Reserve(3):    $5,000,000
                                Environmental:          $64,000
                                Insurance Proceeds:     $264,806
ONGOING RESERVES:               RE Tax(3):              Springing
                                Insurance(3):           Springing
                                Cap Ex(3):              Springing
LOCKBOX:                        Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio of 37 assets
PROPERTY TYPE:                  Multifamily
PROPERTY SUB-TYPE:              High Rise
LOCATION:                       New York, NY
YEAR BUILT/RENOVATED:           See table below
PERCENT LEASED(4):              97.8%
UNITS(5):                       1,200
THE COLLATERAL:                 37 multifamily properties
OWNERSHIP INTEREST(6):          Fee

PROPERTY MANAGEMENT:            Dawnay Day US Real Estate Management, LLC

3RD MOST RECENT NOI (AS OF):    $9,266,171     (12/31/2005)
2ND MOST RECENT NOI (AS OF):    $9,634,027     (12/31/2006)
MOST RECENT NOI (AS OF):        $10,408,298    (YTD Ann. 01/31/2007)
U/W NET OP. INCOME(1)(7):       $16,515,458
U/W NET CASH FLOW(1)(7):        $16,515,458
U/W OCCUPANCY(1):               95.0%
APPRAISED VALUE(1)(8):          $321,200,000
CUT-OFF DATE LTV(1)(8):         60.7%
MATURITY DATE LTV(1)(8):        60.7%
DSCR(1)(7):                     1.44x
POST IO DSCR(1):                NAP
--------------------------------------------------------------------------------

(1)  The loan and property information numbers provided are determined on a combined-property basis.

(2)  The New York City Apartment Portfolio Borrower may, at its option, provided no event of default has occurred and is continuing, prepay the New York
     City Apartment Portfolio Loan in part without payment of any prepayment fee or premium provided that (i) no more than 5% of the original principal amount of the New York City Apartment Portfolio Loan in any 12 month period may be prepaid and (ii) no more than 15% of the original principal amount of the New York City Apartment Portfolio Loan, in aggregate, during the term of the New York City Apartment Portfolio Loan may be prepaid.

(3)  See "Escrows and Reserves" for more details.

(4)  Percent Leased is based on the rent roll dated March 13, 2007.

(5)  Units include 1,142 residential units and 58 commercial units.

(6)  The property located at 214 East 9th Street is an 18-unit condominium building. The New York City Apartment Portfolio Borrower owns 7 of the condominium units and approximately 43% of the common areas.

(7)  U/W Net Op. Income and U/W Net Cash Flow are based on underwritten cash flows for 2011, which were derived based on certain assumptions, including the conversion of units from rent-stabilized units to de-regulated units.
     Conversion of units from rent-stabilized units to de-regulated units at a rate lower than the assumed rate would have a negative impact on U/W Net
     Op. Income, U/W Net Cash Flow and DSCR. The DSCR based on the annualized rent roll as of March 13, 2007 is 0.95x.

(8)  Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the
     "As-Stabilized" appraised value as of February 1, 2010. The "As-Is"
     appraised value is $244,000,000 as of February 16, 2007, resulting in an
     "As-Is" Cut-off Date LTV and "As-Is" Maturity Date LTV of 79.9%.

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Please refer to important information and qualifications at the end of this material.
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                                      T-46

THE NEW YORK CITY APARTMENT PORTFOLIO LOAN

     THE LOAN. The fourth largest loan (the "New York City Apartment Portfolio
Loan") as evidenced by the Promissory Note is secured by a first priority fee
Amended and Restated Mortgage, Security Agreement and Fixture Filing encumbering the 1,200 unit portfolio known as New York City Apartment Portfolio, located in
New York, New York (the "New York City Apartment Portfolio Properties"). The New
York City Apartment Portfolio Loan was originated on March 19, 2007 by or on behalf of LaSalle Bank National Association.

     THE BORROWER. The borrowers under the New York City Apartment Portfolio
Loan are DDEH 291 Pleasant LLC, a Delaware limited liability company, and 26 affiliated limited liability companies, each of which is a special purpose entity (collectively, the "New York City Apartment Portfolio Borrower"). Each
entity owns no material asset other than the New York City Apartment Portfolio
Properties and all entities are jointly and severally liable for repayment of the New York City Apartment Portfolio Loan. The sponsor of the New York City
Apartment Portfolio Borrower is Insureprofit Limited, an entity formed under the laws of England and Wales.

     THE PROPERTY. The New York City Apartment Portfolio Properties are
comprised of 37 properties, which include 1,142 residential units and 58 commercial units, located in New York, New York. See table below for additional information about the New York City Apartment Portfolio Properties.

                                             ALLOCATED                    OWNERSHIP   YEAR BUILT/   PERCENT
           PROPERTY            LOCATION     LOAN AMOUNT   PROPERTY TYPE    INTEREST    RENOVATED     LEASED   UNITS
-------------------------------------------------------------------------------------------------------------------

122-126 East 103rd Street    New York, NY   $15,108,608    Multifamily       Fee      1910 / 2007     97.8%     90
124-136 East 117th Street    New York, NY   $14,505,927    Multifamily       Fee      1910 / 2007     98.6%     72
231-235 East 117th Street    New York, NY   $10,889,836    Multifamily       Fee      1910 / 2007     97.1%     70
1571-1575 Lexington Avenue   New York, NY   $10,120,897    Multifamily       Fee      1920 / 2007     97.4%     76
1567-1569 Lexington Avenue   New York, NY   $ 9,497,433    Multifamily       Fee      1920 / 2007    100.0%     76
234-238 East 116th Street    New York, NY   $ 8,853,187    Multifamily       Fee      1910 / 2007     98.4%     63
233-237 East 111th Street    New York, NY   $ 7,127,548    Multifamily       Fee      1900 / 2007     97.9%     48
137-139 East 110th Street    New York, NY   $ 7,107,488    Multifamily       Fee      1910 / 2007    100.0%     40
244 East 117th Street        New York, NY   $ 6,899,667    Multifamily       Fee      1950 / 2007    100.0%     41
215 East 117th Street        New York, NY   $ 6,855,649    Multifamily       Fee      1910 / 2007     96.9%     32
204 East 112th Street        New York, NY   $ 6,359,332    Multifamily       Fee      1910 / 2007    100.0%     37
2371 Second Avenue           New York, NY   $ 6,266,860    Multifamily       Fee      1900 / 2007     96.9%     32
411 East 118th Street        New York, NY   $ 6,213,856    Multifamily       Fee      1900 / 2007     97.6%     41
102 East 116th Street        New York, NY   $ 5,944,251    Multifamily       Fee      1900 / 2007    100.0%     32
102 East 103rd Street        New York, NY   $ 5,375,938    Multifamily       Fee      1910 / 2007    100.0%     30
112 East 103rd Street        New York, NY   $ 5,320,225    Multifamily       Fee      1910 / 2007    100.0%     30
311 East 109th Street        New York, NY   $ 5,299,443    Multifamily       Fee      1910 / 2007    100.0%     36
2171-2173 Third Avenue       New York, NY   $ 5,091,621    Multifamily       Fee      1900 / 2007     94.4%     18
413 East 114th Street        New York, NY   $ 4,696,761    Multifamily       Fee      1915 / 2007     96.4%     28
312 East 106th Street        New York, NY   $ 4,239,555    Multifamily       Fee      1920 / 2007    100.0%     30
118 East 103rd Street        New York, NY   $ 4,217,859    Multifamily       Fee      1910 / 2007    100.0%     30
228 East 116th Street        New York, NY   $ 4,052,515    Multifamily       Fee      1910 / 2007    100.0%     31
216 East 118th Street        New York, NY   $ 3,657,655    Multifamily       Fee      1900 / 2007    100.0%     18
214 East 9th Street          New York, NY   $ 3,325,141    Multifamily       Fee(1)   1900 / 2007    100.0%      7
411 East 114th Street        New York, NY   $ 3,242,012    Multifamily       Fee      1900 / 2007    100.0%     20
238 East 111th Street        New York, NY   $ 3,200,448    Multifamily       Fee      1905 / 2007    100.0%     24
154 East 106th Street        New York, NY   $ 3,054,973    Multifamily       Fee      1961 / 2007    100.0%     20
2156 Second Avenue           New York, NY   $ 2,764,023    Multifamily       Fee      1910 / 2007    100.0%     13
328 East 106th Street        New York, NY   $ 2,618,548    Multifamily       Fee      1940 / 2007    100.0%     19
318 East 106th Street        New York, NY   $ 2,618,548    Multifamily       Fee      1900 / 2007    100.0%     17
319-321 East 115th Street    New York, NY   $ 2,410,727    Multifamily       Fee      1910 / 2007    100.0%     16
291 Pleasant Avenue          New York, NY   $ 2,140,559    Multifamily       Fee      1910 / 2007     93.8%     16
103 East 102nd Street        New York, NY   $ 2,078,213    Multifamily       Fee      1910 / 2007      9.1%     11
419 East 114th Street        New York, NY   $ 1,288,492    Multifamily       Fee      1910 / 2007     80.0%     10
417 East 114th Street        New York, NY   $   893,631    Multifamily       Fee      1910 / 2007    100.0%      9
421 East 114th Street        New York, NY   $   831,285    Multifamily       Fee      1910 / 2007    100.0%      8
423 East 114th Street        New York, NY   $   831,285    Multifamily       Fee      1900 / 2007    100.0%      9

(1)  The property is an 18-unit condominium building. The New York City
     Apartment Portfolio Borrower owns 7 of the condominium units and approximately 43% of the common areas.

     ESCROWS AND RESERVES. The New York City Apartment Portfolio Borrower is
required to escrow monthly 1/12 of annual real estate taxes and 1/12 of annual insurance premiums upon the occurrence of any of the following events: (i) an event of default has occurred and is continuing, (ii) the New York City
Apartment Portfolio Borrower fails to pay all taxes or all insurance premiums
(as applicable) due with respect to the New York City Apartment Portfolio
Properties prior to the due date, or (iii) the DSCR falls below 1.15x. In addition, the New

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Please refer to important information and qualifications at the end of this
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                                      T-47

York City Apartment Portfolio Borrower deposited $5,000,000 into a capital expenditure funds reserve account and is required to deposit $20,000 monthly into the capital expenditure funds reserve account upon the occurrence of any of the following events: (i) an event of default has occurred and is continuing or
(ii) the balance of the capital expenditure funds reserve account is less than
$1,500,000. Lastly, $5,000,000 was deposited into an interest reserve account to fund debt service shortfalls for the New York City Apartment Portfolio Loan, and, provided no event of default has occurred and is continuing, to also fund debt service shortfalls for the Current Mezzanine Financing (as defined below).
In the event the balance of the interest reserve account equals zero at any time on or before March 31, 2010, the New York City Apartment Portfolio Borrower is
required to make a cash deposit or post a letter of credit in an amount equal to the dollar amount which, when subtracted from the outstanding principal balance of the New York City Apartment Portfolio Loan, would result in a DSCR of 1.20x.
In the event the DSCR exceeds 1.20x for two consecutive quarters, all funds in the interest reserve account shall be disbursed to the New York City Apartment
Portfolio Borrower.

     LOCKBOX AND CASH MANAGEMENT. The New York City Apartment Portfolio Borrower
is required to deposit or cause to be deposited all rents into a clearing account controlled by the lender. Provided a Cash Management Period (as defined below) is not continuing, excess cash flow after payment of debt service and required reserves will be disbursed to the New York City Apartment Portfolio
Borrower. During the continuance of a Cash Management Period other than an event of default, excess cash flow after payment of debt service, required reserves, and operating expenses will be held as additional collateral for the New York
City Apartment Portfolio Loan. A Cash Management Period means the occurrence of any of the following: (i) an event of default has occurred and is continuing,
(ii) the property manger is bankrupt or insolvent until the emergence of the property manger from bankruptcy or insolvency or a replacement property manager reasonably acceptable to lender is appointed, or (iii) the DSCR is less than
1.10x for two consecutive quarters (a "DSCR Trigger Event"); provided, however, a DSCR Trigger Event shall terminate when the DSCR equals or exceeds 1.20x for two consecutive quarters. The lockbox will be in place until the New York City
Apartment Portfolio Loan has been paid in full.

     PROPERTY MANAGEMENT. The New York City Apartment Portfolio Properties are
managed by Dawnay Day US Real Estate Management LLC ("Dawnay Day"), which is an affiliate of the New York City Apartment Portfolio Borrower. Dawnay Day operates in certain markets around the world and specializes in three main activities:
property investment and fund management, principal investments and financial services. As of May 2, 2007, Dawnay Day had gross assets in excess of $4 billion and a net worth in excess of $1.5 billion. The management agreement is subordinate to the New York City Apartment Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The parent company of the New
York City Apartment Portfolio Borrower, East Harlem Property Holdings LP, has
obtained mezzanine financing in the amount of $20,000,000 (the "Current
Mezzanine Financing"). An intercreditor agreement is in effect between the lender and the mezzanine loan lender. Additionally, future mezzanine financing
("Future Mezzanine Financing") is permitted upon the satisfaction of certain terms and conditions, including, but not limited to (i) the Future Mezzanine
Financing must close after March 19, 2009 and prior to March 1, 2011, (ii) the
Current Mezzanine Financing and New York City Apartment Portfolio Loan result in
(a) an aggregate LTV no greater than 85% and (b) an aggregate DSCR no less than
1.20x, (iii) the Current Mezzanine Financing, Future Mezzanine Financing, and
New York City Apartment Portfolio Loan result in (a) an aggregate LTV no greater than 90% and (b) an aggregate DSCR no less than 1.10x, (iv) the Future Mezzanine
Financing lender enters into an intercreditor agreement in form and substance acceptable to lender, and (v) a confirmation is received from the rating agencies that the incurrence of such Future Mezzanine Financing will not cause the rating on any class of certificates to be qualified, withdrawn, or downgraded.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     SUBSTITUTION OF PROPERTIES. The New York City Apartment Portfolio Borrower
may obtain a release of any of the New York City Apartment Portfolio Properties
from the New York City Apartment Portfolio Loan by simultaneously substituting one or more multifamily properties in place of a released property(s), subject to the satisfaction of certain conditions including, but not limited to: (i) the aggregate fair market value of the substituted property(s) in any 12 month period shall not exceed 10% of the aggregate fair market value of all the individual properties securing the New York City Apartment Portfolio Loan as of
March 19, 2007, (ii) the aggregate fair market value of the substituted property(s) during the term of the New York City Apartment Portfolio Loan shall not exceed 20% of the aggregate fair market value of all the individual properties securing the New York City Apartment Portfolio Loan as of March 19,
2007, (iii) the New York City Apartment Portfolio Borrower pays a fee in the amount of 1.0% of the allocated loan amount of the substituted property(s), (iv)
after giving effect to the substitution(s), the DSCR for the remaining New York
City Apartment Portfolio Properties including the substitute property(s) is not less than the greater of (1) the DSCR on March 19, 2007 for all of the New York
City Apartment Portfolio Properties or (2) the DSCR for the New York City
Apartment Portfolio Properties immediately prior to the substitution(s), (v)
after giving effect to the substitution(s), the LTV of the remaining New York
City Apartment Portfolio Properties is not greater than the lesser of (1) the
LTV on March 19, 2007 or (2) the LTV immediately prior to the subject substitution(s), (vi) the New York City Apartment Portfolio Borrower must obtain a written affirmation from the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such substitution(s) and (vii) the underwritten net operating income for the replacement property(s) does not show a downward trend over three consecutive years prior to a substitution(s).

     TERRORISM COVERAGE. The New York City Apartment Portfolio Borrower is
required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism, provided, however, (A) so long as the
Terrorism Risk Insurance Act of 2002 ("TRIA") is in effect (including any extensions), the lender will accept terrorism insurance that covers against
"covered acts" as defined by

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                                      T-48

TRIA and (B) the New York City Apartment Portfolio Borrower is only required to purchase terrorism insurance (1) that is commercially available, and (2) in an amount that may be purchased at a maximum cost equal to 150% of the cost of the comprehensive all risk insurance policy required to be maintained pursuant to the related loan documents (the "Capped Amount"). If the cost of such insurance is greater than the Capped Amount, the New York City Apartment Portfolio
Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for the Capped Amount.

     Certain additional information regarding the New York City Apartment
Portfolio Loan and the New York City Apartment Portfolio Properties is set forth on Appendix II hereto.

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Please refer to important information and qualifications at the end of this
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                                      T-49

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                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
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                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
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                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
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                                      T-52

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                     MORTGAGE LOAN NO. 5 - LAYTON HILLS MALL
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF II
ORIGINAL BALANCE:              $107,500,000
CUT-OFF DATE BALANCE:          $107,385,790
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            May 1, 2007
INTEREST RATE:                 5.658%
AMORTIZATION:                  360 months
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 April 1, 2017
EXPECTED MATURITY BALANCE:     $89,326,639
SPONSOR(S):                    CBL & Associates Properties, Inc.
INTEREST CALCULATION:          30/360
CALL PROTECTION:               Locked out until April 30, 2009 after which the
                               loan may be prepaid at the greater of Yield
                               Maintenance or 1% of the principal balance.
                               Additionally, beginning 2 years after the REMIC
                               "start-up" day, with U.S. Treasury Defeasance.
                               Prepayable without a premium from and after
                               January 1, 2017.
LOAN PER SF:                   $147.58
UP-FRONT RESERVES:             Deferred Maintenance(1):   See Below
ONGOING RESERVES:              Cap Ex(2):                 Springing
                               RE Tax(2):                 Springing
                               Insurance(2):              Springing
                               TI/LC(2):                  Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Layton, UT
YEAR BUILT/RENOVATED:          1980/1996 & 2000
PERCENT LEASED(3):             98.0%
SQUARE FOOTAGE:                727,623
THE COLLATERAL:                2-story Enclosed Super Regional Shopping Mall
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           CBL & Associates Properties, Inc.
3RD MOST RECENT NOI (AS OF):   $8,273,678    (2004)
2ND MOST RECENT NOI (AS OF):   $7,468,076    (2005)
MOST RECENT NOI (AS OF):       $7,890,895    (2006)
U/W NET OP. INCOME:            $8,841,485
U/W NET CASH FLOW:             $8,586,816
U/W OCCUPANCY:                 100.0%
APPRAISED VALUE:               $138,000,000
CUT-OFF DATE LTV:              77.8%
MATURITY DATE LTV:             64.7%
DSCR:                          1.15x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  See "Escrows and Reserves" for specific details.

(2)  See "Escrows and Reserves" for specific details.

(3)  Percent Leased is based on the rent roll dated March 25, 2007.

THE LAYTON HILLS MALL LOAN

     THE LOAN. The fifth largest loan (the "Layton Hills Mall Loan") as evidenced by the Promissory Note (the "Layton Hills Mall Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing (the "Layton Hills Mall Mortgage") encumbering the
727,623 square foot regional shopping center known as Layton Hills Mall, located in Layton, Utah (the "Layton Hills Mall Property"). The Layton Hills Mall Loan
was originated on March 13, 2007 by or on behalf of Principal Commercial Funding
II, LLC.

     THE BORROWER. The borrower is Layton Hills Mall CMBS, LLC, a Delaware limited liability company (the "Layton Hills Mall Borrower") that owns no material asset other than the Layton Hills Mall Property and related interests.
The Layton Hills Mall Borrower is an indirect subsidiary of CBL & Associates
Properties, Inc. the sponsor of the Layton Hills Mall Loan. CBL & Associates
Properties, Inc. is a publicly traded REIT that owns, develops, redevelops, leases, acquires, expands, operates, and manages retail real estate properties.

     THE PROPERTY. The Layton Hills Mall Property is located in Layton, Utah, at
1076 Layton Hills Mall at the Hillfield Road interchange of Interstate 15. It is approximately 22 miles north of downtown Salt Lake City and 25 miles north of the Salt Lake City International Airport. The Layton Hills Mall Property was
originally constructed in 1980 and renovated in 1996 and 2000. It consists of a
727,623 square foot, two-story enclosed super regional mall. The Layton Hills
Mall Property is situated on approximately 74.84 acres and includes 4,605 parking spaces. The Layton Hills Mall Property is anchored by Macy's, J.C.
Penney's and Mervyn's.

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                                      T-53

                                             CREDIT RATING OF
                                              PARENT COMPANY                COLLATERAL   OPERATING COVENANT
   ANCHOR            PARENT COMPANY         (FITCH/MOODY'S/S&P)     GLA      INTEREST        EXPIRATION
-----------------------------------------------------------------------------------------------------------

Macy's        Federated Department Stores      BBB/Baa2/BBB       162,240       Yes          05/31/2015
J.C. Penney   J.C. Penney Company, Inc.        BBB/Baa3/BBB-       60,683       Yes          01/31/2012
Mervyn's      Mervyn's, LLC                      --/--/--          90,000        No          07/31/2010
-----------------------------------------------------------------------------------------------------------
TOTAL                                                             312,923
-----------------------------------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Layton Hills Mall Property:

                           CREDIT RATING                                          % OF TOTAL    ANNUALIZED
                              (FITCH/       TENANT                 ANNUALIZED     ANNUALIZED     BASE RENT      LEASE
       TENANT NAME        MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)    BASE RENT   ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Tinseltown 7/ Movies 10       --/B3/B        65,729        9%       $  803,490        10%         $12.22      05/31/2017
Macy's                     BBB/Baa2/BBB     162,240       22%       $  512,653         7%         $ 3.16      05/31/2015
Big Lots                    --/--/BBB-       36,750        5%       $  385,875         5%         $10.50      11/30/2015
J.C. Penney                BBB/Baa3/BBB-     60,683        8%       $  166,878         2%         $ 2.75      01/31/2012
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      325,402       45%       $1,868,896        24%         $ 5.74
------------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP         387,919       53%       $5,959,706        76%         $15.36        Various
Vacant Space                    NAP          14,302        2%       $     0.00         0%         $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      727,623      100%       $7,828,602       100%         $10.97
------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant           10          $ 0.00           2%             2%               0%                  0%
     2007            10          $13.73           4%             6%               5%                  5%
     2008             3          $ 9.44           4%            10%               4%                  9%
     2009            17          $14.03           8%            18%              10%                 19%
     2010            20          $10.10          18%            36%              17%                 36%
     2011            20          $27.00           6%            42%              14%                 50%
     2012             6          $ 6.32          10%            52%               6%                 56%
     2013             3          $24.94           1%            53%               1%                 57%
     2014             6          $19.90           3%            56%               6%                 64%
     2015             8          $ 5.85          30%            86%              16%                 80%
     2016             5          $21.60           3%            89%               5%                 85%
2017 & Beyond         6          $14.12          11%           100%              15%                100%

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a event of default, the Layton Hills Mall Borrower is required to (a) deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly; (b) deposit $5,184 monthly to a cap of $124,416 into a capital expenditure reserve account and (c) deposit $34,558 monthly to a cap of
$622,044, into a TI/LC reserve account. Additionally, CBL & Associates
Properties, Inc. has guaranteed the payment of the actual costs of the immediate repairs estimated at $197,444, but not to exceed $394,888.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Layton Hills Mall Loan.

     PROPERTY MANAGEMENT. The Layton Hills Mall Property is managed by CBL &
Associates Properties, Inc., which is an affiliate of the Layton Hills Mall
Borrower. The management agreement is subordinate to the Layton Hills Mall Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed (other than a non-income producing parcel).

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                                      T-54

     TERRORISM COVERAGE. The Layton Hills Mall Borrower is required, in accordance with the related loan documents to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by The Layton Hills Mall Borrower does not exceed
(a) in the event a separate terrorism policy is obtained, $111,760, or (b) in the event that terrorism coverage is obtained under a blanket policy, the annual insurance premium attributable to said coverage and allocable to the subject property, $4,972. If the cost of such insurance is greater than $111,760 or
$4,972, as applicable, The Layton Hills Mall Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for said applicable amount. In lieu of providing terrorism insurance coverage, the Layton
Hills Mall Borrower may deliver a letter of credit equal to the amount of insurance coverage required by the loan documents, subject to the premiums limits in (a) and (b) above.

     Certain additional information regarding the Layton Hills Mall Loan and the
Layton Hills Mall Property is set forth on Appendix II hereto.

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                                      T-55

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               MORTGAGE LOAN NO. 6 - NEWCROW INDUSTRIAL PORTFOLIO
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                                      T-56

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               MORTGAGE LOAN NO. 6 - NEWCROW INDUSTRIAL PORTFOLIO
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                                  [MAP OMITTED]

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                                      T-57

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 6 - NEWCROW INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PMCF
ORIGINAL BALANCE(1):              $100,000,000
CUT-OFF DATE BALANCE(1):          $100,000,000
SHADOW RATING (MOODY'S/S&P):      NAP / NAP
LOAN PURPOSE:                     Refinance
FIRST PAYMENT DATE:               May 5, 2007
INTEREST RATE:                    5.465%
AMORTIZATION:                     Interest only through April 5,
                                  2012. Principal and interest
                                  payments of $565,595.00 beginning
                                  May 5, 2012 through the maturity
                                  date.
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    April 5, 2017
EXPECTED MATURITY BALANCE(1):     $92,984,919
SPONSOR(S):                       Lion Industrial Properties, L.P.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION(2):               Either (i) locked out until 25
                                  months after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance
                                  thereafter; or (ii) locked out
                                  until May 4, 2010, then prepayable
                                  with yield maintenance thereafter.
                                  Prepayable without a premium from
                                  and after October 5, 2016.

LOAN PER SF(1):                   $46.54
UP-FRONT RESERVES:                None
ONGOING RESERVES:                 RE Tax(3):             Springing
                                  Insurance(3):          Springing
                                  Cap Ex(3):             Springing
                                  TI/LC(3):              Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio of 9 assets
PROPERTY TYPE:                    Industrial
PROPERTY SUB-TYPE:                Flex Industrial
LOCATION:                         Commerce, CA
YEAR BUILT/RENOVATED:             See table below
PERCENT LEASED(4):                99.4%
SQUARE FOOTAGE:                   2,148,580
THE COLLATERAL:                   Nine industrial properties
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              CBRE Real Estate Services, Inc.
3RD MOST RECENT NOI (AS F):       $7,253,608            (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):      $8,469,329            (TTM 12/31/2005)
MOST RECENT NOI (AS OF):          $8,510,777            (TTM 12/31/2006)
U/W NET OP. INCOME(1):            $8,250,753
U/W NET CASH FLOW(1):             $7,311,142
U/W OCCUPANCY(1):                 87.7%
APPRAISED VALUE(1):               $153,400,000
CUT-OFF DATE LTV(1):              65.2%
MATURITY DATE LTV(1):             60.6%
DSCR(1):                          1.32x
POST IO DSCR(1):                  1.08x
--------------------------------------------------------------------------------

(1)  The loan and property information numbers provided are determined on a combined-property basis.

(2)  See "Release of Properties" for partial prepayment options during the lockout period.

(3)  See "Escrows and Reserves" for specific details.

(4)  Percent Leased is based on the rent roll dated January 31, 2007.

THE NEWCROW INDUSTRIAL PORTFOLIO LOAN

     THE LOAN. The sixth largest loan (the "NewCrow Industrial Portfolio Loan")
as evidenced by the Promissory Note and Loan Agreement is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement
and Fixture Filing encumbering nine industrial properties that total 2,148,580 square feet known as the "NewCrow Industrial Portfolio", located in Commerce,
California (the "NewCrow Industrial Portfolio Properties"). The NewCrow
Industrial Portfolio Loan was originated on March 14, 2007 by or on behalf of
Prudential Mortgage Capital Funding, LLC.

     THE BORROWER. The borrower is LIT Commerce Distribution Center, LLC, a
Delaware limited liability company (the "NewCrow Industrial Portfolio Borrower")
that owns no material asset other than the NewCrow Industrial Portfolio
Properties and related interests. The NewCrow Industrial Portfolio Borrower is sponsored by Lion Industrial Properties, L.P. (the "Sponsor"), an operating company affiliated with

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                                      T-58

Lion Industrial Trust. Lion Industrial Trust is a private real estate investment trust that manages a portfolio of industrial properties. It owns over 55 million square feet of stabilized industrial real estate, several properties under development and land. As of the end of the third quarter 2006, Lion Industrial
Trust had assets of $3.1 billion and equity of $1.7 billion.

     THE PROPERTY. The NewCrow Industrial Portfolio Properties are comprised of nine adjacent industrial properties that total 2,148,580 square feet, all located in Commerce, California, approximately 10 miles southeast of downtown
Los Angeles. The NewCrow Industrial Portfolio Properties were all constructed in
1976 with the exception of Building 11, which was constructed in 1942. The
NewCrow Industrial Portfolio Properties are situated on approximately 73.33 acres and include 1,347 parking spaces. See the table below for additional information regarding the NewCrow Industrial Portfolio Properties:

                                                ALLOCATED LOAN                  OWNERSHIP   YEAR BUILT/  PERCENT
           PROPERTY                LOCATION         AMOUNT       PROPERTY TYPE   INTEREST   RENOVATED    LEASED       SF
--------------------------------------------------------------------------------------------------------------------------

Building 10, 5750 Peachtree      Commerce, CA     $15,449,804      Industrial      Fee       1976/NAP      99.8%   275,184
Building 11, 5804 E. Slauson     Commerce, CA     $19,687,094      Industrial      Fee       1942/NAP     100.0%   757,566
Building 12, 5900 E. Slauson     Commerce, CA     $13,428,944      Industrial      Fee       1976/NAP     100.0%   207,915
Building 14, 6000 E. Slauson     Commerce, CA     $ 9,778,357      Industrial      Fee       1976/NAP     100.0%   183,207
Building 15, 6100 E. Slauson     Commerce, CA     $14,015,645      Industrial      Fee       1976/NAP     100.0%   254,000
Building 18, 6200 E. Slauson     Commerce, CA     $ 5,606,258      Industrial      Fee       1976/NAP     100.0%   108,424
Building 19, 6101 Peachtree      Commerce, CA     $13,950,456      Industrial      Fee       1976/NAP     100.0%   249,630
Building 20, 5900-5990 Boxford   Commerce, CA     $ 4,889,179      Industrial      Fee       1976/NAP      80.7%    69,662
Building 21, 6200-6280           Commerce, CA     $ 3,194,263      Industrial      Fee       1976/NAP     100.0%    42,992
Peachtree

     The following table presents certain information relating to the major tenants at the NewCrow Industrial Portfolio Properties:

                                                                                     % OF TOTAL     ANNUALIZED
                            CREDIT RATING                            ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                               (FITCH/        TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME           MOODY'S/S&P)      NRSF     % OF NRSF  BASE RENT ($)      BASE RENT   ($ PER NRSF)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Sugar Foods Corporation        --/--/--       254,000       12%     $ 1,295,400          13%          $5.10       01/31/2015
SAP Trading, Inc.              --/--/--       251,050       12%     $ 1,024,284          10%          $4.08       07/31/2011
Mojave Foods Corporation       --/--/--       213,434       10%     $   998,880          10%          $4.68       09/30/2015
Springs Global US, Inc.        --/--/--       186,969        9%     $   986,616          10%          $5.28       02/29/2012
Azteca International, Inc.     --/--/--       270,222       13%     $   656,936           6%          $2.43       12/31/2008
Arden-MayFair, Inc.            --/--/--       131,621        6%     $   651,110           6%          $4.95       01/31/2011
Progressive Produce Corp.      --/--/--       106,418        5%     $   561,887           6%          $5.28       06/30/2010
TOTAL/WEIGHTED AVERAGE                      1,413,714       66%     $ 6,175,113          61%          $4.37
Other Tenants                     NAP         527,977       25%     $ 2,763,256          27%          $5.23        Various
Vacant Space(1)                   NAP         206,889       10%     $ 1,252,015          12%          $6.05          NAP
TOTAL/WEIGHTED AVERAGE                      2,148,580      100%     $10,190,385         100%          $4.74

(1)  Vacant Space shown above represents the underwritten vacant space. Due to near term rollover underwritten as vacant, this amount differs from the rent roll dated January 31, 2007, which showed an overall occupancy for the
     NewCrow Industrial Portfolio Properties of 99.4% and 13,854 square feet of vacant space.

                                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE   % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant            6           $0.00          10%            10%                0%                 0%
     2007             5           $6.41           7%            17%                9%                 9%
     2008            10           $6.10          19%            36%               17%                26%
     2009             4           $5.82           6%            42%                6%                32%
     2010             2           $6.80           5%            47%                7%                38%
     2011             4           $5.87          18%            65%               19%                57%
     2012             3           $5.56          10%            75%               13%                70%
     2013             0           $0.00           0%            75%                0%                70%
     2014             0           $0.00           0%            75%                0%                70%
     2015             3           $4.82          22%            97%               26%                96%
     2016             1           $5.81           3%           100%                4%               100%
2017 & Beyond         0           $0.00           0%           100%                0%               100%

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--------------------------------------------------------------------------------
                                      T-59

     ESCROWS AND RESERVES. During a Trigger Period (defined below) the NewCrow
Industrial Portfolio Borrower is required to deposit: (a) 1/12 of the estimated annual real estate taxes and insurance premiums monthly into a tax and insurance reserve; (b) $50,134 monthly into a TI/LC reserve; and (c) $27,166 monthly into a Capital Expenditures reserve. A Trigger Period will be in effect when (a) an event of default has occurred and is continuing with respect to the NewCrow
Industrial Portfolio Loan; or (b) the DSCR is below 1.10x, calculated based on the actual net operating income at the NewCrow Industrial Portfolio Properties divided by the actual debt service payable under the NewCrow Industrial
Portfolio Loan at the time (interest only or principal and interest, as applicable).

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
NewCrow Industrial Portfolio Loan. Prior to the commencement of a Trigger
Period, funds in the lockbox will sweep on a daily basis to the NewCrow
Industrial Portfolio Borrower. The lockbox will remain in place until the
NewCrow Industrial Portfolio Loan has been paid in full.

     PROPERTY MANAGEMENT. The NewCrow Industrial Portfolio Properties are
managed by CBRE Real Estate Services, Inc., which is an affiliate of the NewCrow
Industrial Portfolio Borrower. The management agreement is subordinate to the
NewCrow Industrial Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PROPERTIES. From March 14, 2007 through April 4, 2016, the
NewCrow Industrial Portfolio Borrower may obtain the release of up to four of the NewCrow Industrial Portfolio Properties (in the aggregate) on up to four separate occasions, through partial prepayment or partial defeasance, provided the following conditions, in addition to others stated in the NewCrow Industrial
Portfolio Loan documents, have been met: (a) no event of default has occurred with respect to the NewCrow Industrial Portfolio Loan; (b) the remaining NewCrow
Industrial Portfolio Loan amount after the release must be at least $50,000,000;
(c) no more than $25,000,000 of the NewCrow Industrial Portfolio Loan amount may be prepaid or defeased prior to April 5, 2010; (d) the NewCrow Industrial
Portfolio Borrower must either partially prepay or partially defease the NewCrow
Industrial Portfolio Loanin the amount of 100% of the Allocated Loan Amount attributable to the release property for the first release, 105% of the
Allocated Loan Amount for the second release, and 110% of the Allocated Loan
Amount for the third and fourth releases or in the event an assumption has occurred; (e) for release without defeasance, a yield maintenance premium equal to the greater of 1.00% (1.50% if prepayment occurs on or before April 5, 2010)
or yield maintenance (based on the yield on the U.S. Treasury issue set forth in the NewCrow Industrial Portfolio Loan documents, flat through April 5, 2010, and plus 0.50% thereafter) must be paid; (f) the DSCR after the release (excluding the release property) may not be less than the greater of the DSCR (x) prior to the release (including the release property), (y) 1.32x during the interest only period or (z) 1.08x during the amortization period; provided, that the NewCrow
Industrial Portfolio Borrower is permitted to partially prepay the NewCrow
Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (c) of this paragraph; (g) the LTV after the release (excluding the release property) may not exceed the LTV prior to the release (including the release property), provided, that the NewCrow Industrial Portfolio Borrower is permitted to partially prepay the NewCrow Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium) subject to clause (c) of this paragraph; and (h) the lender must have received confirmation from each of the applicable rating agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Certificates.

     SUBSTITUTION OF PROPERTIES. From March 14, 2007 through April 4, 2016, the
NewCrow Industrial Portfolio Borrower may substitute up to four of the NewCrow
Industrial Portfolio Properties (in the aggregate, and only once per property)
on up to four separate occasions provided the following conditions, in addition to those set forth in the NewCrow Industrial Portfolio Loan documents, have been met: (a) no event of default has occurred with respect to the NewCrow Industrial
Portfolio Loan; (b) the total Allocated Loan Amounts of substituted NewCrow
Industrial Portfolio Properties may not exceed $50,000,000; (c) the substitute property must be an industrial property; (d) the net operating income for the property to be substituted must be less than or equal to the net operating income of the substitute property; (e) the DSCR after the substitution
(excluding the property to be substituted) may not be less than the DSCR prior to the substitution (including the property to be substituted), provided, that the NewCrow Industrial Portfolio Borrower is permitted to partially prepay the
NewCrow Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); (f) the LTV after the substitution (excluding the property to be substituted) may not exceed the lesser of 70% or the LTV prior to the substitution (including the property to be substituted), provided, that the NewCrow Industrial Portfolio Borrower is permitted to partially prepay the NewCrow Industrial Portfolio Loan in such amount as is necessary to satisfy this condition (together with the applicable yield maintenance premium); and (g) the lender must have received confirmation from each of the applicable rating agencies to the effect that such substitution will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the Certificates.

     TERRORISM INSURANCE. The NewCrow Industrial Portfolio Borrower is required, in accordance with the related loan documents, to obtain insurance against perils and acts of Terrorism, provided that if the Terrorism Risk Insurance Act of 2002, as amended, is no longer in effect, the NewCrow Industrial Portfolio
Borrower is only required to purchase as much terrorism insurance as may be obtained for a premium equal to $593,984 per annum.

     Certain additional information regarding the NewCrow Industrial Portfolio
Loan and the NewCrow Industrial Portfolio Properties is set forth on Appendix II hereto.

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                                      T-61

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                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
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                                      T-62

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                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
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                                      T-63

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                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
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                                      T-64

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                  MORTGAGE LOAN NO. 7 - EVERETT MALL STEADFAST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER           RBC
ORIGINAL BALANCE:              $98,000,000
CUT-OFF DATE BALANCE:          $98,000,000
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            June 1, 2007
INTEREST RATE:                 5.480%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 May 1, 2017
EXPECTED MATURITY BALANCE:     $98,000,000
SPONSOR(S):                    Beacon Bay Holdings, LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until 2 years after the REMIC
                               "start-up" day, with U.S. Treasury defeasance
                               thereafter. Prepayable without a premium from and
                               after Novermber 1, 2016.
LOAN PER SF:                   $190.60
UP-FRONT RESERVES:             TI/LC:                    $5,414,276
                               Earnout(1):               $8,000,000
                               Deferred Maintenance:     $38,075
                               Other (Rent Abatement):   $941,338
ONGOING RESERVES:              RE Tax:                   Springing
                               Insurance:                Springing
LOCKBOX:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Everett, WA
YEAR BUILT/RENOVATED:          1970/2005
PERCENT LEASED(2):             88.0%
SQUARE FOOTAGE:                514,160
THE COLLATERAL(3):             514,160 square foot regional mall anchored by
                               Sears, Macy's, Borders, and Old Navy
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Steadfast Commercial Management
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   $3,362,613   (2005)
MOST RECENT NOI (AS OF):       $4,384,777   (2006)
U/W NET OP. INCOME:            $6,451,371
U/W NET CASH FLOW:             $6,250,964
U/W OCCUPANCY:                 72.9%
APPRAISED VALUE(4):            $129,200,000
CUT-OFF DATE LTV(4):           75.9%
MATURITY DATE LTV(4):          75.9%
DSCR:                          1.15x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  No earnout-related adjustments have been made for Net Op. Income, Net Cash
     Flow, LTVs or DSCRs.

(2)  Percent Leased is based on the rent roll dated 04/13/2007.

(3)  Macy's is not part of the collateral.

(4)  Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the
     "As-Stabilized" appraised value as of June 9, 2008. The "As-Is" appraised value is $119,100,000 as of February 19, 2007, resulting in an "As-Is"
     Cut-off Date LTV and "As-Is" Maturity Date LTV of 82.3%.

THE EVERETT MALL STEADFAST LOAN

     THE LOAN. The seventh largest loan (the "Everett Mall Steadfast Loan") as evidenced by the Promissory Note (the "Everett Mall Steadfast Note") is secured by a first priority fee (Deed of Trust, Assignment of Leases and Rents, Security
Agreement and Fixture Filing])(the "Everett Mall Steadfast Mortgage")
encumbering the 514,160 square foot regional shopping mall known as Everett Mall
Steadfast located in Everett, Washington (the "Everett Mall Steadfast
Property"). The Everett Mall Steadfast Loan was originated on April 18, 2007 by or on behalf of Royal Bank of Canada.

     THE BORROWER. The borrower is Steadfast Everett Mall, LLC, a Delaware limited liability company (the "Steadfast Everett Mall, LLC Borrower") that owns no material asset other than the Everett Mall Steadfast Property and related interests. Legal counsel to the Steadfast Everett Mall, LLC Borrower delivered a non-consolidation opinion in connection with the Everett Mall Steadfast loan.
The Steadfast Everett Mall, LLC Borrower is 29.18% owned by Rodney Emery. Beacon
Bay Holdings, LLC (the "Sponsor") has 48.02% ownership of Steadfast Everett
Mall, LLC, and will serve as the non-recourse guarantor.

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Please refer to important information and qualifications at the end of this material.
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                                      T-65

     THE PROPERTY. The Everett Mall Steadfast Property is located in Everett,
Washington, at 1402 Everett Mall Way. The Everett Mall Steadfast Property is
located in a suburban retail corridor approximately 21 miles north of the
Seattle CBD. The Everett Mall Steadfast Property was originally constructed in
1970 and renovated in 2005. It consists of a 514,160 square foot, two-story enclosed mall. The Everett Mall Steadfast Property is situated on approximately
44.20 acres and includes 3,511 parking spaces. The Everett Mall Steadfast
Property is anchored by a Macys, Sears, Old Navy, and Borders. The Macys store is owned separately and is not part of the collateral for the Everett Mall
Steadfast Loan. One of the Property anchors, Sears, reported 2006 sales of
$197.74/SF, indicating occupancy costs of 1.58%. Regal Cinemas is not required to report sales. LA Fitness will open in August 2007.

                                                          CREDIT RATING OF                            OPERATING
                                                           PARENT COMPANY               COLLATERAL    COVENANT
     ANCHOR             PARENT COMPANY                  (FITCH/MOODY'S/S&P)     GLA      INTEREST    EXPIRATION
---------------------------------------------------------------------------------------------------------------

Macy's              Federated Department Stores, Inc.        BBB/--/BBB       140,000        No      12/31/2017
Sears               Sears Holdings Corp.                     BB/--/BB         115,000       Yes      02/28/2009
Old Navy            Gap Inc.                                 BB+/--/B-         19,400       Yes      10/31/2015
Borders             Borders Group, Inc.                      --/--/--          22,185       Yes      01/31/2016
LA Fitness(1)       LA Fitness International, LLC            --/--/--          47,145       Yes      07/31/2022
Steve & Barry's(2)  Steve & Barry's,LLC                      --/--/--          78,283       Yes      07/31/2014
---------------------------------------------------------------------------------------------------------------
TOTAL                                                                         422,013
---------------------------------------------------------------------------------------------------------------

(1)  Tenant takes occupancy 08/01/2007.

(2)  Tenant takes occupancy 08/01/2007.

 The following table presents certain information relating to the major tenants at the Everett Mall Steadfast Property:

                           CREDIT                                 ANNUALIZED   % OF TOTAL     ANNUALIZED
                           RATING                                UNDERWRITTEN  ANNUALIZED    UNDERWRITTEN
                           (FITCH/                                BASE RENT    UNDERWRITTEN   BASE RENT       LEASE
      TENANT NAME       MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF      ($)        BASE RENT    ($ PER NRSF)  EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Regal Cineplex            --/--/BB-         64,815        13%     $  958,333        15%         $14.79    06/30/2021
LA Fitness                --/--/--          47,154         9%     $  858,600        13%         $18.21    07/31/2022
Steve & Barry's           --/--/--          78,283        15%     $  469,704         7%         $ 6.00    07/31/2014
Sears                     BB/--/B-         115,000        22%     $  360,000         5%         $ 3.13    02/28/2009
Borders                   --/--/--          22,185         4%     $  332,784         5%         $15.00    01/31/2016
Old Navy                  BB+/--/B-         19,400         4%     $  291,000         4%         $15.00    10/31/2015
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     346,837        67%     $3,270,421        50%         $ 9.43
---------------------------------------------------------------------------------------------------------------------
Other Tenants                NAP            94,566        18%     $3,303,709        50%         $34.94     Various
Vacant Space                 NAP            72,757        14%     $        0         0%         $    0       NAP
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     514,160       100%     $6,574,130       100%         $14.89
---------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                            LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------
                             AVERAGE BASE  % OF TOTAL                   % OF TOTAL BASE   CUMULATIVE % OF
                # OF LEASES   RENT PER SF  SQUARE FEET   CUMULATIVE %    RENTAL REVENUES  TOTAL BASE RENTAL
     YEAR         ROLLING       ROLLING      ROLLING    OF SF ROLLING       ROLLING       REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant           0           $ 0.00        14%            14%              0%                  0%
     MTM             1           $ 0.00         0%            14%              0%                  0%
     2007            0           $ 0.00         0%            14%              0%                  0%
     2008           20           $33.24         5%            19%             13%                 13%
     2009           13           $ 8.01        27%            46%             17%                 30%
     2010            7           $40.06         1%            48%              4%                 34%
     2011            3           $34.24         1%            49%              3%                 38%
     2012            1           $ 0.00         0%            49%              1%                 38%
     2013            3           $24.28         1%            50%              3%                 41%
     2014            2           $ 6.44        16%            66%              8%                 49%
     2015            4           $24.21         5%            70%              9%                 57%
     2016            6           $21.38         6%            77%             11%                 68%
2017 & Beyond        7           $17.39        23%           100%             32%                100%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-66

     ESCROWS AND RESERVES. Upon an event of default the Steadfast Everett Mall,
LLC Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. An initial up-front deposit of $941,338 was deposited for rent abatements and rent holdbacks. An initial up-front deposit of
$5,414,276 was deposited for tenant improvement costs, leasing commissions, and/or allowances other then rent abatements. Also, an up-front escrow of
$8,000,000 was deposited in connection with an earnout determination. On or before April 2011, but not more frequently than quarterly, the borrower may require the lender to redetermine the qualified loan amount (based on a DSCR of
1.20x), and the escrow is released to the extent the qualified loan amount exceeds $90,000,000. If the qualified loan amount as finally determined does not exceed $90,000,000, the escrow is retained by the lender as additional security for the loan.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Everett Mall Steadfast Property is managed by
Steadfast Commercial Management, which is an affiliate of the Sponsor's parent,
Steadfast Companies. Steadfast Commercial Management has an in-house property management team at the Everett Mall Steadfast Property. The management agreement is subordinate to the Everett Mall Steadfast Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine debt is permitted upon the satisfaction of certain terms and conditions, including, but not limited to (i) approval by the lender and applicable rating agency of mezzanine lender, (ii) an aggregate LTV not greater than 85%, (iii) an aggregate
DSCR no less than 1.10x and (iv) the execution of an acceptable intercreditor agreement.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     TERRORISM INSURANCE. The Steadfast Everett Mall, LLC Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism.

     Certain additional information regarding the "Everett Mall Steadfast" Loan and the "Everett Mall Steadfast" Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-67

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - CITY VIEW CENTER
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

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material.
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                                      T-68

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - CITY VIEW CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-69

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - CITY VIEW CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMC
ORIGINAL BALANCE:              $81,000,000
CUT-OFF DATE BALANCE:          $81,000,000
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Acquisition
FIRST PAYMENT DATE:            February 8, 2007
INTEREST RATE:                 5.650%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 January 8, 2017
EXPECTED MATURITY BALANCE:     $81,000,000
SPONSOR(S):                    Thomas Klein
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of December 29, 2011
                               or 2 years after the REMIC "start-up" day. with
                               U.S. Treasury defeasance or the payment of the
                               greater of Yield Maintenance and 1% of the
                               principal balance thereafter. Prepayable without
                               a premium from and after December 8, 2016.
LOAN PER SF:                   $160.03
UP-FRONT RESERVES:             Master Lease RENT(1):   $1,496,801
ONGOING RESERVES:              Environmental(1):       $156,250, $67,500
                               Cap Ex:                 Springing
                               RE Tax:                 Springing
                               Insurance:              Springing
                               TI/LC:                  Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Garfield Heights, OH
YEAR BUILT/RENOVATED:          2006/NAP
PERCENT LEASED(2):             100.0%
SQUARE FOOTAGE:                506,141
THE COLLATERAL:                One-story regional shopping center
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Coral Asset Management Company, LLC
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   NAP
MOST RECENT NOI (AS OF):       NAP
U/W NET OP. INCOME:            $6,147,851
U/W NET CASH FLOW:             $5,908,772
U/W OCCUPANCY:                 95.0%
APPRAISED VALUE:               $103,400,000
CUT-OFF DATE LTV:              78.3%
MATURITY DATE LTV:             78.3%
DSCR:                          1.27x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  See "Property" and "Escrows and Reserves" for specific details.

(2)  Percent Leased is based on the rent roll dated March 13, 2007.

THE CITY VIEW CENTER LOAN

     THE LOAN. The eighth largest loan (the "City View Center Loan") as evidenced by the Promissory Note (the "City View Center Note") is secured by a first priority fee Mortgage and Security Agreement (the "City View Center
Mortgage") encumbering the 506,141 square foot regional mall known as City View
Center, located in Garfield Heights, Ohio (the "City View Center Property"). The
City View Center Loan was originated on December 29, 2006 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is City View Center, LLC, a Delaware limited liability company (the "City View Center Borrower") that owns no material asset other than the City View Center Property and related interests. The City View
Center Borrower is indirectly wholly-owned by Thomas Klein, the sponsor of the
City View Center Loan. Thomas Klein is a real estate developer, who owns and operates a portfolio of over 15 properties primarily located in Brooklyn, Monsey and Garnerville, New York. His portfolio includes multifamily, office and retail properties. Thomas Klein also owns one of the largest, upscale kosher grocery stores in the New York area, known as Rockland Kosher Supermarket.

     THE PROPERTY. The City View Center Property is located in Garfield Heights,
Ohio, which is approximately 8 miles southeast of the Cleveland CBD. The City
View Center Property began construction in 2006 and has been built in phases with the final lots expected to be

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-70

completed by mid-2007. The 506,141 square foot center consists of three buildings, a to-be-built multi-tenant building, four outparcels, and a ground lease for the 147,027 square foot Wal-Mart building, which can be expanded by an additional 61,784 square feet to a Super Wal-Mart beginning in 2011. The four retail buildings have a total of 345,383 square feet of space, and the four outlots include Applebee's, Chick-Fil-A, First Merit Bank, and Giant Eagle gas
station. There is space available on the parcel adjacent to the Giant Eagle for two other large box users (100,000+ square feet) where potential stores for Home
Depot and JC Penney may be built (not part of collateral). The six biggest anchors (by leased square feet) of the City View Center Property are Wal-Mart,
Giant Eagle Store, Dick's Sporting Goods, Inc., Jo-Ann Stores, Circuit City, and
Bed Bath & Beyond. The City View Center Property is situated on approximately 63 acres and includes 400 parking spaces.

     Pursuant to the purchase agreement with the City View Center Borrower, the previous owner of the City View Center Property is obligated to complete the construction of the outlot pads and certain retail buildings before, in the case of the pads, they are turned over to the tenants for them to construct their own buildings on the underlying land ground leased from the City View Center
Borrower. The previous owner has provided an escrow in an amount equal to
$2,150,875, representing 125% of estimated remaining completion costs, which escrow has been assigned to the lender. In addition, the previous owner has entered into a master lease with the City View Center Borrower that covers base rent as collateral and CAM reimbursements for certain vacant spaces for 12 months until the payment of full rent begins and certain other tenant spaces until tenants begin paying rent or until their initial co-tenancy requirements have been met. The master lease is secured by an escrow of $1,496,801, which has been assigned as collateral to the lender. A portion of the master lease rent escrow will be released to the City View Center Borrower monthly. In addition,
Thomas Klein, the sponsor of the City View Center Borrower, has provided a guaranty for the master lease.

     The City View Center Property was formerly utilized as a landfill. Prior to the current development, site excavating and grading activities were conducted, the landfill was capped and a methane gas extraction system was installed, and is being operated, in accordance with the Ohio EPA requirements. Prior elevated methane detection at the site was addressed and cured with no recurrence of the condition above system alarm levels. The previous owner is obligated, pursuant to the sale agreement with the City View Center Borrower ("Borrower"), to cure the violations at the site, including completing the remaining cap work at parcels currently under construction, that occurred before the sale. In addition, the Borrower has established an environmental reserve as set forth under "--Escrow and Reserves" as well as procured an Environmental Impairment
Liability ("EIL") insurance policy for a term of ten years with limits of
$10,000,000 per incident/aggregate with a $250,000 deductible, naming the Lender as an additional insured.

     The following table presents certain information relating to the major tenants at the City View Center Property:

                                                                                           % OF TOTAL     ANNUALIZED
                               CREDIT RATING                                ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                  (FITCH/                                  UNDERWRITTEN   UNDERWRITTEN   BASE RENT ($      LEASE
        TENANT NAME           MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)     BASE RENT      PER NRSF)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Wal-Mart Store                   AA/Aa2/AA        147,027         29%       $1,594,037         24%          $10.84      01/31/2027
Giant Eagle Store                 --/--/--         79,381         16%       $1,135,148         17%          $14.30      09/30/2026
Dick's Sporting Goods, Inc.       --/--/--         47,663          9%       $  463,125          7%          $ 9.72      01/31/2022
Jo-Ann Stores                    --/Caa2/B-        35,274          7%       $  386,496          6%          $10.96      01/31/2017
Circuit City                      --/--/--         33,862          7%       $  507,930          8%          $15.00      01/31/2022
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            343,207         68%       $4,086,736         62%          $11.91
----------------------------------------------------------------------------------------------------------------------------------

Other Tenants                       NAP           162,934         32%       $2,496,458         38%          $15.32        Various
Vacant Space                        NAP                 0          0%       $        0          0%          $ 0.00          NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            506,141        100%       $6,583,194        100%          $13.01
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-71

                                               LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------
                                                                                                     CUMULATIVE % OF
                                    AVERAGE BASE    % OF TOTAL                     % OF TOTAL BASE      TOTAL BASE
                      # OF LEASES    RENT PER SF   SQUARE FEET   CUMULATIVE % OF   RENTAL REVENUES   RENTAL REVENUES
       YEAR             ROLLING        ROLLING       ROLLING        SF ROLLING         ROLLING           ROLLING
--------------------------------------------------------------------------------------------------------------------

      Vacant                0          $ 0.00           0%               0%               0%                 0%
Master Leased Space         3          $25.06           1%               1%               2%                 2%
       2007                 0          $ 0.00           0%               1%               0%                 2%
       2008                 0          $ 0.00           0%               1%               0%                 2%
       2009                 1          $18.00           1%               2%               1%                 3%
       2010                 1          $20.00           0%               2%               0%                 3%
       2011                 6          $18.90           3%               5%               5%                 8%
       2012                 0          $ 0.00           0%               5%               0%                 8%
       2013                 0          $ 0.00           0%               5%               0%                 8%
       2014                 0          $ 0.00           0%               5%               0%                 8%
       2015                 0          $ 0.00           0%               5%               0%                 8%
       2016                 6          $13.72          14%              19%              15%                23%
   2017 & Beyond           12          $12.44          81%             100%              77%               100%

     ESCROWS AND RESERVES. Upon the occurrence and continuance of an event of default under the loan documents, the City View Center Borrower is required to deposit (i) into a Tax and Insurance reserve monthly an amount equal to 1/12 of the taxes that the lender estimates will be payable during the next ensuing 12 months and 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage upon expiration thereof, (ii) an amount equal to $0.25 per square foot monthly into a TI/LC reserve; and (iii) an amount equal to $0.15 per square foot monthly into a Cap Ex reserve. In the event that the City View Center Borrower receives a lease termination fee from any tenant, the City View Center Borrower shall promptly deposit such fee with the lender to be utilized for tenant improvements and leasing commissions. The City View
Center Borrower has collaterally assigned to the lender an escrow in an amount equal to $1,496,801 established in favor of the City View Center Borrower by the previous owner of the City View Center Property in connection with such previous owner's obligations under the master lease. See "--Property." In addition, the
City View Center Borrower has established two environmental reserves: (i)
$156,250 to be released on one-time basis once all prior violations are cured by the previous property owner, and (ii) $67,500 to be released on periodic basis for ongoing operation and maintenance costs at the City View Center Property with respect to environmental monitoring.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
City View Center Loan. The lockbox will be in place until the City View Center
Loan has been paid in full.

     PROPERTY MANAGEMENT. The City View Center Property is managed by Coral
Asset Management Company, LLC, which is not affiliated with the City View Center
Borrower. The management agreement is subordinate to the City View Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. None in place. The City View
Center Borrower is permitted to obtain a mezzanine loan subject to the conditions set forth in the loan documents, including (i) immediately following the closing of such mezzanine loan, the aggregate principal balance of such mezzanine loan and the City View Center Loan will not result in a loan-to-value ratio greater than 90%, (ii) immediately following the closing of such mezzanine loan, the DSCR calculated on the basis of the such mezzanine loan and the City
View Center Loan will not be less than 1.10x and (iii) a written confirmation from the Rating Agencies that such mezzanine loan will not result in a downgrade, withdrawal or qualification of the ratings assigned to the offered certificates.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     TERRORISM COVERAGE. Pursuant to the related loan documents, the City View
Center Borrower is required to use commercially reasonable efforts to obtain insurance against perils and acts of terrorism, consistent with those of prudent owners of real estate comparable to the City View Center Property.

     Certain additional information regarding the City View Center Loan and the
City View Center Property is set forth on Appendix II hereto.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                      T-72

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material.
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                                      T-73

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - THE MERIDIAN
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

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                                      T-74

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - THE MERIDIAN
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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                                      T-75

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - THE MERIDIAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          PCF II
ORIGINAL BALANCE:              $71,000,000
CUT-OFF DATE BALANCE:          $71,000,000
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            May 1, 2007
INTEREST RATE:                 5.689%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 April 1, 2017
EXPECTED MATURITY BALANCE:     $71,000,000
SPONSOR(S):                    Institutional Mall Investors LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Open to prepayment with Yield Maintenance
                               anytime. Two years after the REMIC 'start-up'
                               day, prepayable with U.S. Treasury defeasance or
                               the payment of Yield Maintenance. Prepayable
                               without a premium from and after October 1, 2016.
LOAN PER SF:                   $454.20
UP-FRONT RESERVES:             None
ONGOING RESERVES:              TI/LC: Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single
                               Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Seattle, WA
YEAR BUILT/RENOVATED:          1996/NAP
PERCENT LEASED(1):             100.0%
SQUARE FOOTAGE:                156,318
THE COLLATERAL:                Two multi-story retail buildings
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           KG Investment Management
3RD MOST RECENT NOI (AS OF):   $5,250,943   (2004)
2ND MOST RECENT NOI (AS OF):   $5,142,899   (2005)
MOST RECENT NOI (AS OF):       $5,257,378   (2006)
U/W NET OP. INCOME:            $6,417,787
U/W NET CASH FLOW:             $6,314,616
U/W OCCUPANCY:                 95.0%
APPRAISED VALUE:               $109,000,000
CUT-OFF DATE LTV:              65.1%
MATURITY DATE LTV:             65.1%
DSCR:                          1.54x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated March 6, 2007.

THE MERIDIAN LOAN

     THE LOAN. The ninth largest loan (the "Meridian Loan") as evidenced by the
Promissory Note (the "Meridian Note") is secured by a first priority fee Deed of
Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing
(the "Meridian Mortgage") encumbering two retail buildings containing 156,318 square foot known as The Meridian, located in Seattle, Washington (the "Meridian
Property"). The Meridian Loan was originated on March 6, 2007 by or on behalf of
Principal Commercial Funding II, LLC.

     THE BORROWER. The borrower is IMI Meridian LLC ("The Meridian Borrower").
The Meridian Borrower consists of Institutional Mall Investors LLC ("IMI") (99%)
and IMI Meridian Manager LLC (1%). Each entity is comprised of a joint venture between California Public Employees' Retirement System ("CalPERS"), with 99%
ownership, and MCA Mall Investors LLC (an affiliate of Miller Capital Advisory,
Inc.), with 1% ownership. IMI was formed in 2003 for the purpose of acquiring, owning, developing and managing dominant malls and lifestyle centers as part of
CalPERS' core real estate program and has a net worth of $1.3 billion.

     THE PROPERTY. The Meridian Property is located in Seattle, Washington, at
1500 6th Avenue, which is located in downtown Seattle, King County, Washington.
The Meridian Property is situated along the north side of Pike Street and is less than a 1/4 mile west of a full interchange with Interstate 5 via 7th Avenue and University Street. The Meridian Property consists of two adjacent multi-story retail buildings containing 156,318 square feet. The west building contains 58,971 square feet and consists of one street level, one underground

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                                      T-76

level and one upper level of retail space. The west building also contains a three level parking garage (294 spaces) above the retail portion. The east building contains 97,347 square feet of retail space situated on one ground level and two upper levels, along with three levels of mezzanine retail space.
The retail space is above six levels of an underground parking garage (405 spaces). The Meridian Property provides a total of 699 parking spaces with a ratio of 4.47/1,000 square feet. The Meridian Property was originally constructed in 1996.

     The following table presents certain information relating to the major tenants at the Meridian Property:

                           CREDIT RATING                                              % OF TOTAL    ANNUALIZED
                              (FITCH/                                   ANNUALIZED    ANNUALIZED    BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)    BASE RENT   ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Regal Cinemas, Inc.          B-/B2/BB-         69,947         45%       $1,163,440        26%         $ 16.63     11/30/2016
Nike Retail Services         --/A2/A+          24,431         16%       $1,135,797        26%         $ 46.49     07/31/2011
(Niketown)
Sega GameWorks               --/--/--          27,400         18%       $  746,650        17%         $ 27.25     01/26/2017
Levi's Only                  BB-/B2/B          11,261          7%       $  521,235        12%         $ 46.29     01/31/2012
Tap House Grill Seattle      --/--/--          13,039          8%       $  312,936         7%         $ 24.00     05/30/2017
LLC
Fidelity Brokerage           --/Aa3/AA          7,755          5%       $  285,384         6%         $ 36.80     03/31/2010
Services
American Apparel             --/--/--           2,485          2%       $  275,000         6%         $110.66     04/30/2017
Retail, Inc.
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        156,318        100%       $4,440,441       100%         $ 28.41
----------------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP                 0          0%       $     0.00         0%         $  0.00         NAP
Vacant Space                    NAP                 0          0%       $     0.00         0%         $  0.00         NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        156,318        100%       $4,440,441       100%         $ 28.41
----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                                 LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------
                                                   % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   AVERAGE BASE RENT   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING       PER SF ROLLING      ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------

    Vacant           0              $ 0.00             0%             0%               0%                  0%
     2007            0              $ 0.00             0%             0%               0%                  0%
     2008            0              $ 0.00             0%             0%               0%                  0%
     2009            0              $ 0.00             0%             0%               0%                  0%
     2010            1              $36.80             5%             5%               6%                  6%
     2011            1              $46.49            16%            21%              26%                 32%
     2012            1              $46.29             7%            28%              12%                 44%
     2013            0              $ 0.00             0%            28%               0%                 44%
     2014            0              $ 0.00             0%            28%               0%                 44%
     2015            0              $ 0.00             0%            28%               0%                 44%
     2016            1              $16.63            45%            73%              26%                 70%
2017 & Beyond        3              $31.09            27%           100%              30%                100%

     ESCROWS AND RESERVES. In the event Regal Cinemas (i) ceases to operate and fails to pay rent for two consecutive months or (ii) fails to exercise their renewal option, the Meridian Borrower will be required to deposit either cash or a letter of credit in the amount equal to the base rent of such lease for one year.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Meridian Loan.

     PROPERTY MANAGEMENT. The Meridian Property is managed by KG Investment
Management. KG Investment Management is a commercial real estate investment firm that focuses in the Pacific Northwest. KG Investment Management currently manages and leases approximately 2.5 million square feet of office, retail and industrial space throughout the Puget Sound. The management agreement is subordinate to the Meridian Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Meridian Borrower is
permitted to incur future mezzanine financing and partnership debt, subject to the satisfaction of certain conditions set forth in the loan documents, including, but not limited to: (i) the DSCR on the aggregate debt must be equal to or greater than 1.10x, (ii) the aggregate LTV may not exceed 80% and (iii)
the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing).

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                                      T-77

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not Allowed.

     TERRORISM COVERAGE. The Meridian Borrower is required, in accordance with the related loan documents to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by The Meridian Borrower does not exceed $41,932. If the cost of such insurance is greater than $41,932, The Meridian Borrower is required to obtain the maximum coverage available for acts of terrorism as may be obtained for $41,932.

     Certain additional information regarding the Meridian Loan and the Meridian
Property is set forth on Appendix II hereto.

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                                      T-79

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                  MORTGAGE LOAN NO. 10 - VISTA RIDGE PORTFOLIO
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

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                                      T-80

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                  MORTGAGE LOAN NO. 10 - VISTA RIDGE PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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                                      T-81

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 10 - VISTA RIDGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          LaSalle
ORIGINAL BALANCE(1):           $62,500,000
CUT-OFF DATE BALANCE(1):       $62,500,000
SHADOW RATING (MOODY'S/S&P):   NAP / NAP
LOAN PURPOSE:                  Acquisition
FIRST PAYMENT DATE:            January 1, 2007
INTEREST RATE:                 6.040%
AMORTIZATION:                  Interest only through December 1, 2011.
                               Thereafter, principal and interest payments
                               beginning January 1, 2012, through ARD date.
ARD:                           July 1, 2017
HYPERAMORTIZATION:             After the ARD, the Interest Rate steps up to
                               8.040% with payments of principal and interest.
MATURITY DATE:                 December 1, 2036
EXPECTED BALANCE AT ARD(1):    $58,030,147
SPONSOR:                       John W. Boyd
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until 2 years after the REMIC
                               "start-up" day, with U.S. Treasury defeasance
                               thereafter. Prepayable without a premium from and
                               after April 1, 2017.
LOAN PER SF(1):                $128.50
UP-FRONT RESERVES:             TI/LC:                 $3,300,000
                               EMC Rent Escalation
                               Reserve(2):            $1,258,277
ONGOING RESERVES:              RE Tax:                $78,863
                               Insurance:             Springing
                               TI/LC(2):              Springing
                               Cap Ex:                $6,081
                               EMC Lake Vista III
                               Rollover Reserve(2):   Springing
                               EMC Lake Vista IV
                               Rollover Reserve(2):   Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio of 4 assets
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Suburban
LOCATION:                      Lewisville, TX
YEAR BUILT/RENOVATED:          See table below
PERCENT LEASED(3):             96.7%
SQUARE FOOTAGE:                486,400
THE COLLATERAL:                Four 2-story office buildings
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           TIC Properties Management, LLC
3RD MOST RECENT NOI (AS OF):   $1,520,319    (12/31/2004)
2ND MOST RECENT NOI (AS OF):   $3,357,095    (12/31/2005)
MOST RECENT NOI (AS OF):       $2,785,385    (TTM 4/30/2006)
U/W NET OP. INCOME(1):         $5,549,656
U/W OCCUPANCY(1):              92.3%
APPRAISED VALUE(1):            $83,200,000
CUT-OFF DATE LTV(1):           75.1%
MATURITY DATE LTV(1):          69.7%
DSCR(1):                       1.43x
POST IO DSCR(1):               1.21x
--------------------------------------------------------------------------------

(1)  The loan and property information numbers provided are determined on a combined-property basis.

(2)  See "Escrows and Reserves" for more details.

(3)  Based on the rent roll dated May 1, 2007.

THE VISTA RIDGE PORTFOLIO LOAN

     THE LOAN. The tenth largest loan (the "Vista Ridge Portfolio Loan") as evidenced by the Promissory Note is secured by a first priority fee Deed of
Trust, Security Agreement and Fixture Filing encumbering four office buildings that total approximately 486,400 square feet, known as Vista Ridge Portfolio, all located in Lewisville, Texas (the "Vista Ridge Portfolio Properties"). The
Vista Ridge Portfolio Loan was originated on November 6, 2006 by or on behalf of
LaSalle Bank National Association.

     THE BORROWER. The borrower is TIC Lago Vista, LP a Delaware limited partnership and 35 tenant in common special purpose entities (collectively, the
"Vista Ridge Portfolio Borrower"). The Vista Ridge Portfolio Borrower owns no material assets other than the Vista Ridge Properties and all entities are jointly and severally liable for the repayment of the Vista Ridge Portfolio
Loan. The Vista Ridge

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                                      T-82

Portfolio Borrower is sponsored by John W. Boyd, the CEO of TIC Properties, LLC a company established to provide access to institutional quality real estate opportunities primarily, but not limited to, investors seeking suitable replacement property options when executing 1031 tax deferred exchanges.

     THE PROPERTY. The Vista Ridge Portfolio Properties are four contiguous office buildings located in Lewisburg, Texas at 700 - 850 N. State Highway 121
Bypass and known as Vista Ridge I, Vista Ridge II, Vista Ridge III and Vista
Ridge IV. The Vista Ridge Portfolio Properties are located within the Lake Vista
Office Park, approximately 21 miles northwest of Dallas. The Vista Ridge
Portfolio Properties were constructed between 2001 and 2007 and consist of approximately 486,400 square feet. The Vista Ridge Portfolio Properties are situated on approximately 40 acres and include approximately 2,288 parking spaces. Vista Ridge I is a multi-tenant building leased to three tenants. San
Antonio MTA, L.P. d/b/a Verizon Wireless is the largest tenant leasing approximately 89,609 square feet. The lease is guaranteed by Cellco Partnership.
Vista Ridge II is also a multi-tenant building leased to four tenants. Parago,
Inc. is the largest tenant, leasing approximately 63,721 square feet. Vista
Ridge III & IV are single tenant buildings and are both leased to EMC Mortgage
Corporation, a wholly owned subsidiary of The Bear Stearns Companies Inc.

                                                     ALLOCATED    PROPERTY   OWNERSHIP   YEAR BUILT/   PERCENT
 PROPERTY                     LOCATION              LOAN AMOUNT     TYPE      INTEREST    RENOVATED     LEASED      SF
------------------------------------------------------------------------------------------------------------------------

Vista Ridge I     750 N. State Highway 121 Bypass   $15,625,000    Office       Fee        2001/NAP      97.1%   121,200
Vista Ridge II    700 N. State Highway 121 Bypass   $16,250,000    Office       Fee        2001/NAP      89.8%   121,200
Vista Ridge III   850 N. State Highway 121 Bypass   $15,000,000    Office       Fee        2005/NAP     100.0%   122,000
Vista Ridge IV    800 N. State Highway 121 Bypass   $15,625,000    Office       Fee        2007/NAP     100.0%   122,000

                                            LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant            3          $ 0.00           3%              3%              0%                 0%
     2007             0          $ 0.00           0%              3%              0%                 0%
     2008             0          $ 0.00           0%              3%              0%                 0%
     2009             1          $17.50           3%              6%              4%                 4%
     2010             1          $17.62           5%             12%              7%                10%
     2011             1          $20.13           3%             15%              5%                15%
     2012             2          $17.50           3%             18%              4%                19%
     2013             1          $13.50          18%             37%             17%                37%
     2014             1          $14.00          13%             50%             13%                49%
     2015             0          $ 0.00           0%             50%              0%                49%
     2016             0          $ 0.00           0%             50%              0%                49%
2017 & Beyond         1          $14.37          50%            100%             51%               100%

     The following table presents certain information relating to the major tenants at the Vista Ridge Portfolio Properties:

                                                                                        % OF TOTAL     ANNUALIZED
                                CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                   (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
         TENANT NAME           MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

EMC Mortgage Corporation (2)       A+/A1/A+      244,000       50%       $3,505,840         51%          $14.37      06/30/2017
San Antonio MTA, L.P. d/b/a
   Verizon Wireless                 --/--/A       89,609       18%       $1,209,722         17%          $13.50      06/30/2013
Parago, Inc. (3)                   --/--/--       63,721       13%       $  892,094         13%          $14.00      11/30/2014
BEA Systems, Inc.                  --/--/--       25,842        5%       $  455,336          7%          $17.62      02/28/2010
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           423,172       87%       $6,062,992         88%          $14.33
-------------------------------------------------------------------------------------------------------------------------------
Other Tenants                                     46,921       10%       $  863,776         12%          $18.41        Various
Vacant Space                                      16,307        3%       $        0          0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           486,400                 $6,926,768        100%          $14.73
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Tenant may terminate its lease at Vista Ridge III effective on 06/30/2014 with written notice by 06/30/2013 and payment of a termination fee of
     $4,586,233. In addition, tenant may terminate its lease at Vista Ridge IV effective on 06/30/2014 with written notice by 06/30/2013 and payment of a termination fee of $5,554,977.

(3)  Tenant may terminate its lease on October 21, 2009 by providing 180 days written notice and the payment of all unamortized TI/LCs and rent abatement.

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                                      T-83

     ESCROWS AND RESERVES. The Vista Ridge Portfolio Borrower is required to escrow monthly 1/12 of the estimated annual real estate taxes. The amounts shown as Ongoing Reserves for real estate taxes in the Loan Information Table above are current monthly collections. The Vista Ridge Portfolio Borrower is also required to escrow monthly 1/12 of the estimated insurance premiums due upon the occurrence of any of the following events: (i) the Vista Ridge Portfolio
Borrower fails to maintain current and effective insurance coverage with respect to the Vista Ridge Portfolio Properties, some or all of which may be provided by a blanket insurance policy or (ii) the Vista Ridge Portfolio Borrower fails to deliver certificates of insurance evidencing such insurance accompanied by evidence satisfactory to lender of payment of premiums due. Additionally, in the event the balance in the TI/LC reserve falls below $1,000,000 (the "Required
Balance"), the Vista Ridge Portfolio Borrower is required to make monthly deposits in the amount of $20,267 into the TI/LC reserve until such time as the
Required Balance is attained. In addition to the above mentioned Ongoing
Reserves, at closing, the Vista Ridge Portfolio Borrower deposited $1,258,277 into a reserve (the "EMC Rent Escalation Reserve"). So long as no event of default shall then exist, on each payment date through and including the payment date occurring on May 1, 2007, the lender shall release to the Vista Ridge
Portfolio Borrower equal portions of the funds in the EMC Rent Escalation
Reserve on each payment date, such that all funds in the EMC Escalation Reserve shall be released to the Vista Ridge Portfolio Borrower by June 1, 2007. Lastly,
if EMC Mortgage Corporation terminates the EMC Lake Vista III lease or EMC Lake
Vista IV lease, then the Vista Ridge Portfolio Borrower shall deposit $3,444,400 or $3,567,200, respectively into either an EMC Lake Vista III rollover reserve or an EMC Lake Vista IV rollover reserve, as applicable. The amounts deposited shall be used for tenant improvements and leasing commission obligations related to either the EMC Lake Vista III or the EMC Lake Vista IV space, as applicable.
So long as no event of default shall then exist, funds in an EMC Lake Vista III rollover reserve or an EMC Lake Vista IV rollover reserve (as applicable) will be disbursed to the Vista Ridge Portfolio Borrower in connection with re-tenanting of all or part of the EMC Lake Vista III and/or EMC Lake Vista IV space (as applicable) pursuant to the terms and conditions set forth in the loan documents.

     LOCKBOX AND CASH MANAGEMENT. The Vista Ridge Portfolio Borrower is required to deposit or cause to be deposited all rents into a clearing account controlled by the lender. During a Cash Management Period (as defined below) (other than a
Cash Management Period triggered by an EMC Renewal Reserve Trigger Event) (as defined below) and prior to July 1, 2017, excess cash flow after payment of debt service and required reserves will be deposited with lender into an excess cash reserve. During a Cash Management Period triggered solely by an EMC Renewal
Reserve Trigger Event and prior to July 1, 2017, excess cash flow after payment of debt service and required reserves will be deposited with lender into an EMC renewal reserve. A Cash Management Period means the occurrence of any of the following: (i) an event of default has occurred and is continuing, (ii) the
Vista Ridge Portfolio Borrower and/or the property manager is bankrupt or insolvent until the emergence of the Vista Ridge Portfolio Borrower and/or property manager (as applicable) from bankruptcy or insolvency with no adverse consequence to lender or in the case of the property manager, a replacement property manager reasonably acceptable to lender is appointed within 60 days from the bankruptcy or insolvency, (iii) the DSCR for the immediately preceding
6 month period, annualized, is less than 1.10x for two consecutive quarters (a
"DSCR Trigger Event"); provided, however, a DSCR Trigger Event shall terminate when the DSCR equals or exceeds 1.20x for two consecutive quarters, (iv) the occurrence of an EMC Renewal Reserve Trigger Event, until the occurrence of an
EMC Renewal Reserve Release Trigger Event (as defined below), or (v) failure of any TIC Mezzanine Borrower (as defined herein) to make its required payments under its respective TIC Mezzanine Loan (as defined herein), until repayment in full of such TIC Mezzanine Loan.

     An EMC Renewal Reserve Trigger Event occurs if on or before May 1, 2016,
Borrower does not provide evidence that EMC has renewed the EMC Lake Vista III lease and the EMC Lake Vista IV leases. An EMC Renewal Reserve Release Trigger
Event occurs when (A) EMC has renewed the EMC Lake Vista III lease, or one or more replacement tenants acceptable to lender have leased the EMC Lake Vista III space, in either case at a net annual rent of not less than $14.25 per square foot for a term of at least three (3) years, and (B) EMC has renewed the EMC
Lake Vista IV lease, or one or more replacement tenants acceptable to lender has leased the EMC Lake Vista IV space, in either case, at a net annual rent of not less than $14.62 per square foot for a term of at least three (3) years and on other terms and conditions set forth in the loan documents. The lockbox will remain in place until the Vista Ridge Portfolio Loan has been paid in full.

     PROPERTY MANAGEMENT. The Vista Ridge Portfolio Properties are managed by
TIC Properties Management, LLC, which is an affiliate of the Vista Ridge
Portfolio Borrower. The management agreement is subordinate to the Vista Ridge
Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The tenant-in-common special purpose entities are permitted to convey 100%, but not less, of their ownership interests in the Vista Ridge Portfolio Borrower to new special purpose entities
(collectively, "the TIC Mezzanine Borrowers") which may in turn pledge all or any portion of the TIC Mezzanine Borrowers' ownership interests in the tenant-in-common to secure a loan (all loans collectively, the "TIC Mezzanine
Loan") to the TIC Mezzanine Borrowers, upon satisfaction of certain terms and conditions, including but not limited to: (i) the combined amount of the then outstanding principal balance amounts of the TIC Mezzanine Loan and the Vista
Ridge Portfolio Loan will not exceed 85% of the fair market value of the Vista
Ridge Portfolio Properties; (ii) the debt service coverage ratio on the combined amount of the Vista Ridge Portfolio Loan and the TIC Mezzanine Loan will be equal to or greater than 1.10x; and (iii) the TIC Mezzanine Loan lender and the lender shall enter into a subordination and intercreditor agreement reasonably acceptable to lender.

     RELEASE OF PARCELS. The Vista Ridge Portfolio Borrower may obtain a release of one or more Vista Ridge Portfolio Properties by partial defeasance of the
Vista Ridge Portfolio Loan subject to the satisfaction of certain terms and conditions, including but not limited to: (i) the Vista Ridge Portfolio Borrower must defease an amount equal to 115% of the Vista Ridge Portfolio Loan amount allocated to the released property (s); (ii) the outstanding balance of the
Vista Ridge Portfolio Loan allocated to the Vista Ridge Portfolio Properties not being transferred ("Remaining Properties") to the aggregate fair market value of the Remaining Properties shall not exceed the greater of (a)

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                                      T-84

the LTV of the Vista Ridge Portfolio Loan on the closing date and (b) the LTV immediately preceding the partial defeasance; and (iii) the DSCR with respect to the Remaining Properties shall be equal to or greater than the lesser of (a) the
DSCR of the Vista Ridge Portfolio Loan at closing and (b) the DSCR of the Vista
Ridge Portfolio Loan immediately preceding the partial defeasance.

     TERRORISM COVERAGE. The Vista Ridge Portfolio Borrower is required, pursuant to the terms and conditions set forth in the loan documents, to maintain insurance against perils and acts of terrorism, provided that such insurance is commercially available for properties similar to the Vista Ridge
Portfolio Properties and located in or around the region in which the Vista
Ridge Portfolio Properties are located.

     Certain additional information regarding the Vista Ridge Portfolio Loan and the Vista Ridge Portfolio Properties is set forth on Appendix II hereto.

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                                      T-85

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Trading desk materials are not independent of the proprietary interests of
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Unless otherwise set forth in this material, any securities referred to in this
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Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication
'Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates.
Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan
Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

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kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind
(including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors.

In the UK, this communication is directed in the UK to those persons who are
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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
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